                                                               EXHIBIT (a)(1)(i)

                               OFFER TO PURCHASE

                 MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST

                     OFFER TO PURCHASE FOR CASH 20,000,000
                           OUTSTANDING COMMON SHARES
                               SUMMARY TERM SHEET

    THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION IN THIS OFFER TO PURCHASE. TO UNDERSTAND THE OFFER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE OFFER, YOU SHOULD READ CAREFULLY THIS ENTIRE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS IN THIS SUMMARY.

WHAT SECURITIES IS MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST OFFERING TO PURCHASE? (PAGE 6)

    The Trust is offering to purchase up to 20,000,000 of its common shares. If more than 20,000,000 shares are surrendered in response to this offer, i.e., "tendered," the Trust expects to either extend the offer period and increase the number of shares it is offering to purchase OR purchase the shares tendered on a pro rata basis. The offer is not conditioned upon the tender of any minimum number of shares.

HOW MUCH AND IN WHAT FORM WILL THE TRUST PAY ME FOR MY SHARES? (PAGE 6)

    The Trust will pay cash for your shares tendered in proper form. The purchase price will equal the net asset value (NAV) per share, determined as of 4:00 p.m., New York City time, on the date the offer expires (currently, September 15, 2000). As of August 4, 2000, the Trust's NAV was $9.78 per common share. Of course, the NAV can change every business day.

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS? (PAGES 6 AND 8)

    You will be charged an early withdrawal fee on tendered shares purchased by the Trust, if you held those shares for four years or less. The maximum fee is 3% of the value of the tendered shares, scaled down for each year you held your shares, reaching zero after four years. The charge is not imposed on shares acquired through reinvestment of dividends nor on the value of your shares attributable to appreciation.

DOES THE TRUST HAVE THE FINANCIAL RESOURCES TO PAY ME FOR MY SHARES? (PAGE 12)

    Assuming the Trust purchases 20,000,000 common shares at the August 4, NAV of $9.78 per share, the Trust's total cost, not including fees and expenses incurred in connection with the offer, will be approximately $195,600,000 million. The Trust believes that it will not need to borrow money to finance the purchase of tendered shares, although the Trust has the authority to do so, if necessary.

WHEN DOES THE OFFER EXPIRE? CAN THE TRUST EXTEND THE OFFER, AND IF SO, HOW WILL I BE NOTIFIED? (PAGES 6 AND 13)

    - The offer expires Friday, September 15, 2000, at 12:00 midnight, New York City time, unless the Trust extends the offer.

    - The Trust may extend the offer period at any time.

    - If the offer period is extended, the Trust will make a public announcement of the extension no later than 9:00 a.m. on the next business day following the previously scheduled expiration date.

HOW DO I TENDER MY SHARES? (PAGE 6)

    If you decide to tender your shares:

    - You may contact your Morgan Stanley Dean Witter Financial Advisor and request that your shares be tendered to Morgan Stanley Dean Witter Trust FSB (the Depositary, i.e., acts as agent for the Trust).

    - If you do not have a MSDW Financial Advisor or you hold certificates of Trust shares, you must:

        a) complete and sign in proper form the Letter of Transmittal accompanying this Offer to Purchase; and

        b) send the Letter of Transmittal, any certificates of shares and any other required documents to the Depositary (whose address is on the cover page) before the expiration date.

UNTIL WHAT TIME CAN I WITHDRAW TENDERED SHARES? (PAGE 9)

    You may withdraw your tendered shares at any time before the expiration date. In addition, if the Trust has not yet accepted your tendered shares for payment, you may withdraw your offer after 12:01 a.m. on October 12, 2000.

HOW DO I WITHDRAW TENDERED SHARES? (PAGE 9)

    - contact your MSDW Financial Advisor; or

    - submit proper written notice to the Depositary.

WILL THERE BE ANY TAX CONSEQUENCES TO TENDERING MY SHARES? (PAGE 13)

    If your tendered shares are accepted, it will be a taxable transaction either in the form of a "sale or exchange" or under certain circumstances, as a "dividend."

    Please consult your tax advisor as to the tax consequences of tendering your shares.

WHAT IS THE PURPOSE OF THE OFFER? (PAGE 10)

    The offer seeks to provide liquidity for Trust shareholders. The Trust's Board of Trustees presently intends to consider making similar offers each quarter. However, the Trust cannot assure you that you will be provided sufficient liquidity or that the Trust will make a similar tender offer in the future.

    Please bear in mind that neither the Trust nor its Board has made any recommendation as to whether or not you should tender your shares.

WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER? (PAGE 10)

    The Trust may terminate the offer, amend its terms, and/or reject shares tendered for payment or postpone payment, under any one of the following circumstances which, in the Trust's view, make it inadvisable to proceed with the offer, purchase or payment:

    - a secondary market for Trust shares develops

    - the Trust believes it has insufficient liquidity to accommodate the offer

    - the Trust believes the offer could impair compliance with SEC or IRS requirements

    - trading generally on the New York Stock Exchange is suspended or limited

    - there is in the Trust's judgment any material legal action threatened, pending or taken, challenging the offer or otherwise materially adversely affecting the Trust.

    - certain other circumstances where the Trust believes that it or shareholders may be adversely affected if shares were purchased pursuant to the offer.

IF I DECIDE NOT TO TENDER, HOW WILL THE OFFER AFFECT MY SHARES? (PAGE 12)

    If you do not tender you shares, your shares may be subject to increased risk resulting from the Trust reducing its assets to pay for tendered shares. Reduced assets could lead, for example, to increased volatility. The risks are reduced, however, to the extent the Trust sells new shares.

WHO DO I CONTACT IF I HAVE QUESTIONS ABOUT THE TENDER OFFER?

    For additional information or assistance, you may contact your MSDW Financial Advisor or the Depositary at the toll free number set forth on the cover of this Offer to Purchase.

                 MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
                     OFFER TO PURCHASE FOR CASH 20,000,000
                  OF ITS ISSUED AND OUTSTANDING COMMON SHARES
                      AT NET ASSET VALUE PER COMMON SHARE
--------------------------------------------------------------------------------
               THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
                WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME
              ON SEPTEMBER 15, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

To the Holders of Common Shares of
MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST:

    Morgan Stanley Dean Witter Prime Income Trust, a non-diversified, closed-end management investment company organized as a Massachusetts business trust (the "Trust") under the former name "Allstate Prime Income Trust," is offering to purchase up to 20,000,000 of its common shares of beneficial interest, with par value of $.01 per share ("Common Shares"), for cash at a price (the "Purchase Price") equal to their net asset value ("NAV") computed as of 4:00 P.M. New York City time on September 15, 2000. The offer, proration period and withdrawal rights will expire at 12:00 midnight New York City time on September 15, 2000 (the "Initial Expiration Date"), unless extended (the Initial Expiration Date or the latest date to which the Offer is extended, the "Expiration Date"), upon the terms and conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). An Early Withdrawal Charge (as defined in Section 3) will be imposed on most Common Shares accepted for payment that have been held for four years or less. The Common Shares are not currently traded on an established trading market. The NAV on August 4, 2000 was $9.78 per Common Share. Through the Expiration Date, you can obtain current NAV quotations from Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors") by calling (800) 869-NEWS Extension 0 between the hours of 8:30 A.M. and 6:00 P.M. New York City time, Monday through Friday, except holidays. See
Section 9.

    The Offer is not conditioned upon the tender of any minimum number of Common Shares. If more than 20,000,000 Common Shares are tendered, no Common Shares may be purchased if (a) the Offer is not extended and the number of Common Shares for which tenders are sought is not increased to allow the purchase of such additional Common Shares or (b) the Trust elects not to purchase 20,000,000 of the tendered Common Shares on a pro rata basis. If more than 20,000,000 Common Shares are duly tendered prior to the expiration of the Offer, subject to the condition that there have been no material changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and in the other conditions set forth in Section 6, the Trust will either extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 20,000,000 (or such larger number of Common Shares sought) of the Common Shares tendered on a pro rata basis.

                  THIS OFFER IS BEING MADE TO ALL SHAREHOLDERS
                  OF THE TRUST AND IS NOT CONDITIONED UPON ANY
                MINIMUM NUMBER OF COMMON SHARES BEING TENDERED.

                            THIS OFFER IS SUBJECT TO
                       CERTAIN CONDITIONS. SEE SECTION 6.

                                   IMPORTANT

    If you desire to tender Common Shares, have a brokerage account at Dean Witter Reynolds Inc. ("DWR") and your Common Shares are not evidenced by certificates in your possession you may, if you wish, contact your Morgan Stanley Dean Witter Financial Advisor and request that he or she effect the tender on your behalf. If you elect to tender Common Shares through your Morgan Stanley Dean Witter Financial Advisor, you do NOT have to complete the Letter of Transmittal. If you do not have a brokerage account at DWR or if your Common Shares are evidenced by certificates in your possession or you do not wish to tender Common Shares through your Morgan Stanley Dean Witter Financial Advisor, all or any portion of your Common Shares may be tendered only by completing and signing the Letter of Transmittal and mailing or delivering it along with any Common Share certificate(s) and any other required documents to Morgan Stanley Dean Witter Trust FSB (the "Depositary").

    NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

    NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE TRUST AS TO WHETHER SHAREHOLDERS SHOULD TENDER COMMON SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST.

    Requests for additional copies of this Offer to Purchase and the Letter of Transmittal should be directed to Morgan Stanley Dean Witter Trust FSB at the addresses and telephone number set forth below. Questions and requests for assistance may be directed to MSDW Advisors at the telephone number set forth below.

August 16, 2000                           MORGAN STANLEY DEAN WITTER PRIME
Morgan Stanley Dean Witter Advisors       INCOME TRUST
Inc.                                      Depositary:
(800) 869-NEWS                            Morgan Stanley Dean Witter Trust FSB
Extension 0
                                          By Mail:
                                          Morgan Stanley Dean Witter Trust FSB
                                          P.O. Box 984
                                          Jersey City, NJ 07303

                                          By Hand Delivery or Courier:
                                          Morgan Stanley Dean Witter Trust FSB
                                          Harborside Financial Center,
                                          Plaza Two
                                          Jersey City, NJ 07311
                                          Attn: Morgan Stanley Dean Witter
                                               Prime Income Trust

                                          Telephone:  (800) 869-NEWS
                                                      Extension 0

                               TABLE OF CONTENTS

 SECTION                                                       PAGE
 -------                                                       ----
     1.    Price; Number of Common Shares....................    6

     2.    Procedure for Tendering Common Shares.............    6

     3.    Early Withdrawal Charge...........................    8

     4.    Withdrawal Rights.................................    9

     5.    Payment for Shares................................    9

     6.    Certain Conditions of the Offer...................   10

     7.    Purpose of the Offer..............................   10

     8.    Plans or Proposals of the Trust...................   11

     9.    Price Range of Common Shares; Dividends...........   11

    10.    Interest of Trustees and Executive Officers;
            Transactions and Arrangements Concerning the
            Common Shares....................................   11

    11.    Certain Effects of the Offer......................   12

    12.    Source and Amount of Funds........................   12

    13.    Certain Information about the Trust...............   12

    14.    Additional Information............................   13

    15.    Certain Federal Income Tax Consequences...........   13

    16.    Extension of Tender Period; Termination;
            Amendments.......................................   13

    17.    Miscellaneous.....................................   14

    18.    Financial Statements--March 31, 2000
            (unaudited)......................................   15

    19.    Financial Statements--September 30, 1999..........   39

    20.    Financial Statements--September 30, 1998..........   63

    1. PRICE; NUMBER OF COMMON SHARES. The Trust will, upon the terms and subject to the conditions of the Offer, accept for payment (and thereby purchase) 20,000,000 or such lesser number of its issued and outstanding Common Shares which are properly tendered (and not withdrawn in accordance with Section 4) prior to 12:00 A.M., midnight, New York City time, on September 15, 2000 (such time and date being hereinafter called the "Initial Expiration Date"). The Trust reserves the right to extend the Offer. See Section 16. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The purchase price of the Common Shares will be their NAV computed as of 4:00 P.M. New York City time on the Expiration Date. The NAV on August 4, 2000 was $9.78 per Common Share. You can obtain current NAV quotations from Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors") by calling (800) 869-NEWS extension 0 during normal business hours. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid on Common Shares tendered pursuant to the Offer. See Section 9. The Trust will not pay interest on the purchase price under any circumstances. AN EARLY WITHDRAWAL CHARGE WILL BE IMPOSED ON MOST COMMON SHARES ACCEPTED FOR PAYMENT THAT HAVE BEEN HELD FOR FOUR YEARS OR LESS. SEE SECTION 3.

    The Offer is being made to all shareholders of the Trust and is not conditioned upon any minimum number of Common Shares being tendered. If the number of Common Shares properly tendered prior to the Expiration Date and not withdrawn is less than or equal to 20,000,000 Common Shares (or such greater number of Common Shares as the Trust may elect to purchase pursuant to the Offer), the Trust will, upon the terms and subject to the conditions of the Offer, purchase at NAV all Common Shares so tendered. If more than 20,000,000 Common Shares are duly tendered prior to the expiration of the Offer and not withdrawn, subject to the condition that there have been no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in Section 6, the Trust will either extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 20,000,000 (or such larger number of Common Shares sought) of the Common Shares tendered on a pro rata basis.

    On August 4, 2000, there were approximately 289,836,341 Common Shares issued and outstanding and there were approximately 94,476 holders of record of Common Shares. The Trust has been advised that no trustees, officers or affiliates of the Trust intend to tender any Common Shares pursuant to the Offer.

    The Trust reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. See Section 16. There can be no assurance, however, that the Trust will exercise its right to extend the Offer. If the Trust decides, in its sole discretion, to increase (except for any increase not in excess of 2% of the outstanding Common Shares) or decrease the number of Common Shares being sought and, at the time that notice of such increase or decrease is first published, sent or given to holders of Common Shares in the manner specified below, the Offer is scheduled to expire at any time earlier than the tenth business day from the date that such notice is first so published, sent or given, the Offer will be extended at least until the end of such ten business day period.

    2.  PROCEDURE FOR TENDERING COMMON SHARES.

    PROPER TENDER OF COMMON SHARES. If you have a brokerage account at DWR and your Common Shares are not evidenced by certificates in your possession, you may contact your Morgan Stanley Dean Witter Financial Advisor and request that he or she tender your Common Shares to the Depositary on your behalf. If you choose to have your Morgan Stanley Dean Witter Financial Advisor tender your Common Shares, you do not have to submit any documents to the Depositary. If you do not wish to have your Morgan Stanley Dean Witter Financial Advisor tender your Common Shares or you do not have a brokerage account at DWR or you have certificates for Common Shares in your possession, for Common Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, any certificates for such Common Shares, and any other documents required by the Letter of Transmittal, must be received on or before the Expiration Date by the Depositary at its address set forth on page 2 of this Offer to Purchase. If you wish to tender your shares on the Expiration Date following the close of business you may do so by calling (201) 938-6499.

    It is a violation of Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule 14e-4 promulgated thereunder, for a person to tender Common Shares for such person's own account unless the person so tendering (a) owns such Common Shares or (b) owns other securities convertible into or exchangeable for such Common Shares or owns an option, warrant or right to purchase such Common Shares and intends to acquire Common Shares for tender by conversion, exchange or exercise of such option, warrant or right.

    Section 10(b) and Rule 10b-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

    The acceptance of Common Shares by the Trust for payment will constitute a binding agreement between the tendering shareholder and the Trust upon the terms and subject to the conditions of the Offer, including the tendering shareholder's representation that (i) such shareholder owns the Common Shares being tendered within the meaning of Rule 10b-4 promulgated under the Exchange Act and (ii) the tender of such Common Shares complies with Rule 10b-4.

    SIGNATURE GUARANTEES AND METHOD OF DELIVERY (only applicable if you are a shareholder not tendering Common Shares through your Morgan Stanley Dean Witter Financial Advisor). Signatures on the Letter of Transmittal are not required to be guaranteed unless (1) the Letter of Transmittal is signed by someone other than the registered holder of the Common Shares tendered therewith, or
(2) payment for tendered Common Shares is to be sent to a payee other than the registered owner of such Common Shares and/or to an address other than the registered address of the registered owner of the Common Shares. In those instances, all signatures on the Letter of Transmittal must be guaranteed by an eligible guarantor acceptable to the Depositary (an "Eligible Guarantor") (shareholders should contact the Depositary for a determination as to whether a particular institution is such an Eligible Guarantor). If Common Shares are registered in the name of a person or persons other than the signer of the Letter of Transmittal or if payment is to be made to, unpurchased Common Shares are to be registered in the name of, or any certificates for unpurchased Common Shares are to be returned to any person other than the registered owner, then the Letter of Transmittal and, if applicable, the tendered Common Share certificates must be endorsed or accompanied by appropriate authorizations, in either case signed exactly as such name or names appear on the registration of the Common Shares with the signatures on the certificates or authorizations guaranteed by an Eligible Guarantor. See Instructions 1 and 5 of the Letter of Transmittal.

    Payment for Common Shares tendered and accepted for payment pursuant to the Offer will be made (i) if you have tendered Common Shares directly to the Depositary, only after receipt by the Depositary on or before the Expiration Date of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal or (ii) if you have requested DWR to tender Common Shares on your behalf, only after receipt by the Depositary on or before the Expiration Date of a notice from DWR containing your name and the number of Common Shares tendered. If your Common Shares are evidenced by certificates, those certificates must be received by the Depositary on or prior to the Expiration Date.

    The method of delivery of any documents, including certificates for Common Shares, is at the election and risk of the party tendering Common Shares. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

    DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Trust, in its sole discretion, whose determination shall be final and binding. The Trust reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Common Shares or any particular shareholder, and the Trust's interpretations of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such times as the Trust shall determine. Tendered Common Shares will not be accepted for payment unless the defects or irregularities have been cured within such time or waived. Neither the Trust, DWR, the Depositary nor any other person shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

    FEDERAL INCOME TAX WITHHOLDING. To prevent backup federal income tax withholding equal to 31% of the gross payments made pursuant to the Offer, each shareholder who has not previously submitted a Substitute Form W-9 to the Trust or does not otherwise establish an exemption from such withholding must notify the Depositary of such shareholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Letter of Transmittal. Foreign shareholders who are individuals and who have not previously submitted a Form W-8 to the Trust must do so in order to avoid backup withholding.

    The Depositary will withhold 30% of the gross payments payable to a foreign shareholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding does not exempt a foreign shareholder from the 30% withholding). For this purpose, a foreign shareholder, in general, is a shareholder that is not
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of the source of such income. The Depositary will determine a shareholder's status as a foreign shareholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to the shareholder's address and to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding unless facts and circumstances indicate that reliance is not warranted. A foreign shareholder who has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid over-withholding. A foreign shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for capital gain or loss treatment described in Section 15 or is otherwise able to establish that no tax or a reduced amount of tax was due.

    For a discussion of certain other federal income tax consequences to tendering shareholders, see Section 15.

    3. EARLY WITHDRAWAL CHARGE. The Depositary will impose an early withdrawal charge (the "Early Withdrawal Charge") on most Common Shares accepted for payment which have been held for four years or less. The Early Withdrawal Charge will be imposed on a number of Common Shares accepted for payment from a record holder of Common Shares the value of which exceeds the aggregate value at the time the tendered Common Shares are accepted for payment of (a) all Common Shares owned by such holder that were purchased more than four years prior to such acceptance, (b) all Common Shares owned by such holder that were acquired through reinvestment of dividends and distributions, and (c) the increase, if any, of value of all other Common Shares owned by such holder (namely, those purchased within the four years preceding acceptance for payment) over the purchase price of such Common Shares. The Early Withdrawal Charge will be paid to MSDW Advisors on behalf of the holder of the Common Shares. In determining whether an Early Withdrawal Charge is payable, Common Shares accepted for payment pursuant to the Offer shall be deemed to be those Common Shares purchased earliest by the shareholder. Any Early Withdrawal Charge which is required to be imposed will be made in accordance with the following schedule.

                                                      EARLY
                     YEAR OF REPURCHASE             WITHDRAWAL
                       AFTER PURCHASE                 CHARGE
                     ------------------             ----------
          First...................................     3.0%
          Second..................................     2.5%
          Third...................................     2.0%
          Fourth..................................     1.0%
          Fifth and following.....................     0.0%

    The following example will illustrate the operation of the Early Withdrawal Charge. Assume that an investor purchases $1000 worth of the Trust's Common Shares for cash and that 21 months later the value of the account has grown through the reinvestment of dividends and capital appreciation to $1,200. The investor then may submit for repurchase pursuant to a tender offer up to $200 worth of Common Shares without incurring an Early Withdrawal Charge. If the investor should submit for repurchase pursuant to a tender offer $500 worth of Common Shares, an Early Withdrawal Charge would be imposed on $300 worth of the Common Shares submitted. The charge would be imposed at the rate of 2.5% because it is in the second year after the purchase was made and the charge would be $7.50.

    4. WITHDRAWAL RIGHTS. Except as otherwise provided in this Section 4, tenders of Common Shares made pursuant to the Offer will be irrevocable. If you desire to withdraw Common Shares tendered on your behalf by DWR, you may withdraw by contacting your Morgan Stanley Dean Witter Financial Advisor and instructing him or her to withdraw such Common Shares, or by calling (201) 938-6499 on the Expiration Date following the close of business. You may withdraw Common Shares tendered at any time prior to the Expiration Date and, if the Common Shares have not yet been accepted for payment by the Trust, at any time after 12:01 A.M., New York City time, on October 12, 2000.

    To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at the address set forth on page 2 of this Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Common Shares to be withdrawn, the number of Common Shares to be withdrawn, and, if certificates representing such Common Shares have been delivered or otherwise identified to the Depositary, the name of the registered holder(s) of such Common Shares as set forth in such certificates if different from the name of the person tendering such Common Shares. If certificates have been delivered to the Depositary, then, prior to the release of such certificates, you must also submit the certificate numbers shown on the particular certificates evidencing such Common Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Guarantor.

    All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Trust in its sole discretion, whose determination shall be final and binding. None of the Trust, DWR, the Depositary or any other person is or will be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and none of them will incur any liability for failure to give any such notice. Common Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Common Shares may be retendered by following the procedures described in Section 2 prior to the Expiration Date.

    5. PAYMENT FOR SHARES. For purposes of the Offer, the Trust will be deemed to have accepted for payment (and thereby purchased) Common Shares which are tendered and not withdrawn when, as and if it gives oral or written notice to the Depositary of its acceptance of such Common Shares for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, the Trust will, promptly after the Expiration Date, accept for payment (and thereby purchase) Common Shares properly tendered prior to the Expiration Date.

    Payment for Common Shares purchased pursuant to the Offer will be made by the Depositary out of funds made available to it by the Trust. The Depositary will act as agent for tendering shareholders for the purpose of effecting payment to the tendering shareholders. If your tender of Common Shares is effected through DWR, payment for Common Shares will be deposited directly to your DWR brokerage account. In all cases, payment for Common Shares accepted for payment pursuant to the Offer will be made (i) if you have requested DWR to tender Common Shares on your behalf, only after timely receipt by the Depositary of a notice from DWR containing your name and the number of Common Shares tendered or (ii) if you have tendered Common Shares directly to the Depositary, only after timely receipt by the Depositary, as required pursuant to the Offer, of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any certificates representing such Common Shares, if issued, and any other required documents. Certificates for Common Shares not purchased (see Sections 1 and 6), or for Common Shares not tendered included in certificates forwarded to the Depositary, will be returned promptly following the termination, expiration or withdrawal of the Offer, without expense to the tendering shareholder.

    The Trust will pay all transfer taxes, if any, payable on the transfer to it of Common Shares purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Common Shares are to be registered in the name of any person other than the registered holder, or if tendered certificates, if any, are registered or the Common Shares tendered are held in the name of any person other than the person signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer. The Trust will not pay any interest on the Purchase Price under any circumstances. An Early Withdrawal Charge will be imposed on most Common Shares accepted for payment that have been held for four years or less. See Section 3. In addition, if certain events occur, the Trust may not be obligated to purchase Common Shares pursuant to the Offer. See Section 6.

    Any tendering shareholder or other payee who has not previously submitted a completed and signed Substitute Form W-9 and who fails to complete fully and sign the Substitute Form W-9 in the Letter of Transmittal may be subject to required federal income tax withholding of 31% of the gross proceeds paid to such shareholder or other payee pursuant to the Offer. See Section 2.

    6. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer, the Trust shall not be required to accept for payment, purchase or pay for any Common Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, the purchase of and payment for Common Shares tendered, if at any time at or before the expiration of the offer, any of the following events shall have occurred (or shall have been determined by the Trust to have occurred) which, in the Trust's sole judgment in any such case and regardless of the circumstances (including any action or omission to act by the Trust), makes it inadvisable to proceed with the Offer or with such purchase or payment: (1) a secondary market develops for the Common Shares; (2) in the reasonable business judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust; (3) such transactions, if consummated, would
(a) impair the Trust's status as a regulated investment company under the Internal Revenue Code (which would make the Fund a taxable entity, causing the Fund's taxable income to be taxed at the Trust level) or (b) result in a failure to comply with applicable asset coverage requirements; or (4) there is, in the Board of Trustees' judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Trust, (b) suspension of or limitation on prices for trading securities generally on the New York Stock Exchange, (c) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States or New York State, (d) limitation affecting the Trust or the issuers of its portfolio securities imposed by federal or state authorities on the extension of credit by lending institutions,
(e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (f) other event or condition which would have a material adverse effect on the Trust or the holders of its Common Shares if the tendered Common Shares are purchased.

    The foregoing conditions are for the Trust's sole benefit and may be asserted by the Trust regardless of the circumstances giving rise to any such condition (including any action or inaction by the Trust), and any such condition may be waived by the Trust in whole or in part, at any time and from time to time in its sole discretion. The Trust's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Trust concerning the events described in this Section 6 shall be final and shall be binding on all parties.

    If the Trust determines to terminate or amend the Offer or to postpone the acceptance for payment of or payment for Common Shares tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided in Section 16. Moreover, in the event any of the foregoing conditions are modified or waived in whole or in part at any time, the Trust will promptly make a public announcement of such waiver and may, depending on the materiality of the modification or waiver, extend the Offer period as provided in
Section 16.

    7. PURPOSE OF THE OFFER. The Trust currently does not believe that an active secondary market for its Common Shares exists or is likely to develop. In recognition of the possibility that a secondary market may not develop for the Common Shares of the Trust, or, if such a market were to develop, that the Common Shares might trade at a discount, the Trustees have determined that it would be in the best interest of its shareholders for the Trust to take action to attempt to provide liquidity to shareholders or to reduce or eliminate any future market value discount from NAV that might otherwise exist, respectively. To that end, the Trustees presently intend each quarter to consider making a tender offer to purchase Common Shares at their NAV. The purpose of this Offer is to attempt to provide liquidity to the holders of Common Shares. There can be no assurance that this Offer will provide sufficient liquidity to all holders of Common Shares that desire to sell their Common Shares or that the Trust will make any such tender offer in the future.

    NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES AND HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

    8. PLANS OR PROPOSALS OF THE TRUST. The Trust has no present plans or proposals which relate to or would result in any extraordinary transaction such as a merger, reorganization or liquidation involving the Trust; a sale or transfer of a material amount of assets of the Trust other than in its ordinary course of business; any material changes in the Trust's present capitalization (except as resulting from the Offer or otherwise set forth herein); or any other material changes in the Trust's structure or business.

    9. PRICE RANGE OF COMMON SHARES; DIVIDENDS. The Trust's NAV per Common Share on August 4, 2000 was $9.78. You can obtain current NAV quotations from MSDW Advisors by calling (800) 869-NEWS extension 0 or by calling (201) 938-6499 on the Expiration Date following the close of business. The Trust offers and sells its Common Shares to the public on a continuous basis through Morgan Stanley Dean Witter Distributors Inc. (the "Distributor") as principal underwriter. The Trust is not aware of any secondary market trading for the Common Shares. Dividends on the Common Shares are declared daily and paid monthly. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer.

    10. INTEREST OF TRUSTEES AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE COMMON SHARES. As of August 4, 2000 the Trustees and executive officers of the Trust as a group beneficially owned no Common Shares. The Trust has been informed that no Trustee or executive officer of the Trust intends to tender any Common Shares pursuant to the Offer.

    Except as set forth in this Section 10, based upon the Trust's records and upon information provided to the Trust by its Trustees, executive officers and affiliates (as such term is used in the Exchange Act), neither the Trust nor, to the best of the Trust's knowledge, any of the Trustees or executive officers of the Trust, nor any associates of any of the foregoing, has effected any transactions in the Common Shares during the sixty business day period prior to the date hereof.

    Except as set forth in this Offer to Purchase, neither the Trust nor, to the best of the Trust's knowledge, any of its affiliates, Trustees or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any securities of the Trust (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

    The Trust is a party to a Hold Harmless Agreement with DWR pursuant to which DWR indemnifies the Trust from any loss it may suffer as a result of the use of DWR to effect a tender or withdrawal of Common Shares on behalf of its customers.

    The Trust and the Depositary have entered into a Depositary Agreement dated as of August 4, 2000, pursuant to which the Depositary will perform services for the Trust in connection with the tender and withdrawal of Common Shares pursuant to the Offer.

    The Trust currently is a party to an Investment Advisory Agreement with MSDW Advisors (the "Advisor") under which the Trust accrues daily and pays monthly to the Advisor an investment advisory fee equal to 0.90% of the average daily net assets of the Trust up to $500 million; 0.85% of the portion of average daily net assets over $500 million but not exceeding $1.5 billion; 0.825% of the portion of the average daily net assets over $1.5 billion but not exceeding
$2.5 billion; 0.80% of the portion of the average daily net assets over $2.5 billion but not exceeding $3 billion; and 0.775% of the portion of the average daily net assets over $3 billion. The Trust also is a party to an Administration Agreement with Morgan Stanley Dean Witter

Services Company, Inc., a wholly-owned subsidiary of MSDW Advisors (the "Administrator") and a Distribution Agreement with the Distributor. Under the Administration Agreement, the Trust pays the Administrator a monthly fee at the annualized rate of 0.25% of the Trust's average daily net assets. Under the Distribution Agreement, the Trust offers and sells its Common Shares to the public on a continuous basis through the Distributor as principal underwriter.

    11. CERTAIN EFFECTS OF THE OFFER. The purchase of Common Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Trust of shareholders who do not tender their Common Shares. If you retain your Common Shares you will be subject to any increased risks that may result from the reduction in the Trust's aggregate assets resulting from payment for the tendered Common Shares (e.g., greater volatility due to decreased diversification and higher expenses). However, the Trust believes that since the Trust is engaged in a continuous offering of the Common Shares, those risks would be reduced to the extent new Common Shares of the Trust are sold. All Common Shares purchased by the Trust pursuant to the Offer will be held in treasury pending disposition.

    12. SOURCE AND AMOUNT OF FUNDS. The total cost to the Trust of purchasing 20,000,000 Common Shares pursuant to the Offer will be approximately $195,600,000 (assuming a NAV of $9.78 per Common Share on the Expiration Date) plus the expenses incurred by the Trust in connection with the Offer. The Trust anticipates that the Purchase Price for any Common Shares acquired pursuant to the Offer will first be derived from cash on hand, such as proceeds from sales of new Common Shares of the Trust and specified pay-downs from the participation interests in senior corporate loans which it has acquired, and then from the proceeds from the sale of cash equivalents held by the Trust. Although the Trust is authorized to borrow money to finance the repurchase of Common Shares, the Trustees believe that the Trust has sufficient liquidity to purchase the Common Shares tendered pursuant to the Offer without utilizing such borrowing. However, if, in the judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust to pay for tendered Common Shares, the Trust may terminate the Offer. See Section 6.

    13. CERTAIN INFORMATION ABOUT THE TRUST. The Trust was organized as a Massachusetts business trust, under the name "Allstate Prime Income Trust," on August 17, 1989 and is a non-diversified, closed-end management investment company under the Investment Company Act of 1940. The name was changed to "Prime Income Trust" effective March 1, 1993 and then to "Morgan Stanley Dean Witter Prime Income Trust," effective June 22, 1998. The Trust seeks a high level of current income consistent with the preservation of capital by investing in a professionally managed portfolio of interests in floating or variable rate senior loans ("Senior Loans") to corporations, partnerships and other entities ("Borrowers"). Senior Loans may take the form of syndicated loans or of debt obligations of Borrowers issued directly to investors in the form of debt securities ("Senior Notes"). Although the Trust's NAV will vary, the Trust's policy of acquiring interests in floating or variable rate Senior Loans is expected to minimize fluctuations in the Trust's NAV as a result of changes in interest rates. Senior Loans in which the Trust invests generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally the prime rate offered by a major United States bank ("Prime Rate"), the London Inter-Bank Offered Rate, the certificate of deposit rate or other base lending rates used by commercial lenders. The Trust seeks to achieve over time an effective yield that will exceed money market rates and will track the movements in the published Prime Rate of major United States banks, although it may not equal the Prime Rate. The Senior Loans in the Trust's portfolio at all times have a dollar-weighted average time until next interest rate redetermination of 90 days or less. As a result, as short-term interest rates increase, the interest payable to the Trust from its investments in Senior Loans should increase, and as short-term interest rates decrease, the interest payable to the Trust on its investments in Senior Loans should decrease. The amount of time required to pass before the Trust realizes the effects of changing short-term market interest rates on its portfolio varies with the dollar-weighted average time until next interest rate redetermination on securities in the Trust's portfolio.

    The Trust has registered as a "non-diversified" investment company so that, subject to its investment restrictions, it is able to invest more than 5% of the value of its assets in the obligations of any single issuer, including Senior Loans of a single Borrower or participations in Senior Loans purchased from a single lender or selling participant. However, the Trust does not intend to invest more than 10% of the value of its total assets in interests in Senior Loans of a single Borrower. To the extent the Trust invests its assets in obligations of a more limited number of issuers than a diversified investment company, the Trust will be more susceptible than a more widely diversified investment company to any single corporate, economic, political or regulatory occurrence.

    The principal executive offices of the Trust are located at Two World Trade Center, New York, N.Y. 10048.

    Reference is hereby made to Section 9 of this Offer to Purchase and the financial statements attached hereto as Exhibit A which are incorporated herein by reference.

    14. ADDITIONAL INFORMATION. The Trust has filed a statement on Form TO with the Securities and Exchange Commission (the "Commission") which includes certain additional information relating to the Offer. Such information is available on the EDGAR Database on the SEC's Internet site (www.sec.gov) and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, DC 20549-0102.

    15. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of a sale of Common Shares pursuant to the Offer. Shareholders should consult their own tax advisers regarding the tax consequences of a sale of Common Shares pursuant to the Offer, as well as the effects of state, local and foreign tax laws. See also "Federal Income Tax Withholding," supra.

    The sale of Common Shares pursuant to the Offer will be a taxable transaction for Federal income tax purposes, either as a "sale or exchange," or under certain circumstances, as a "dividend." Under Section 302(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a sale of Common Shares pursuant to the Offer generally will be treated as a "sale or exchange" if the receipt of cash: (a) results in a "complete termination" of the shareholder's interest in the Trust, (b) is "substantially disproportionate" with respect to the shareholder, or (c) is "not essentially equivalent to a dividend" with respect to the shareholder. In determining whether any of these tests has been met, Common Shares actually owned, as well as Common Shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. If any of these three tests for "sale or exchange" treatment is met, a shareholder will recognize gain or loss equal to the difference between the amount of cash received pursuant to the Offer and the tax basis of the Common Shares sold. If such Common Shares are held as a capital asset, the gain or loss will be a capital gain or loss.

    If none of the tests set forth in Section 302(b) of the Code is met, amounts received by a shareholder who sells Common Shares pursuant to the Offer will be taxable to the shareholder as a "dividend" to the extent of such shareholder's allocable share of the Trust's current or accumulated earnings or profits, and the excess of such amounts received over the portion that is taxable as a dividend would constitute a non-taxable return of capital (to the extent of the shareholder's tax basis in the Common Shares sold pursuant to the Offer) and any amounts in excess of the shareholder's tax basis would constitute taxable gain. If the amounts received by a tendering Shareholder are treated as a "dividend," the tax basis in the Common Shares tendered to the Trust will be transferred to any remaining Common Shares held by such shareholder. In addition, if a tender of Common Shares is treated as a "dividend" to a tendering shareholder, the Internal Revenue Service may take the position that a constructive distribution under Section 305(c) of the Code may result to a shareholder whose proportionate interest in the earnings and assets of the Trust has been increased by such tender.

    16. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS. The Trust reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by making a public announcement thereof. In the event that the Trust so elects to extend the tender period, the NAV for the Common Shares tendered will be computed as of 4:00 P.M. New York City time on the Expiration Date, as extended. During any such extension, all Common Shares previously tendered and not purchased or withdrawn will remain subject to the Offer. The Trust also reserves the right, at any time and from time to time up to and including the Expiration Date, to (a) terminate the Offer and not to purchase or pay for any Common Shares or, subject to applicable law, postpone payment for Common Shares upon the occurrence of any of the conditions specified in Section 6 and (b) amend the Offer in any respect by making a public announcement thereof. Such public announcement will be issued no later than 9:00 A.M. New York City time on the next business day after the previously scheduled Expiration Date and will disclose the approximate number of Common Shares tendered as of that date. Without limiting the manner in which the Trust may choose to make a public announcement of extension, termination or amendment, except as provided by applicable law (including Rule 13e-4(e)(2)), the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement.

    If the Trust materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Trust will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (i) the Trust increases or decreases the price to be paid for Common Shares, or the Trust increases the number of Common Shares being sought by an amount exceeding 2% of the outstanding Common Shares, or the Trust decreases the number of Common Shares being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given, the Offer will be extended at least until the expiration of such period of ten business days.

    17. MISCELLANEOUS. The Offer is not being made to, nor will the Trust accept tenders from, owners of Common Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Trust is not aware of any jurisdiction in which the making of the Offer or the tender of Common Shares would not be in compliance with the laws of such jurisdiction. However, the Trust reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Trust makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Trust believes that the exclusions of holders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Trust's behalf by Dean Witter Reynolds Inc.

                                          Morgan Stanley Dean Witter Prime
                                          Income Trust

August 16, 2000

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS MARCH 31, 2000 (UNAUDITED)

PRINCIPAL
AMOUNT IN                                                                      COUPON       MATURITY
THOUSANDS                                                                       RATE          DATE        VALUE
--------------------------------------------------------------------------------------------------------------------
            SENIOR COLLATERALIZED TERM LOANS (a) (88.4%)
            ACCIDENT & HEALTH INSURANCE (0.2%)
 $  2,475   BRW Acquisition, Inc. (b)...................................       8.42%        07/10/06  $    2,472,624
    2,475   BRW Acquisition, Inc. (b)...................................        8.67        07/10/07       2,472,550
                                                                                                      --------------
                                                                                                           4,945,174
                                                                                                      --------------
            AEROSPACE (1.4%)
   14,738   Avborne, Inc. (b)...........................................   9.81 - 9.94      06/30/05      14,733,872
    6,930   Decrane Aircraft Holdings,
              Inc. (b)..................................................        9.43        04/23/06       6,928,129
   16,667   Fairchild Holding Corp. (b).................................   9.37 - 9.38      04/30/06      16,666,447
                                                                                                      --------------
                                                                                                          38,328,448
                                                                                                      --------------
            AIR FREIGHT/DELIVERY SERVICES (1.0%)
    8,460   Erickson Air-Crane Co.,
              L.L.C. (b)................................................       10.14        12/31/04       8,456,934
    3,172   Evergreen International Aviation, Inc.......................        9.32        05/31/02       3,165,001
    6,201   Evergreen International Aviation, Inc.......................        9.37        05/07/03       6,187,111
    8,447   First Security Bank, National Association as Owner
              Trustee...................................................        9.25        05/07/03       8,427,845
                                                                                                      --------------
                                                                                                          26,236,891
                                                                                                      --------------
            APPAREL (2.0 %)
   14,387   American Marketing Industries, Inc. (b).....................   9.69 - 10.06     11/29/02      14,385,142
    3,880   American Marketing Industries, Inc. (b).....................   9.69 - 10.06     11/30/03       3,879,707
    2,695   American Marketing Industries, Inc. (b).....................   9.88 - 10.06     11/30/04       2,694,675
    4,165   American Marketing Industries, Inc. (b).....................   9.88 - 10.06     11/30/05       4,164,569
    6,748   Arena Brands, Inc. (b)......................................   9.35 - 9.97      06/01/02       6,741,298
      808   Arena Brands, Inc.
              (Revolver) (b)............................................   9.18 - 11.25     06/01/02         808,298
   16,094   St. John Knits International,
              Inc. (b)..................................................        9.38        07/31/07      16,085,550
    5,922   The William Carter Co.......................................   8.07 - 8.44      10/30/03       5,919,513
                                                                                                      --------------
                                                                                                          54,678,752
                                                                                                      --------------
            AUTO PARTS - O.E.M. (3.0%)
    9,700   Accuride Corp...............................................        7.78        01/21/06       9,615,125
    7,350   Accuride Corp. (b)..........................................        8.28        01/21/07       7,349,780
    6,283   J.L. French Automotive Castings, Inc........................   8.91 - 9.04      10/21/06       6,288,294

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
 $ 15,000   Meridian Automotive Systems, Inc. (b).......................       8.94%        05/25/06  $   14,999,400
    7,000   Polypore Inc. (b)...........................................        9.63        12/31/06       6,999,860
    5,925   Special Devices, Inc. (b)...................................        9.56        12/15/05       5,924,052
    7,900   Stoneridge, Inc.............................................        9.78        12/31/05       7,929,625
    5,000   Tenneco, Inc................................................        9.35        11/04/07       5,024,050
    5,000   Tenneco, Inc................................................        9.60        05/04/08       5,024,050
   10,000   Transportation Technologies Industries, Inc. (b)............   9.74 - 9.89      03/31/07       9,997,700
                                                                                                      --------------
                                                                                                          79,151,936
                                                                                                      --------------
            AUTOMOTIVE AFTERMARKET (0.2%)
    2,046   Safelite Glass Corp. (b)....................................        9.31        12/23/04       2,045,681
    2,046   Safelite Glass Corp. (b)....................................        9.56        12/23/05       2,045,681
                                                                                                      --------------
                                                                                                           4,091,362
                                                                                                      --------------
            BEVERAGES - NON-ALCOHOLIC (0.4%)
    9,453   The American Bottling Co....................................        9.06        10/07/07       9,478,116
                                                                                                      --------------
            BOOKS/MAGAZINE (1.1%)
   18,648   Advanstar Communications, Inc...............................        8.63        04/30/05      18,624,963
    4,929   Advanstar Communications, Inc...............................        9.13        06/30/07       4,934,219
    4,750   Ziff Davis, Inc.............................................       11.38        03/31/06       4,748,813
                                                                                                      --------------
                                                                                                          28,307,995
                                                                                                      --------------
            BROADCAST/MEDIA (2.5%)
   20,000   Benedek Broadcasting
              Corp. (b).................................................   9.43 - 9.53      11/20/07      19,995,236
    9,960   Black Entertainment Television, Inc.........................   7.81 - 7.94      06/30/06       9,843,767
    2,850   Cumulus Media, Inc. (b).....................................        9.19        09/30/07       2,849,288
    1,900   Cumulus Media, Inc. (b).....................................        9.32        02/28/08       1,899,525
    5,000   Gray Communications Systems, Inc. (b).......................        9.25        12/31/05       4,999,800
   18,167   Sinclair Broadcast Group,
              Inc. (b)..................................................        7.68        09/15/05      18,158,673
   10,000   Susquehanna Media Co........................................   8.50 - 8.75      06/30/08      10,033,300
                                                                                                      --------------
                                                                                                          67,779,589
                                                                                                      --------------
            BUILDING MATERIALS (0.6%)
    6,000   Dayton Superior Corp........................................        8.72        09/29/05       5,997,480
    9,000   Onex ABCO Limited
              Partnership (b)...........................................   9.55 - 9.59      11/15/05       8,996,005
                                                                                                      --------------
                                                                                                          14,993,485
                                                                                                      --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
            CABLE TELEVISION (2.4%)
 $ 30,000   Charter Communications Operating, LLC.......................   8.54 - 8.58%     03/18/08  $   29,832,600
    9,336   Classic Cable, Inc..........................................   8.75 - 8.81      01/31/08       9,335,943
   10,657   General Cable Corp..........................................        9.00        05/27/07      10,635,398
   15,000   RCN Corp....................................................        9.63        06/03/07      15,089,700
                                                                                                      --------------
                                                                                                          64,893,641
                                                                                                      --------------
            CASINO/GAMBLING (1.0%)
    5,401   Alliance Gaming Corp. (b)...................................   9.29 - 9.34      01/31/05       5,396,176
    2,155   Alliance Gaming Corp. (b)...................................   9.54 - 9.59      07/31/05       2,153,022
    5,000   Harrah's Jazz Co. (b).......................................        7.13        04/30/05       4,995,150
    2,667   Isle of Capri Casinos, Inc..................................   9.37 - 9.59      03/02/06       2,676,667
    2,333   Isle of Capri Casinos, Inc..................................        9.49        03/02/07       2,342,083
    9,975   Palace Station Hotel & Casino, Inc. (b).....................        8.60        12/31/05       9,972,900
                                                                                                      --------------
                                                                                                          27,535,998
                                                                                                      --------------
            CELLULAR TELEPHONE (2.1%)
   12,406   Centennial Puerto Rico Operating Corp.......................        9.18        05/31/07      12,437,886
    7,406   Centennial Puerto Rico Operating Corp.......................        9.43        11/30/07       7,427,062
   35,602   Microcell Connexions, Inc...................................   9.24 - 9.28      03/01/06      35,598,543
                                                                                                      --------------
                                                                                                          55,463,491
                                                                                                      --------------
            COAL MINING (0.5%)
   14,717   Quaker Coal Company, Inc....................................       10.50        06/30/06      14,717,272
                                                                                                      --------------
            CONSUMER SPECIALTIES (0.9%)
    2,369   American Safety Razor Co....................................   9.79 - 9.91      04/30/07       2,368,565
    8,196   Amscan Holdings, Inc. (b)...................................   8.41 - 10.38     12/31/04       8,194,827
    5,428   Jet Plastica Industries, Inc. (b)...........................   8.50 - 8.81      12/31/02       5,428,203
    8,891   Jet Plastica Industries, Inc. (b)...........................        9.31        12/31/04       8,888,472
      541   Jet Plastica Industries, Inc. (Revolver) (b)................       10.63        12/31/04         540,540
                                                                                                      --------------
                                                                                                          25,420,607
                                                                                                      --------------
            CONSUMER SUNDRIES (0.7%)
    1,633   The Boyds Collection, Ltd...................................   8.06 - 8.13      04/21/06       1,620,822
      698   World Kitchen, Inc.
              (Revolver) (b)............................................   8.49 - 8.94      04/09/05         697,779
   15,680   World Kitchen, Inc. (b).....................................   8.89 - 9.10      10/09/06      15,677,907
                                                                                                      --------------
                                                                                                          17,996,508
                                                                                                      --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
            CONSUMER/BUSINESS SERVICES (3.2%)
 $ 13,848   Bridge Information Systems,
              Inc. (b)..................................................   9.63 - 9.81%     05/29/03  $   13,839,876
    2,556   Bridge Information Systems, Inc. (Revolver) (b).............   9.56 - 9.69      05/29/03       2,554,320
   16,904   Bridge Information Systems,
              Inc. (b)..................................................       10.06        05/29/05      16,901,566
   24,631   Buhrmann US Inc.............................................        9.63        10/26/07      24,735,078
    8,472   InfoUSA, Inc. (b)...........................................        9.50        06/30/06       8,469,715
    4,722   Prime Succession, Inc. (b)..................................        9.69        08/01/03       4,719,814
    4,722   Prime Succession, Inc. (Participation: Goldman
              Sachs & Co.) (b) (c)......................................        9.69        08/01/03       4,719,814
    9,535   Rose Hills Co. (b)..........................................   8.88 - 9.13      12/01/03       9,527,246
                                                                                                      --------------
                                                                                                          85,467,429
                                                                                                      --------------
            CONTAINERS/PACKAGING (1.5%)
    1,768   Graham Packaging Co.........................................        8.81        01/31/06       1,766,181
    8,131   Graham Packaging Co.........................................   9.06 - 9.38      01/31/07       8,124,059
   14,000   LLS Corp. (b)...............................................   9.01 - 9.12      07/31/06      13,987,768
    4,962   Mediapak Corp. (b)..........................................   9.44 - 11.00     12/31/05       4,961,092
    4,962   Mediapak Corp. (b)..........................................   9.69 - 11.25     12/31/06       4,961,092
    6,331   Packaging Corporation of America............................   9.25 - 9.69      04/12/07       6,355,664
                                                                                                      --------------
                                                                                                          40,155,856
                                                                                                      --------------
            DISCOUNT CHAINS (0.4%)
   11,446   Tuesday Morning Corp. (b)...................................        8.54        12/29/04      11,445,380
                                                                                                      --------------
            DIVERSIFIED MANUFACTURING (1.8%)
    5,037   Chatham Technologies, Inc. (b)..............................        8.94        08/18/03       5,037,001
    6,604   Chatham Technologies, Inc. (b)..............................        9.69        08/18/05       6,604,037
   10,000   Citation Corp. (b)..........................................        9.88        12/01/07       9,995,800
    2,813   Desa International, Inc.....................................        9.34        11/26/03       2,762,880
    6,685   Desa International, Inc.....................................        9.35        11/26/04       6,602,841
    6,398   Doskocil Manufacturing Co. (b)..............................       10.00        09/30/04       6,395,804
    9,504   Insilco Corp. (b)...........................................   9.79 - 9.84      11/24/05       9,502,304
                                                                                                      --------------
                                                                                                          46,900,667
                                                                                                      --------------
            DRUGSTORE CHAINS (0.6%)
    9,800   Duane Reade, Inc. (b).......................................        8.75        02/15/05       9,799,314
    6,649   Duane Reade, Inc. (b).......................................        9.00        02/15/06       6,648,390
                                                                                                      --------------
                                                                                                          16,447,704
                                                                                                      --------------
            E.D.P. SERVICES (0.3%)
   14,738   DecisionOne Corp. (b).......................................       10.75        08/07/04       8,105,625
                                                                                                      --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
            EDUCATION (0.3%)
 $  9,211   Children's Discovery Centers of America (b).................   9.00 - 9.06%     06/30/05  $    9,203,629
                                                                                                      --------------
            ELECTRONIC COMPONENTS (1.1%)
    7,366   Communications Instruments, Inc. (b)........................   9.56 - 9.81      03/15/04       7,364,776
   13,888   Dynamic Details, Inc. (b)...................................        8.63        04/22/05      13,888,000
    7,000   Knowles Electronics, Inc. (b)...............................        9.06        06/29/07       6,998,320
                                                                                                      --------------
                                                                                                          28,251,096
                                                                                                      --------------
            ELECTRONIC PRODUCTION EQUIPMENT (0.2%)
    5,683   Telex Communications, Inc. (b)..............................   9.79 - 11.50     11/06/04       5,682,939
                                                                                                      --------------
            ENERGY (0.6%)
   15,000   AES Texas Funding II, LLC (b)...............................        8.94        04/24/01      14,995,650
                                                                                                      --------------
            ENTERTAINMENT & LEISURE (1.2%)
    7,500   MGM Studios, Inc............................................        8.88        03/31/06       7,431,600
   10,000   Premier Parks, Inc..........................................   9.19 - 9.37      09/30/05      10,050,800
   15,000   SFX Entertainment, Inc......................................        9.56        06/30/06      15,016,800
                                                                                                      --------------
                                                                                                          32,499,200
                                                                                                      --------------
            ENVIRONMENTAL SERVICES (2.7%)
   22,727   Allied Waste Industries,
              Inc. (b)..................................................        8.94        07/30/06      22,720,682
   27,273   Allied Waste Industries,
              Inc. (b)..................................................   9.13 - 9.19      07/30/07      27,264,236
    6,000   Casella Waste Systems,
              Inc. (b)..................................................        9.47        12/14/06       5,997,240
   12,837   Environmental Systems Products Holdings, Inc. (b)...........       10.28        09/30/05      12,834,103
    3,990   Stericycle, Inc.............................................   9.48 - 12.50     11/10/06       4,001,880
                                                                                                      --------------
                                                                                                          72,818,141
                                                                                                      --------------
            FINANCE - COMMERCIAL (0.4%)
    9,975   Outsourcing Solutions, Inc..................................        9.97        06/10/06       9,959,439
                                                                                                      --------------
            FINANCE (0.7%)
    8,990   Blackstone Capital Company II, LLC (b)......................       10.63        11/30/00       8,986,021
    8,830   Wasserstein/C & A Holdings, LLC (b).........................       10.69        11/30/00       8,819,199
                                                                                                      --------------
                                                                                                          17,805,220
                                                                                                      --------------
            FINANCIAL PUBLISHING/SERVICES (0.2%)
    5,985   Merrill Communications
              LLC (b)...................................................   9.93 - 12.25     11/23/07       5,983,328
                                                                                                      --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
            FLUID CONTROLS (0.4%)
 $  4,963   Mueller Group, Inc..........................................   9.29 - 9.47%     08/16/06  $    4,979,571
    4,963   Mueller Group, Inc..........................................   9.64 - 9.72      08/16/07       4,979,571
                                                                                                      --------------
                                                                                                           9,959,142
                                                                                                      --------------
            FOOD CHAINS (0.6%)
   12,406   Big V Supermarkets, Inc.....................................   9.74 - 11.75     08/10/03      12,271,890
    4,988   Big V Supermarkets, Inc. (b)................................        9.99        11/10/03       4,951,291
                                                                                                      --------------
                                                                                                          17,223,181
                                                                                                      --------------
            FOOD & BEVERAGES (1.6%)
    6,965   Aurora Foods, Inc. (b)......................................       10.36        09/30/06       6,962,074
    9,250   B&G Foods, Inc..............................................        9.35        03/03/06       9,226,875
    7,404   Eagle Family Foods, Inc. (b)................................   9.53 - 9.78      12/31/05       7,403,196
   12,250   Leon's Bakery, Inc. (b).....................................        9.00        06/03/05      12,249,143
    8,000   Merisant Company (b)........................................        9.50        03/31/07       7,998,880
                                                                                                      --------------
                                                                                                          43,840,168
                                                                                                      --------------
            HOME FURNISHINGS (0.4%)
    2,606   Sealy Mattress Co...........................................        8.19        12/15/04       2,609,495
    1,878   Sealy Mattress Co...........................................        8.44        12/15/05       1,881,145
    2,400   Sealy Mattress Co...........................................        8.69        12/15/06       2,403,205
    1,424   Simmons Co..................................................        9.25        10/29/05       1,425,373
    3,562   Simmons Co..................................................        9.50        10/29/06       3,564,709
                                                                                                      --------------
                                                                                                          11,883,927
                                                                                                      --------------
            HOSPITAL/NURSING MANAGEMENT (2.6%)
    5,948   Columbia - HealthOne, LLC...................................        9.64        06/30/05       5,922,222
    6,959   Community Health Systems, Inc...............................        9.29        12/31/03       6,921,604
    6,959   Community Health Systems, Inc...............................        9.79        12/31/04       6,927,867
    5,178   Community Health Systems, Inc...............................       10.04        12/31/05       5,158,664
    4,377   GEAC/Multicare Co., Inc. (b)................................  10.10 - 10.25     09/30/04       3,869,074
    1,451   GEAC/Multicare Co., Inc. (b)................................       10.36        06/01/05       1,283,095
    5,361   Genesis Health Ventures,
              Inc. (b)..................................................   9.53 - 10.25     09/30/04       4,738,718
    3,197   Genesis Health Ventures,
              Inc. (b)..................................................   9.78 - 10.50     06/01/05       2,825,776
   17,194   Integrated Health Services,
              Inc. (b) (d)..............................................  11.06 - 11.13     09/30/04      12,534,244
    3,462   Magellan Health Services,
              Inc. (b)..................................................        8.69        02/12/05       3,461,996
    3,462   Magellan Health Services,
              Inc. (b)..................................................        8.94        02/12/06       3,461,996

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
 $  7,938   Ventas Realty, Limited Partnership (b)......................       8.69%        12/31/02  $    7,937,183
    3,969   Ventas Realty, Limited Partnership (b)......................        9.69        12/31/05       3,968,591
                                                                                                      --------------
                                                                                                          69,011,030
                                                                                                      --------------
            HOTELS/RESORTS (2.8%)
   15,000   Felcor Lodging Trust, Inc...................................        8.52        03/31/04      14,950,050
    5,343   Meristar Hospitality Operating Partnership, L.P.............        7.91        01/31/04       5,338,066
    3,865   Pebble Beach Co.............................................        9.08        07/30/06       3,884,163
   15,000   Starwood Hotels & Resorts Worldwide, Inc....................   8.72 - 8.86      02/23/03      15,045,000
   12,469   Strategic Hotel Funding, L.L.C..............................        9.82        11/16/04      12,510,271
   10,000   Wyndham International,
              Inc. (b)..................................................       10.50        06/30/04       9,999,600
   15,000   Wyndham International, Inc..................................        9.69        06/30/06      14,512,500
                                                                                                      --------------
                                                                                                          76,239,650
                                                                                                      --------------
            INDUSTRIAL MACHINERY/COMPONENTS (0.4%)
    9,975   SPX Corp....................................................   8.25 - 8.44      12/31/06      10,017,095
                                                                                                      --------------
            INDUSTRIAL SPECIALTIES (1.2%)
   11,563   Advanced Glassfiber Yarns,
              LLC (b)...................................................       10.03        09/30/05      11,560,173
   15,724   Panolam Industries International, Inc. and Panolam
              Industries, Ltd. (b)......................................        9.44        11/24/06      15,719,625
    5,000   UCAR Finance, Inc...........................................        8.88        12/31/07       5,020,850
                                                                                                      --------------
                                                                                                          32,300,648
                                                                                                      --------------
            INSURANCE BROKERS/SERVICES (0.5%)
    7,234   Acordia, Inc. (b)...........................................        8.42        12/31/04       7,226,628
    2,910   Willis North America, Inc...................................        8.61        11/19/07       2,902,725
    2,910   Willis North America, Inc...................................        8.86        02/19/08       2,903,336
                                                                                                      --------------
                                                                                                          13,032,689
                                                                                                      --------------
            MAJOR CHEMICALS (0.9%)
    9,975   Georgia Gulf Corp...........................................        8.84        11/12/06      10,024,853
    7,500   Huntsman ICI Chemicals LLC..................................        9.19        06/30/07       7,541,550
    7,500   Huntsman ICI Chemicals LLC..................................   9.25 - 9.44      06/30/08       7,541,550
                                                                                                      --------------
                                                                                                          25,107,953
                                                                                                      --------------
            MANAGED HEALTH CARE (0.5%)
    9,468   Interim Healthcare, Inc. (b)................................   9.27 - 9.37      02/29/04       9,464,268
    3,495   Interim Healthcare, Inc. (b)................................        9.52        02/28/05       3,493,495
                                                                                                      --------------
                                                                                                          12,957,763
                                                                                                      --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
            MEDICAL SPECIALTIES (1.4%)
 $  2,954   Alaris Medical Systems,
              Inc. (b)..................................................       9.63%        11/01/03  $    2,953,065
    2,954   Alaris Medical Systems,
              Inc. (b)..................................................        9.63        11/01/04       2,953,065
    4,641   Alaris Medical Systems,
              Inc. (b)..................................................        9.63        05/01/05       4,640,088
    6,203   Dade Behring, Inc...........................................   9.00 - 9.16      06/30/06       6,209,204
    6,203   Dade Behring, Inc...........................................   9.25 - 9.41      06/30/07       6,209,204
    4,988   Inamed Corp. (b)............................................       10.07        01/31/05       4,982,912
    2,455   Medical Specialties Group,
              Inc. (b)..................................................   9.63 - 11.50     06/30/01       2,454,528
    7,136   Medical Specialties Group,
              Inc. (b)..................................................  10.38 - 12.25     06/30/04       7,136,294
                                                                                                      --------------
                                                                                                          37,538,360
                                                                                                      --------------
            MEDICAL/NURSING SERVICES (2.9%)
   11,194   Alliance Imaging, Inc.......................................        9.50        11/02/07      11,112,425
   13,806   Alliance Imaging, Inc.......................................        9.75        11/02/08      13,705,325
    8,106   FHC Health Systems, Inc. (b)................................        9.29        04/30/05       8,104,085
    8,106   FHC Health Systems, Inc. (b)................................        9.54        04/30/06       8,104,004
   19,467   Quest Diagnostics, Inc......................................   9.27 - 9.87      06/15/06      19,526,242
   17,413   Unilab Corp. (b)............................................       10.00        11/23/06      17,405,361
                                                                                                      --------------
                                                                                                          77,957,442
                                                                                                      --------------
            MOTOR VEHICLES (0.1%)
    3,366   Asbury Automotive Texas Holdings L.L.C. (b).................        9.88        03/31/05       3,363,786
                                                                                                      --------------
            MOVIES/ENTERTAINMENT (1.1%)
    9,933   Panavision, Inc. (b)........................................   9.57 - 9.78      03/31/05       9,924,255
    8,859   United Artists Theatre Co. (b)..............................  10.31 - 12.25     04/21/05       7,467,847
   13,288   United Artists Theatre Co. (b)..............................  10.38 - 12.25     04/21/05      11,201,770
                                                                                                      --------------
                                                                                                          28,593,872
                                                                                                      --------------
            MULTI-SECTOR COMPANIES (1.1%)
   25,442   Mafco Finance Corp. (b).....................................       11.75        04/28/00      25,432,640
    3,938   Mafco Finance Corp.
              (Revolver) (b)............................................  11.75 - 11.88     04/28/00       3,937,048
                                                                                                      --------------
                                                                                                          29,369,688
                                                                                                      --------------
            NEWSPAPERS (0.2%)
    4,900   21st Century Newspapers,
              Inc. (b)..................................................        8.56        09/15/05       4,899,559
                                                                                                      --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
            OFFICE EQUIPMENT/SUPPLIES (1.2%)
 $ 14,888   Global Imaging Systems,
              Inc. (b)..................................................       9.44%        06/30/06  $   14,883,778
   17,621   US Office Products Co. (b)..................................        8.63        06/09/06      17,620,419
                                                                                                      --------------
                                                                                                          32,504,197
                                                                                                      --------------
            OILFIELD SERVICES/EQUIPMENT (1.1%)
   13,049   Plains Scurlock Permian,
              L.P. (b)..................................................        9.06        05/12/04      13,045,189
    7,125   Transmontaigne, Inc. (b)....................................        9.59        06/30/06       7,124,715
   10,000   US Synthetic Corp. (b)......................................        9.61        05/31/05       9,995,600
                                                                                                      --------------
                                                                                                          30,165,504
                                                                                                      --------------
            OTHER CONSUMER SERVICES (0.6%)
    7,800   PCA International, Inc. (b).................................        9.36        08/25/05       7,796,646
    7,842   Volume - Services, Inc. (b).................................        9.94        12/03/06       7,840,264
                                                                                                      --------------
                                                                                                          15,636,910
                                                                                                      --------------
            OTHER METALS/MINERALS (0.7%)
    9,947   Better Minerals & Aggregates Company (b)....................        9.53        09/30/07       9,946,274
    7,590   CII Carbon, Inc. (b)........................................        8.59        06/25/08       7,588,353
                                                                                                      --------------
                                                                                                          17,534,627
                                                                                                      --------------
            OTHER PHARMACEUTICALS (0.7%)
   19,738   King Pharmaceuticals, Inc...................................        9.88        12/22/06      19,727,362
                                                                                                      --------------
            OTHER SPECIALTY STORES (1.3%)
    4,875   Caribbean Petroleum, LP (b).................................        9.50        09/30/05       4,873,538
    4,320   Cumberland Farms, Inc. (Participation Merrill Lynch & Co.,
              Inc.) (b) (c).............................................       10.50        12/31/00       4,320,264
    7,500   Petro Stopping Centers,
              L.P. (b)..................................................   9.16 - 9.25      07/23/06       7,494,900
   15,845   The Pantry, Inc.............................................        9.64        01/31/06      15,835,043
    3,000   The Pantry, Inc.............................................   9.81 - 9.89      07/31/06       3,001,860
                                                                                                      --------------
                                                                                                          35,525,605
                                                                                                      --------------
            PACKAGED FOODS (0.3%)
    9,062   Formax, Inc. (b)............................................   8.63 - 10.50     06/30/05       9,059,778
                                                                                                      --------------
            PAINTS/COATINGS (0.3%)
    7,481   Metokote Corp. (b)..........................................   9.88 - 9.93      11/02/05       7,480,243
                                                                                                      --------------
            PAPER (1.2%)
    7,511   Alabama Pine Pulp Co.,
              Inc. (b) (e)..............................................       10.13        06/30/03       7,135,259
    3,492   Alabama Pine Pulp Co.,
              Inc. (b) (e)..............................................       10.13        06/30/05       1,183,076

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
 $  4,673   Alabama Pine Pulp Co.,
              Inc. (b) (e)..............................................       10.75%       12/31/08  $      192,986
    8,156   Alabama River Newsprint Co. (Participation: Toronto Dominion
              Bank) (b) (c).............................................   7.94 - 8.25      12/31/02       7,816,515
      101   Crown Paper Co. (b).........................................       11.75        08/22/02         101,010
    6,311   Crown Paper Co.
              (Revolver) (b)............................................       11.50        08/22/02       6,310,883
    7,981   Crown Paper Co. (b).........................................       11.75        08/22/03       7,980,526
                                                                                                      --------------
                                                                                                          30,720,255
                                                                                                      --------------
            PRECISION INSTRUMENTS (0.5%)
    4,856   Dynatech Corp...............................................        8.31        03/31/05       4,794,962
    4,856   Dynatech Corp...............................................        8.56        03/31/06       4,794,962
    4,856   Dynatech Corp...............................................        8.81        03/31/07       4,794,962
                                                                                                      --------------
                                                                                                          14,384,886
                                                                                                      --------------
            PRINTING/PUBLISHING (3.5%)
   10,000   American Media Operations, Inc..............................   9.51 - 9.88      04/01/07      10,012,500
   19,983   Big Flower Press Holdings,
              Inc. (b)..................................................   9.81 - 9.94      12/07/08      19,982,452
   13,519   Cygnus Publishing, Inc. (b).................................   8.86 - 9.11      06/05/05      13,513,042
   17,500   Hollinger International Publishing, Inc. (b)................        9.00        12/31/04      17,499,300
    7,500   Mail-Well I Corp. (b).......................................        8.45        02/22/07       7,499,700
   10,826   The Sheridan Group, Inc. (b)................................        9.19        01/30/05      10,825,137
    3,273   Von Hoffman Press, Inc. (b).................................        8.53        05/30/04       3,272,494
   10,635   Von Hoffman Press, Inc. (b).................................        8.53        05/30/05      10,632,482
                                                                                                      --------------
                                                                                                          93,237,107
                                                                                                      --------------
            RAILROADS (0.2%)
    4,988   RailAmerica, Inc............................................   9.25 - 9.38      12/31/06       5,006,203
                                                                                                      --------------
            RECREATIONAL PRODUCTS/TOYS (0.9%)
    7,196   Ritvik Toys, Inc. (b).......................................        9.56        02/08/03       7,193,788
    7,196   Ritvik Toys, Inc. (b).......................................       10.06        02/08/04       7,193,716
      372   Spalding Holdings Corp. (b).................................        8.53        09/30/03         371,339
    4,000   Spalding Holdings Corp. (Revolver) (b)......................   8.50 - 8.63      09/30/03       3,997,680
    1,828   Spalding Holdings Corp. (b).................................        9.03        09/30/04       1,826,508
    1,828   Spalding Holdings Corp. (b).................................        9.53        09/30/05       1,826,416
    1,052   Spalding Holdings Corp. (b).................................       10.03        03/30/06       1,051,471
                                                                                                      --------------
                                                                                                          23,460,918
                                                                                                      --------------
            RENTAL/LEASING COMPANIES (2.7%)
   12,492   Avis Rent A Car, Inc........................................        9.44        06/30/06      12,546,380
   12,492   Avis Rent A Car, Inc........................................        9.44        06/30/07      12,547,005
   15,000   NationsRent, Inc............................................        9.00        07/20/06      14,987,550
    5,531   Rent-A-Center, Inc..........................................   8.22 - 8.39      01/31/06       5,493,381
    6,770   Rent-A-Center, Inc..........................................   8.47 - 8.64      01/31/07       6,723,262

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
 $ 14,888   United Rentals, Inc.........................................       8.32%        06/30/05  $   14,899,857
    6,000   United Rentals, Inc.........................................        8.57        06/30/06       5,991,540
                                                                                                      --------------
                                                                                                          73,188,975
                                                                                                      --------------
            RESTAURANTS (0.2%)
    5,500   Shoney's, Inc. (b)..........................................   8.99 - 11.00     04/30/02       5,499,122
                                                                                                      --------------
            RETAIL-SPECIALTY (0.8%)
    7,456   CSK Auto, Inc...............................................        8.06        10/31/03       7,431,172
    8,702   HMV Media Group PLC (b).....................................        8.89        02/25/06       8,699,093
    5,998   HMV Media Group PLC (b).....................................        9.34        08/25/06       5,991,962
                                                                                                      --------------
                                                                                                          22,122,227
                                                                                                      --------------
            SEMICONDUCTORS (0.6%)
    7,222   Semiconductor Components Industries, LLC....................        9.63        08/04/06       7,281,806
    7,778   Semiconductor Components Industries, LLC....................        9.88        08/04/07       7,841,944
                                                                                                      --------------
                                                                                                          15,123,750
                                                                                                      --------------
            SPECIALTY CHEMICALS (1.5%)
      879   Lyondell Chemical Company...................................        9.38        06/30/03         879,095
   14,940   Lyondell Chemical Company...................................        9.88        06/30/05      15,090,080
    6,808   Pioneer America Acqusitions Corp. (b).......................   8.19 - 8.94      12/05/06       6,800,677
    8,050   Pioneer Americas, Inc. (b)..................................   8.67 - 10.63     12/05/06       8,042,735
    8,040   Vining Industries, Inc. (b).................................   9.25 - 9.32      03/31/05       8,038,805
                                                                                                      --------------
                                                                                                          38,851,392
                                                                                                      --------------
            SPECIALTY STEELS (0.9%)
   12,306   ISPAT Inland, L.P...........................................        8.35        07/16/05      12,241,085
   12,306   ISPAT Inland, L.P...........................................        8.85        07/16/06      12,241,085
                                                                                                      --------------
                                                                                                          24,482,170
                                                                                                      --------------
            TELECOMMUNICATION EQUIPMENT (3.1%)
   15,000   American Tower, L.P., American Towers, Inc. and ATC
              Teleports, Inc............................................   9.24 - 9.28      12/31/07      15,078,450
    4,371   Channel Master, Inc. (b)....................................   9.84 - 9.91      10/10/05       4,370,296
   10,000   Charter Communications Operating, LLC (b)...................        8.54        09/18/08       9,923,200
   12,000   Crown Castle Operating Co...................................        8.91        03/15/08      12,016,560
   21,000   Pinnacle Towers, Inc. (b)...................................        9.24        06/30/07      20,996,640
   21,800   Superior Telecom, Inc.......................................        9.94        11/27/05      21,761,536
                                                                                                      --------------
                                                                                                          84,146,682
                                                                                                      --------------
            TELECOMMUNICATIONS (3.3%)
   10,526   Alaska Communications Systems Holdings, Inc.................        9.19        11/14/07      10,552,632
    9,474   Alaska Communications Systems Holdings, Inc.................        9.44        05/14/08       9,497,368
    7,406   Davel Financing Co., LLC (b)................................       10.39        06/23/05       7,406,324

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
 $  9,925   Infonet Sevice Corp. (b)....................................       8.88%        06/30/06  $    9,925,000
   25,000   KMC Telecom, Inc. (b).......................................       10.06        07/01/07      24,995,250
   10,000   Level 3 Communications,
              Inc. (b)..................................................        9.50        01/15/08      10,054,500
    7,490   MJD Communications, Inc. (b)................................   8.56 - 8.88      03/31/06       7,486,852
    9,800   MJD Communications, Inc. (b)................................   9.06 - 10.75     03/31/07       9,798,629
                                                                                                      --------------
                                                                                                          89,716,555
                                                                                                      --------------
            TEXTILES (0.9%)
    7,960   Globe Manufacturing, Inc. (b)...............................   9.94 - 10.08     07/31/06       7,951,869
    4,216   Joan Fabrics Corp...........................................        9.03        06/30/05       4,205,079
    2,185   Joan Fabrics Corp...........................................        9.53        06/30/06       2,179,368
   10,850   Polymer Group, Inc. (b).....................................        8.63        12/20/05      10,849,492
                                                                                                      --------------
                                                                                                          25,185,808
                                                                                                      --------------
            TRANSPORTATION (0.9%)
    9,975   Allied Worldwide, Inc. (b)..................................       10.00        11/18/07       9,971,808
    5,258   Quality Distribution, Inc. (b)..............................        8.43        02/28/05       5,224,712
    4,506   Quality Distribution, Inc. (b)..............................        8.63        02/28/06       4,478,324
    3,573   Transportacion Ferroviaria Mexicana, S.A. de C.V. (b).......       10.38        12/23/02       3,573,000
                                                                                                      --------------
                                                                                                          23,247,844
                                                                                                      --------------
            WIRELESS COMMUNICATIONS (7.1%)
    7,000   American Cellular Corp......................................        9.01        03/31/08       7,005,110
    8,000   American Cellular Corp......................................        9.26        03/31/09       8,005,840
   13,547   Arch Paging, Inc. (b).......................................       12.94        06/30/06      13,545,204
    4,987   Dobson Operating Co., L.L.C.................................        9.00        12/31/07       4,998,950
   25,000   Nextel Finance Co...........................................        9.44        06/30/08      25,045,750
   25,000   Nextel Finance Co...........................................        9.75        12/31/08      25,045,750
   15,000   Nextel Partners Operating Corp..............................       10.92        01/29/08      14,969,550
   10,000   Nextel Partners Operating Corp..............................       10.34        07/29/08      10,025,000
    7,000   Nextlink Communications, Inc................................        9.31        06/30/07       7,035,000
    9,785   Powertel PCS, Inc. (b)......................................        9.31        12/31/08      10,783,571
   13,935   Powertel PCS, Inc. (Participation: Goldman
              Sachs & Co.) (c)..........................................        9.31        12/31/08      13,933,538
   10,000   Teligent, Inc. (b)..........................................        9.16        06/30/06       9,989,400
   40,000   Voicestream PCS Holding L.L.C. & Omnipoint Finance, LLC.....        8.91        02/25/09      39,694,400
                                                                                                      --------------
                                                                                                         190,077,063
                                                                                                      --------------

            TOTAL SENIOR COLLATERALIZED TERM LOANS
            (IDENTIFIED COST $2,388,867,735)........................................................   2,369,121,704
                                                                                                      --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
            SENIOR NOTES (0.4%)
            APPAREL (0.0%)
 $  1,613   London Fog Industries,
              Inc. (b) (f)..............................................       10.00%       02/27/03  $      629,121
                                                                                                      --------------
            CABLE/TELEVISION (0.4%)
    9,563   Supercanal Holdings S.A. (Argentina) (b)....................       10.56        10/12/02       9,561,459
                                                                                                      --------------

            TOTAL SENIOR NOTES
            (IDENTIFIED COST $11,452,484)...........................................................      10,190,580
                                                                                                      --------------

NUMBER OF
  SHARES
----------
            COMMON STOCK (b) (g) (0.0%)
            APPAREL
 129,050    London Fog Industries, Inc. (Restricted)
              (IDENTIFIED COST $2,258,908)..............................                                     --
                                                                                                       --------------

NUMBER OF                                                                                    EXPIRATION
 WARRANTS                                                                                       DATE
----------                                                                                   ----------
            WARRANT (b) (g) (0.0%)
            APPAREL
   7,931    London Fog Industries, Inc. (Restricted) (IDENTIFIED COST $1,722,237)..........   02/27/05         --
                                                                                                         --------------

PRINCIPAL
AMOUNT IN                                                                      COUPON       MATURITY
THOUSANDS                                                                       RATE          DATE
----------                                                                ----------------  --------
            SHORT-TERM INVESTMENTS (10.6%)
            COMMERCIAL PAPER (h) (9.5%)
            DIVERSIFIED FINANCIAL SERVICES (4.0%)
 $82,000    General Electric Capital Corp...............................       5.95%        04/03/00       81,972,894
  25,000    General Electric Capital Corp. (i)..........................        6.05        04/17/00       24,932,778
                                                                                                       --------------
                                                                                                          106,905,672
                                                                                                       --------------
            FINANCE - CONSUMER (2.2%)
  60,000    American Express Credit Corp................................        6.06        04/04/00       59,969,700
                                                                                                       --------------
            FINANCE - AUTOMOTIVE (3.3%)
  87,000    Ford Motor Credit Co........................................        6.05        04/10/00       86,868,413
                                                                                                       --------------

            TOTAL COMMERCIAL PAPER
            (AMORTIZED COST $253,743,785)...........................................................      253,743,785
                                                                                                       --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
---------------------------------------------------------------------------------------------------------------------
            REPURCHASE AGREEMENT (1.1%)
 $29,185    The Bank of New York (dated 03/31/00; proceeds $29,186,692)
              (j) (IDENTIFIED COST $29,184,674).........................       6.06%        04/03/00   $   29,184,674
                                                                                                       --------------

            TOTAL SHORT-TERM INVESTMENTS
            (IDENTIFIED COST $282,928,459)..........................................................      282,928,459
                                                                                                       --------------

            TOTAL INVESTMENTS
            (IDENTIFIED COST $2,687,229,823) (k).............................................     99.4%    2,662,240,743

            OTHER ASSETS IN EXCESS OF LIABILITIES............................................      0.6        16,400,200
                                                                                               -------   ---------------

            NET ASSETS.......................................................................    100.0%  $ 2,678,640,943
                                                                                               -------   ---------------
                                                                                               -------   ---------------

---------------------

(a) Floating rate securities. Interest rates shown are those in effect at March 31, 2000.
(b) Valued using fair value procedures -- total aggregate value is $1,344,741,672.
(c) Participation interests were acquired through the financial institutions indicated parenthetically.
(d)  Non-income producing security; loan in default.
(e)  Payment-in-kind security.
(f)  Non-income producing security; note in default.
(g)  Non-income producing securities.
(h) Purchased on a discount basis. The interest rate shown has been adjusted to reflect a money market equivalent yield.
(i)  This security is segregated in connection with unfunded loan commitments.
(j) Collateralized by $29,505,634 U.S. Treasury Note 6.125% due 6/30/01 valued at $29,768,396.
(k) The aggregate cost for federal income tax purposes approximates identified cost. The aggregate gross unrealized appreciation is $4,691,233 and the aggregate gross unrealized depreciation is $29,680,313, resulting in net unrealized depreciation of $24,989,080.

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
MARCH 31, 2000 (UNAUDITED)

ASSETS:
Investments in securities, at value
  (identified cost $2,687,229,823)..........................................................  $2,662,240,743
Cash........................................................................................       2,446,586
Receivable for:
    Interest................................................................................      18,212,312
    Shares of beneficial interest sold......................................................       7,027,794
Prepaid expenses and other assets...........................................................       1,004,101
                                                                                              --------------

     TOTAL ASSETS...........................................................................   2,690,931,536
                                                                                              --------------

LIABILITIES:
Payable for:
    Investment advisory fee.................................................................       1,925,208
    Dividends to shareholders...............................................................       1,206,292
    Administration fee......................................................................         568,542
Payable to bank.............................................................................          80,980
Accrued expenses and other payables.........................................................         214,452
Deferred loan fees..........................................................................       8,295,119
Commitments and contingencies (Note 6)......................................................        --
                                                                                              --------------

     TOTAL LIABILITIES......................................................................      12,290,593
                                                                                              --------------

     NET ASSETS.............................................................................  $2,678,640,943
                                                                                              ==============

COMPOSITION OF NET ASSETS:
Paid-in-capital.............................................................................  $2,707,995,641
Net unrealized depreciation.................................................................     (24,989,080)
Accumulated undistributed net investment income.............................................       1,951,631
Accumulated net realized loss...............................................................      (6,317,249)
                                                                                              --------------

     NET ASSETS.............................................................................  $2,678,640,943
                                                                                              ==============

NET ASSET VALUE PER SHARE,
  272,253,076 SHARES OUTSTANDING (UNLIMITED SHARES AUTHORIZED OF $.01 PAR VALUE)............           $9.84
                                                                                              ==============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2000 (UNAUDITED)

NET INVESTMENT INCOME:

INCOME
Interest......................................................................................  $116,950,567
Facility, amendment and other loan fees.......................................................     3,346,847
Other.........................................................................................        87,744
                                                                                                ------------

     TOTAL INCOME.............................................................................   120,385,158
                                                                                                ------------

EXPENSES
Investment advisory fee.......................................................................    11,077,775
Administration fee............................................................................     3,266,492
Transfer agent fees and expenses..............................................................       518,426
Professional fees.............................................................................       309,088
Registration fees.............................................................................       158,456
Facility fees.................................................................................       153,942
Shareholder reports and notices...............................................................       142,002
Custodian fees................................................................................        68,365
Trustees' fees and expenses...................................................................         8,832
Other.........................................................................................       104,626
                                                                                                ------------

     TOTAL EXPENSES...........................................................................    15,808,004

Less: expense offset..........................................................................       (66,514)
                                                                                                ------------

     NET EXPENSES.............................................................................    15,741,490
                                                                                                ------------

     NET INVESTMENT INCOME....................................................................   104,643,668
                                                                                                ------------

NET REALIZED AND UNREALIZED GAIN (LOSS):
Net realized gain.............................................................................     2,143,590
Net change in unrealized depreciation.........................................................   (10,523,471)
                                                                                                ------------

     NET LOSS.................................................................................    (8,379,881)
                                                                                                ------------

NET INCREASE..................................................................................  $ 96,263,787
                                                                                                ============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF CHANGES IN NET ASSETS

                                                                           FOR THE SIX       FOR THE YEAR
                                                                           MONTHS ENDED         ENDED
                                                                          MARCH 31, 2000  SEPTEMBER 30, 1999
------------------------------------------------------------------------------------------------------------
                                                                           (UNAUDITED)
INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
Net investment income...................................................  $  104,643,668    $  161,147,785
Net realized gain.......................................................       2,143,590         1,067,708
Net change in unrealized depreciation...................................     (10,523,471)      (13,449,451)
                                                                          --------------    --------------

     NET INCREASE.......................................................      96,263,787       148,766,042

Dividends from net investment income....................................    (103,396,557)     (159,065,743)

Net increase from transactions in shares of beneficial interest.........     171,814,690       527,549,296
                                                                          --------------    --------------

     NET INCREASE.......................................................     164,681,920       517,249,595

NET ASSETS:
Beginning of period.....................................................   2,513,959,023     1,996,709,428
                                                                          --------------    --------------

     END OF PERIOD
    (INCLUDING UNDISTRIBUTED NET INVESTMENT INCOME OF $1,951,631 AND
    $704,520, RESPECTIVELY).............................................  $2,678,640,943    $2,513,959,023
                                                                          ==============    ==============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED MARCH 31, 2000 (UNAUDITED)

INCREASE (DECREASE) IN CASH:

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net investment income........................................................................  $ 104,643,668
Adjustments to reconcile net investment income to net cash provided by operating activities:
Increase in receivables and other assets related to operations...............................     (1,125,992)
Increase in payables related to operations...................................................        210,287
Net loan fees received.......................................................................      3,708,755
Amortization of loan fees....................................................................     (3,346,848)
Accretion of discounts.......................................................................       (138,850)
                                                                                               -------------

     NET CASH PROVIDED BY OPERATING ACTIVITIES...............................................    103,951,020
                                                                                               -------------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchases of investments.....................................................................   (615,708,560)
Principal repayments/sales of investments....................................................    626,944,866
Net purchases of short-term investments......................................................   (182,978,149)
                                                                                               -------------

     NET CASH USED FOR INVESTING ACTIVITIES..................................................   (171,741,843)
                                                                                               -------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Shares of beneficial interest sold...........................................................    268,473,306
Shares tendered..............................................................................   (143,951,874)
Dividends from net investment income (net of reinvested dividends of $45,391,528)............    (58,019,111)
                                                                                               -------------

     NET CASH PROVIDED BY FINANCING ACTIVITIES...............................................     66,502,321
                                                                                               -------------

NET DECREASE IN CASH.........................................................................     (1,288,502)

CASH BALANCE AT BEGINNING OF YEAR............................................................      3,735,088
                                                                                               -------------

CASH BALANCE AT END OF YEAR..................................................................  $   2,446,586
                                                                                               =============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS MARCH 31, 2000 (UNAUDITED)

1. ORGANIZATION AND ACCOUNTING POLICIES

Morgan Stanley Dean Witter Prime Income Trust (the "Trust") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust's investment objective is to provide a high level of current income consistent with the preservation of capital. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

The Trust offers and sells its shares to the public on a continuous basis. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

The following is a summary of significant accounting policies:

A. VALUATION OF INVESTMENTS -- (1) Certain senior collateralized loans ("Senior Loans") are valued based on quotations received from an independent pricing service; (2) all other Senior Loans are valued at their fair value in accordance with procedures established in good faith by the Trustees. Under the procedures adopted by the Trustees, interests in Senior Loans are priced using a matrix which takes into account the relationship between current interest rates and interest rates payable on each Senior Loan, as well as the total number of days in each interest period and the period remaining until the next interest rate determination or maturity of the Senior Loan. Adjustments in the matrix-determined price of a Senior Loan will be made in the event of a default on a Senior Loan or a significant change in the creditworthiness of the borrower of the Senior Loan. The fair values determined in accordance with these procedures may differ significantly from the market values that would have been used had a ready market for these Senior Loans existed; (3) portfolio securities for which over-the-counter market quotations are readily available are valued at the latest bid price; (4) all other securities and other assets are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trustees; and (5) short-term debt securities having a maturity date of more than sixty days at time of purchase are valued on a mark-to-market basis until sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term debt securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

B. ACCOUNTING FOR INVESTMENTS -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined by the identified cost method. Interest income is accrued daily except where collection is not expected. When the Trust buys an interest in a Senior Loan, it may receive a facility fee, which is a fee paid to lenders upon origination of a Senior Loan and/or a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust amortizes the facility fee and accrues the commitment fee over the expected term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest. Fees received in connection with loan amendments are amortized over the expected term of the loan.

C. SENIOR LOANS -- The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agent"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, Senior Loans are not readily marketable and are often subject to restrictions on resale.

Some of the Trust's Senior Loans are "Revolver Loans." For these loans, the Trust commits to provide funding up to the face amount of the loan. The amount drawn down by the borrower may vary during the term of the loan.

D. FEDERAL INCOME TAX STATUS -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

E. DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS -- The Trust records dividends and distributions to its shareholders on the record date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

income or distributions in excess of net realized capital gains. To the extent they exceed net investment income and net realized capital gains for tax purposes, they are reported as distributions of paid-in-capital.

2. INVESTMENT ADVISORY/ADMINISTRATION AGREEMENTS

Pursuant to an Investment Advisory Agreement with Morgan Stanley Dean Witter Advisors Inc. (the "Investment Advisor"), the Trust pays an advisory fee, accrued daily and payable monthly, by applying the following annual rates to the net assets of the Trust determined as of the close of each business day: 0.90% to the portion of the daily net assets not exceeding $500 million; 0.85% to the portion of the daily net assets exceeding $500 million but not exceeding $1.5 billion; 0.825% to the portion of daily net assets exceeding $1.5 billion but not exceeding $2.5 billion; and 0.80% of the portion of daily net assets in excess of $2.5 billion.

Pursuant to an Administration Agreement with Morgan Stanley Dean Witter Services Company Inc. (the "Administrator"), an affiliate of the Investment Advisor, the Trust pays an administration fee, calculated daily and payable monthly, by applying the annual rate of 0.25% to the Trust's daily net assets.

3. SECURITY TRANSACTIONS AND TRANSACTIONS WITH AFFILIATES

The cost of purchases and proceeds from sales/principal repayments of portfolio securities, excluding short-term investments, for the six months ended
March 31, 2000 aggregated $615,708,560 and $626,509,432, respectively.

Shares of the Trust are distributed by Morgan Stanley Dean Witter Distributors Inc. (the "Distributor"), an affiliate of the Investment Advisor and Administrator. Pursuant to a Distribution Agreement between the Trust, the Investment Advisor and the Distributor, the Investment Advisor compensates the Distributor at an annual rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Advisor will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. Any early withdrawal charge to defray distribution expenses will be charged to the shareholder in connection with shares held for four years or less which are accepted by the Trust for repurchase pursuant to tender offers. For the six months ended March 31, 2000, the Investment Advisor has informed the Trust that it received approximately $3,232,000 in early withdrawal charges.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

Morgan Stanley Dean Witter Trust FSB, an affiliate of the Investment Advisor, Administrator and Distributor, is the Trust's transfer agent.

The Trust has an unfunded noncontributory defined benefit pension plan covering all independent Trustees of the Trust who will have served as independent Trustees for at least five years at the time of retirement. Benefits under this plan are based on years of service and compensation during the last five years of service. Aggregate pension costs for the six months ended March 31, 2000 included in Trustees' fees and expenses in the Statement of Operations amounted to $2,932. At March 31, 2000, the Trust had an accrued pension liability of $52,170 which is included in accrued expenses in the Statement of Assets and Liabilities.

4. FEDERAL INCOME TAX STATUS

At September 30, 1999, the Trust had a net capital loss carryover of approximately $7,723,000 of which $62,000 will be available through September 30, 2004 and $7,661,000 will be available through September 30, 2007 to offset future capital gains to the extent provided by regulations.

As of September 30, 1999, the Trust had temporary book/tax differences primarily attributable to dividends payable and tax adjustments on revolver loans held by the Trust.

5. SHARES OF BENEFICIAL INTEREST

Transactions in shares of beneficial interest were as follows:

                                                                     SHARES         AMOUNT
                                                                   -----------  --------------
Balance, September 30, 1998......................................  201,526,077  $2,008,631,657
Shares sold......................................................   65,236,515     645,727,385
Shares issued to shareholders for reinvestment of dividends......    7,070,460      69,946,361
Shares tendered (four quarterly tender offers)...................  (19,019,056)   (188,124,450)
                                                                   -----------  --------------
Balance, September 30, 1999......................................  254,813,996   2,536,180,953
Shares sold......................................................   27,451,387     270,375,036
Shares issued to shareholders for reinvestment of dividends......    4,609,187      45,391,528
Shares tendered (four quarterly tender offers)...................  (14,621,494)   (143,951,874)
                                                                   -----------  --------------
Balance, March 31, 2000..........................................  272,253,076  $2,707,995,643
                                                                   ===========  ==============

On April 27, 2000, the Trustees approved a tender offer to purchase up to 15 million shares of beneficial interest to commence on May 17, 2000.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS MARCH 31, 2000 (UNAUDITED) CONTINUED

6. COMMITMENTS AND CONTINGENCIES

As of March 31, 2000, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                                    UNFUNDED
BORROWER                                                           COMMITMENT
--------                                                           -----------
Arena Brands, Inc................................................  $ 1,275,000
Bridge Information Systems, Inc..................................      222,222
Crown Paper Co...................................................    1,400,991
Jet Plastica Industries, Inc.....................................    2,162,162
Mafco Finance Corp...............................................    1,514,423
Spalding Holdings Corp...........................................    1,882,353
Teligent, Inc. (Multi-Draw)......................................    6,666,667
Teligent, Inc. (Revolver)........................................    3,333,333
World Kitchen Consumer Products, Inc.............................      301,818
                                                                   -----------
                                                                   $18,758,969
                                                                   ===========

The total value of securities segregated for unfunded loan commitments was $24,932,778.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL HIGHLIGHTS

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                               FOR THE SIX                       FOR THE YEAR ENDED SEPTEMBER 30,
                                               MONTHS ENDED       ---------------------------------------------------------------
                                              MARCH 31, 2000         1999          1998          1997         1996         1995
--------------------------------------------------------------------------------------------------------------------
                                               (UNAUDITED)
SELECTED PER SHARE DATA:

Net asset value, beginning of period.........   $     9.87        $     9.91    $     9.95    $     9.94    $   9.99     $  10.00
                                                ----------        ----------    ----------    ----------    --------     --------
Income (loss) from investment operations:
   Net investment income.....................         0.39              0.70          0.71          0.75        0.74         0.82
   Net realized and unrealized gain (loss)...        (0.03)            (0.05)        (0.03)       --           (0.04)        0.01
                                                ----------        ----------    ----------    ----------    --------     --------

Total income from investment operations......         0.36              0.65          0.68          0.75        0.70         0.83
                                                ----------        ----------    ----------    ----------    --------     --------

Less dividends and distributions from:
   Net investment income.....................        (0.39)            (0.69)        (0.72)        (0.74)      (0.75)       (0.81)
   Net realized gain.........................      --                 --            --            --           --           (0.03)
                                                ----------        ----------    ----------    ----------    --------     --------

Total dividends and distributions............        (0.39)            (0.69)        (0.72)        (0.74)      (0.75)       (0.84)
                                                ----------        ----------    ----------    ----------    --------     --------

Net asset value, end of period...............   $     9.84        $     9.87    $     9.91    $     9.95    $   9.94     $   9.99
                                                ==========        ==========    ==========    ==========    ========     ========

TOTAL RETURN+................................         3.72%(1)          6.72%         7.14%         7.78%       7.25%        8.57%

RATIOS TO AVERAGE NET ASSETS:
Expenses.....................................         1.21%(2)(3)       1.22%         1.29%         1.40%       1.46%        1.52%

Net investment income........................         7.99%(2)          7.02%         7.17%         7.53%       7.50%        8.11%

SUPPLEMENTAL DATA:
Net assets, end of period, in thousands......   $2,678,641        $2,513,959    $1,996,709    $1,344,603    $939,471     $521,361

Portfolio turnover rate......................           28%(1)            44%           68%           86%         72%         102%

---------------------

 + Does not reflect the deduction of sales charge. Calculated based on the net asset value as of the last business day of the period. Dividends and distributions are assumed to be reinvested at the prices obtained under the Trust's dividend reinvestment plan.
(1)  Not annualized.
(2)  Annualized.
(3)  Does not reflect the effect of expense offset of 0.01%.

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1999

PRINCIPAL
AMOUNT IN                                                                      COUPON       MATURITY
THOUSANDS                                                                       RATE          DATE        VALUE
--------------------------------------------------------------------------------------------------------------------
            SENIOR COLLATERALIZED TERM LOANS (a) (b) (95.0%)
            ACCIDENT & HEALTH INSURANCE (0.2%)
 $  2,475   BRW Acquisition, Inc........................................       7.25%        07/10/06  $    2,471,634
    2,475   BRW Acquisition, Inc........................................        7.50        07/10/07       2,471,560
                                                                                                      --------------
                                                                                                           4,943,194
                                                                                                      --------------
            AEROSPACE (1.5%)
   14,813   Avborne, Inc................................................   8.56 to 8.75     06/30/05      14,805,346
    6,965   Decrane Aircraft Holdings, Inc..............................        8.76        04/23/06       6,956,851
   17,382   Fairchild Holding Corp......................................   8.63 to 8.68     04/30/06      17,380,511
                                                                                                      --------------
                                                                                                          39,142,708
                                                                                                      --------------
            AIR FREIGHT/DELIVERY SERVICES (1.6%)
   12,882   Atlas Freighter Leasing II, Inc.............................        7.50        05/29/04      12,867,858
    8,531   Erickson Air-Crane Co., L.L.C...............................        9.01        12/31/04       8,520,756
    3,883   Evergreen International Aviation, Inc.......................        8.62        05/31/02       3,881,840
    6,201   Evergreen International Aviation, Inc.......................        8.54        05/07/03       6,200,382
    8,447   First Security Bank, National Association as Owner
              Trustee...................................................        8.68        05/07/03       8,445,753
                                                                                                      --------------
                                                                                                          39,916,589
                                                                                                      --------------
            APPAREL (2.3%)
   14,462   American Marketing Industries, Inc..........................   9.06 to 9.25     11/29/02      14,458,548
    3,900   American Marketing Industries, Inc..........................   9.06 to 9.25     11/30/03       3,899,086
    2,709   American Marketing Industries, Inc..........................   9.06 to 9.25     11/30/04       2,708,138
    4,186   American Marketing Industries, Inc..........................   9.06 to 9.25     11/30/05       4,185,358
    7,039   Arena Brands, Inc...........................................   8.66 to 9.39     06/01/02       7,027,781
    1,038   Arena Brands, Inc. (Revolver)...............................  8.62 to 11.00     06/01/02       1,038,320
   18,000   St. John Knits International,
              Inc.......................................................        9.38        07/31/07      17,985,780
    5,985   The William Carter Co.......................................   7.79 to 7.97     10/30/03       5,980,940
                                                                                                      --------------
                                                                                                          57,283,951
                                                                                                      --------------
            AUTO PARTS - O.E.M. (2.5%)
    9,900   Accuride Corp...............................................        7.06        01/21/06       9,898,911
    7,500   Accuride Corp...............................................        7.81        01/21/07       7,499,025
   11,542   AP Automotive Systems, Inc..................................   7.56 to 7.69     12/19/05      11,541,601
    6,316   J.L. French Automotive Castings, Inc........................        8.13        10/21/06       6,315,788

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1999, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
 $ 15,000   Meridian Automotive Systems, Inc............................       8.25%        05/25/06  $   14,972,400
    5,960   Special Devices, Inc........................................        8.56        12/15/05       5,959,167
    7,940   Stoneridge, Inc.............................................        9.01        12/31/05       7,930,710
                                                                                                      --------------
                                                                                                          64,117,602
                                                                                                      --------------
            AUTOMOTIVE AFTERMARKET (0.2%)
    2,056   Safelite Glass Corp.........................................        8.50        12/23/04       2,053,787
    2,056   Safelite Glass Corp.........................................        8.75        12/23/05       2,053,807
                                                                                                      --------------
                                                                                                           4,107,594
                                                                                                      --------------
            BOOKS/MAGAZINE (1.9%)
   18,886   Advanstar Communications,
              Inc.......................................................        7.88        04/30/05      18,885,622
    4,991   Advanstar Communications,
              Inc.......................................................        8.38        06/30/07       4,990,842
   25,000   Ziff-Davis, Inc.............................................        8.81        03/31/06      24,996,000
                                                                                                      --------------
                                                                                                          48,872,464
                                                                                                      --------------
            BROADCAST/MEDIA (4.8%)
   20,000   Benedek Broadcasting Corp...................................   8.69 to 8.70     11/20/07      19,964,741
   10,000   Black Entertainment Television, Inc.........................        6.94        06/30/06       9,998,800
    9,750   Capstar Broadcasting Partners,
              Inc.......................................................   7.31 to 7.38     11/30/04       9,693,758
    9,800   Capstar Broadcasting Partners,
              Inc.......................................................        7.69        05/31/05       9,799,496
    6,400   Chancellor Media Corp.......................................        7.56        06/30/05       6,400,103
    1,339   Chancellor Media Corp. (Revolver)...........................   7.56 to 9.38     06/30/05       1,338,750
    2,850   Cumulus Media, Inc..........................................        8.38        09/30/07       2,849,971
    1,900   Cumulus Media, Inc..........................................        8.51        02/28/08       1,899,981
   15,000   Emmis Communications Corp...................................        7.94        02/28/07      14,846,700
    6,579   Latin Communications, Inc...................................       13.00        02/28/04       6,578,804
   19,000   Sinclair Broadcast Group, Inc...............................        6.56        09/15/05      18,996,580
    7,425   Spartan Communications, Inc.................................        8.63        06/30/05       7,424,852
   10,000   Susquehanna Media Co........................................        7.94        06/30/08      10,000,100
                                                                                                      --------------
                                                                                                         119,792,636
                                                                                                      --------------
            BUILDING MATERIALS (0.5%)
    3,011   Atrium Co., Inc.............................................        8.53        06/30/05       3,007,328
    4,316   Atrium Co., Inc.............................................   8.56 to 8.78     06/30/06       4,314,591
    6,000   Dayton Superior Corp........................................        8.13        09/29/05       5,999,880
                                                                                                      --------------
                                                                                                          13,321,799
                                                                                                      --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1999, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
            CABLE TELEVISION (3.6%)
 $ 45,000   Charter Communications Operating, LLC.......................  7.81 to 7.89%     03/18/08  $   44,996,911
   10,750   Classic Cable, Inc..........................................   8.00 to 8.25     01/31/08      10,749,770
   17,500   General Cable Corp..........................................        8.25        05/27/07      17,481,100
   15,000   RCN Corp....................................................        8.88        06/03/07      14,996,550
    4,000   TWFanch-One Co..............................................        8.00        12/31/07       3,990,520
                                                                                                      --------------
                                                                                                          92,214,851
                                                                                                      --------------
            CASINO/GAMBLING (0.9%)
    5,519   Alliance Gaming Corp........................................   8.56 to 8.62     01/31/05       5,517,653
    2,203   Alliance Gaming Corp........................................   8.81 to 8.87     07/31/05       2,202,624
    5,000   Harrah's Jazz Co............................................        6.06        04/30/05       4,997,450
   10,000   Palace Station Hotel & Casino, Inc..........................        7.87        12/31/05       9,999,900
                                                                                                      --------------
                                                                                                          22,717,627
                                                                                                      --------------
            CELLULAR TELEPHONE (1.8%)
    7,444   Centenial Cellular Operating
              Co. LLC...................................................        8.64        05/31/07       7,408,988
    7,444   Centenial Cellular Operating
              Co. LLC...................................................        8.89        11/30/07       7,408,839
   30,602   Microcell Connexions, Inc...................................   8.51 to 8.63     03/01/06      30,594,521
                                                                                                      --------------
                                                                                                          45,412,348
                                                                                                      --------------
            COAL MINING (0.6%)
   14,813   Quaker Coal Company, Inc....................................       11.75        06/30/06      14,812,500
                                                                                                      --------------
            CONSTRUCTION/AGRICULTURAL EQUIPMENT/TRUCKS (0.4%)
   10,000   Terex Corp..................................................        8.68        03/06/06      10,000,000
                                                                                                      --------------
            CONSUMER SPECIALTIES (1.0%)
    2,375   American Safety Razor Co....................................   9.12 to 9.20     04/30/07       2,374,522
    8,307   Amscan Holdings, Inc........................................   7.75 to 7.91     12/31/04       8,298,994
    5,563   Jet Plastica Industries, Inc................................   7.69 to 8.00     12/31/02       5,558,935
    8,891   Jet Plastica Industries, Inc................................   8.19 to 8.50     12/31/04       8,882,738
                                                                                                      --------------
                                                                                                          25,115,189
                                                                                                      --------------
            CONSUMER SUNDRIES (0.8%)
      324   Corning Consumer Products
              Co. (Revolver)............................................   7.00 to 7.51     04/09/05         323,527
   15,840   Corning Consumer Products
              Co........................................................        7.38        10/09/06      15,837,624
    3,055   The Boyds Collection, Ltd...................................   7.00 to 7.56     04/21/06       3,053,528
                                                                                                      --------------
                                                                                                          19,214,679
                                                                                                      --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1999, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
            CONSUMER/BUSINESS SERVICES (2.7%)
 $ 16,951   Bridge Information Systems,
              Inc.......................................................  8.06 to 8.19%     05/29/03  $   16,951,111
    2,556   Bridge Information Systems,
              Inc. (Revolver)...........................................   8.19 to 9.50     05/29/03       2,555,572
   19,950   Bridge Information Systems, Inc.............................   8.06 to 8.31     05/29/05      19,949,202
    9,381   InfoUSA, Inc................................................        8.94        06/30/06       9,381,102
    4,833   Prime Succession, Inc.......................................   8.94 to 9.25     08/01/03       4,833,602
    4,833   Prime Succession, Inc. (Participation: Goldman Sachs &
              Co.) (d)..................................................   8.94 to 9.25     08/01/03       4,833,602
    9,601   Rose Hills Co...............................................        8.31        12/01/03       9,590,387
                                                                                                      --------------
                                                                                                          68,094,578
                                                                                                      --------------
            CONTAINERS/PACKAGING (2.0%)
    1,778   Graham Packaging Co.........................................        8.25        01/31/06       1,774,540
    8,172   Graham Packaging Co.........................................   8.38 to 8.81     01/31/07       8,162,509
    7,500   Impaxx, Inc.................................................   8.81 to 9.13     12/31/05       7,494,075
   10,000   LLS Corp....................................................   8.30 to 8.75     07/31/06       9,994,363
    4,987   Mediapak Corp...............................................  8.77 to 10.25     12/31/05       4,980,708
    4,987   Mediapak Corp...............................................  8.88 to 10.50     12/31/06       4,981,490
    4,822   MPC Packaging Corp..........................................       10.13        05/30/04       4,822,454
    9,174   Packaging Corporation of America............................   8.63 to 9.50     04/12/07       9,172,115
                                                                                                      --------------
                                                                                                          51,382,254
                                                                                                      --------------
            DISCOUNT CHAINS (0.5%)
   11,528   Tuesday Morning Corp........................................        7.88        12/29/04      11,527,594
                                                                                                      --------------
            DIVERSIFIED COMMERCIAL SERVICES (0.4%)
    9,950   Building One Services Corp..................................   8.31 to 8.50     04/30/04       9,931,582
                                                                                                      --------------
            DIVERSIFIED MANUFACTURING (1.6%)
    6,197   Chatham Technologies, Inc...................................        8.44        08/18/03       6,196,703
    7,914   Chatham Technologies, Inc...................................        8.94        08/18/05       7,914,649
    3,000   Desa International, Inc.....................................        8.98        11/26/03       2,999,670
    6,755   Desa International, Inc.....................................        9.00        11/26/04       6,747,772
    6,860   Doskocil Manufacturing Co...................................        9.38        09/30/04       6,858,559
    9,554   Insilco Corp................................................        9.13        11/24/05       9,554,029
                                                                                                      --------------
                                                                                                          40,271,382
                                                                                                      --------------
            DRUGSTORE CHAINS (0.7%)
    9,850   Duane Reade, Inc............................................        8.06        02/15/05       9,849,015
    6,683   Duane Reade, Inc............................................   8.31 to 8.56     02/15/06       6,681,897
                                                                                                      --------------
                                                                                                          16,530,912
                                                                                                      --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1999, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
            E.D.P. SERVICES (0.3%)
 $ 14,738   DecisionOne Corp............................................       10.00%       08/07/04  $    8,105,625
                                                                                                      --------------
            EDUCATION (0.4%)
    9,258   Children's Discovery Centers of America.....................   7.81 to 7.94     06/30/05       9,235,720
                                                                                                      --------------
            ELECTRONIC COMPONENTS (1.9%)
    7,481   Communications Instruments,
              Inc.......................................................   8.63 to 8.69     03/15/04       7,480,964
   13,944   Dynamic Details, Inc........................................        7.88        04/22/05      13,943,721
    7,000   Knowles Electronics, Inc....................................        8.60        06/29/07       6,987,680
    2,968   Viasystems Group, Inc.......................................        8.75        03/31/04       2,964,622
    2,443   Viasystems Group, Inc.......................................        8.79        06/30/04       2,440,274
   14,000   Viasystems Group, Inc.......................................   9.18 to 9.19     06/30/05      13,997,495
                                                                                                      --------------
                                                                                                          47,814,756
                                                                                                      --------------
            ELECTRONIC PRODUCTION EQUIPMENT (0.2%)
    5,706   Telex Communications, Inc...................................   8.96 to 8.98     11/06/04       5,704,728
                                                                                                      --------------
            ENERGY (0.6%)
   15,000   AES Texas Funding, LLC......................................        8.13        03/06/00      14,999,700
                                                                                                      --------------
            ENTERTAINMENT & LEISURE (1.1%)
    7,500   MGM Studios, Inc............................................        8.25        03/31/06       7,499,475
    5,354   Premier Parks, Inc..........................................   7.44 to 9.00     03/31/06       5,354,483
   16,038   Six Flag Theme Parks, Inc...................................        8.19        11/30/04      16,037,256
                                                                                                      --------------
                                                                                                          28,891,214
                                                                                                      --------------
            ENVIRONMENTAL SERVICES (2.5%)
   22,727   Allied Waste Industries, Inc................................        8.19        07/30/06      22,727,273
   27,273   Allied Waste Industries, Inc................................        8.44        07/30/07      27,272,763
   12,903   Environmental Systems Products Holdings, Inc................        9.51        09/30/05      12,887,404
                                                                                                      --------------
                                                                                                          62,887,440
                                                                                                      --------------
            FINANCE (0.7%)
    8,990   Blackstone Capital
              Company II, L.L.C.........................................       11.75        11/30/00       8,990,066
    8,830   Wasserstein/C&A Holdings, L.L.C.............................       10.00        11/30/00       8,813,283
                                                                                                      --------------
                                                                                                          17,803,349
                                                                                                      --------------
            FLUID CONTROLS (0.4%)
    4,988   Mueller Group, Inc..........................................        8.69        08/16/06       4,979,520
    4,988   Mueller Group, Inc..........................................        8.94        08/16/07       4,979,520
                                                                                                      --------------
                                                                                                           9,959,040
                                                                                                      --------------
            FOOD CHAINS (0.5%)
   12,438   Big V Supermarkets, Inc.....................................        8.94        08/10/03      12,437,624
                                                                                                      --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1999, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
            FOOD & BEVERAGES (2.2%)
 $  9,250   B&G Foods, Inc..............................................       8.63%        03/03/06  $    9,249,815
    7,425   Eagle Family Foods, Inc.....................................   8.69 to 9.01     12/31/05       7,424,421
    8,415   Favorite Brands International, Inc..........................        8.81        05/19/05       8,404,525
   12,375   Leon's Bakery, Inc..........................................        8.38        06/03/05      12,374,752
    6,252   Specialty Food Corp. (Revolver).............................   8.63 to 8.64     01/31/01       6,251,958
   10,725   Specialty Food Corp.........................................        9.91        01/31/01      10,723,961
                                                                                                      --------------
                                                                                                          54,429,432
                                                                                                      --------------
            HOME FURNISHINGS (0.5%)
    3,005   Sealy Mattress Co...........................................        7.88        12/15/04       3,001,814
    2,165   Sealy Mattress Co...........................................        8.13        12/15/05       2,162,662
    2,766   Sealy Mattress Co...........................................        8.38        12/15/06       2,763,872
    1,424   Simmons Co..................................................        8.69        10/29/05       1,424,533
    3,563   Simmons Co..................................................        8.94        10/29/06       3,562,606
                                                                                                      --------------
                                                                                                          12,915,487
                                                                                                      --------------
            HOSPITAL/NURSING MANAGEMENT (3.6%)
    5,969   Columbia - HealthONE, LLC...................................        8.88        06/30/05       5,968,846
    7,014   Community Health Systems, Inc...............................        8.50        12/31/03       7,005,352
    7,014   Community Health Systems, Inc...............................        9.00        12/31/04       7,005,352
    5,232   Community Health Systems, Inc...............................        9.25        12/31/05       5,226,650
    4,410   GEAC/Multicare Co., Inc.....................................   9.49 to 9.51     09/30/04       4,404,957
    1,466   GEAC/Multicare Co., Inc.....................................        9.74        06/01/05       1,466,089
    4,300   Genesis Health Ventures, Inc................................   8.73 to 8.81     09/30/04       4,299,431
    4,290   Genesis Health Ventures, Inc................................   8.98 to 9.06     06/01/05       4,289,289
   17,194   Integrated Health Services, Inc.............................   8.56 to 8.88     09/30/04      17,181,195
    3,684   Magellan Health Services, Inc...............................        8.00        02/12/05       3,680,985
    3,684   Magellan Health Services, Inc...............................        8.25        02/12/06       3,680,949
    5,011   Paracelsus Healthcare Corp..................................        8.38        03/31/03       5,011,011
    7,943   Paracelsus Healthcare Corp..................................        8.63        03/31/04       7,942,698
   14,552   Ventas Realty Limited Partnership...........................        8.14        10/30/99      14,551,938
                                                                                                      --------------
                                                                                                          91,714,742
                                                                                                      --------------
            HOTELS/RESORTS (3.0%)
   15,000   Felcor Lodging Trust, Inc...................................        7.88        03/31/04      14,999,850
   10,395   Meristar Hospitality Operating Partnership, L.P.............        7.38        01/31/04      10,394,896
    4,727   Pebble Beach Company........................................        8.63        07/30/06       4,727,226

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1999, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
 $ 20,000   Starwood Hotels & Resorts Worldwide, Inc....................       9.13%        02/23/03  $   19,999,600
   10,000   Wyndham International, Inc..................................        8.81        06/30/04       9,999,400
   15,000   Wyndham International, Inc..................................        9.06        06/30/06      14,999,250
                                                                                                      --------------
                                                                                                          75,120,222
                                                                                                      --------------
            INDUSTRIAL SPECIALTIES (0.8%)
   13,301   Advanced Glassfiber Yarns
              LLC.......................................................        9.01        09/30/05      13,285,848
    5,955   Panolam Industries International, Inc.......................   8.88 to 8.98     12/31/05       5,954,395
                                                                                                      --------------
                                                                                                          19,240,243
                                                                                                      --------------
            INSURANCE BROKERS/SERVICES (0.5%)
    7,271   Acordia, Inc................................................        7.69        12/31/04       7,257,849
    2,910   Willis Corroon Corp.........................................        7.98        11/19/07       2,909,738
    2,910   Willis Corroon Corp.........................................        8.23        02/19/08       2,909,709
                                                                                                      --------------
                                                                                                          13,077,296
                                                                                                      --------------
            MAJOR CHEMICALS (0.6%)
    7,500   Huntsman ICI Chemicals LLC..................................        8.50        06/30/07       7,491,075
    7,500   Huntsman ICI Chemicals LLC..................................        8.63        06/30/08       7,499,850
                                                                                                      --------------
                                                                                                          14,990,925
                                                                                                      --------------
            MANAGED HEALTH CARE (0.5%)
    9,595   Interim Healthcare, Inc.....................................   8.64 to 9.24     02/29/04       9,590,068
    3,559   Interim Healthcare, Inc.....................................   9.03 to 9.49     02/28/05       3,554,500
                                                                                                      --------------
                                                                                                          13,144,568
                                                                                                      --------------
            MEDICAL SPECIALTIES (1.3%)
    2,954   Alaris Medical Systems, Inc.................................        7.94        11/01/03       2,953,183
    2,954   Alaris Medical Systems, Inc.................................        7.94        11/01/04       2,953,183
    4,641   Alaris Medical Systems, Inc.................................        7.94        05/01/05       4,640,275
    6,234   Dade Behring, Inc...........................................  8.24 to 10.13     06/30/06       6,233,813
    6,234   Dade Behring, Inc...........................................  8.44 to 10.38     06/30/07       6,233,532
    2,455   Medical Specialties Group, Inc..............................        8.88        06/30/01       2,454,496
    7,136   Medical Specialties Group, Inc..............................        9.63        06/30/04       7,136,221
                                                                                                      --------------
                                                                                                          32,604,703
                                                                                                      --------------
            MEDICAL/NURSING SERVICES (2.5%)
    1,965   Alliance Imaging, Inc.......................................   7.88 to 8.00     12/18/03       1,964,927
    4,913   Alliance Imaging, Inc.......................................   7.88 to 8.44     06/18/04       4,910,574
   12,902   Alliance Imaging, Inc.......................................   7.88 to 8.44     12/18/04      12,901,416
    6,983   Alliance Imaging, Inc.......................................   8.13 to 8.69     06/18/05       6,979,654
    8,147   FHC Health Systems, Inc.....................................        7.81        04/30/05       8,145,572
    8,147   FHC Health Systems, Inc.....................................        8.06        04/30/06       8,145,572
   10,400   Quest Diagnostics, Inc......................................        8.72        08/16/06      10,398,752
    9,600   Quest Diagnostics, Inc......................................   9.27 to 9.7      08/16/07       9,592,944
                                                                                                      --------------
                                                                                                          63,039,411
                                                                                                      --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1999, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
            MOTOR VEHICLES (0.1%)
 $  3,400   Asbury Automotive Texas Holdings L.L.C......................       9.06%        03/31/05  $    3,399,830
                                                                                                      --------------
            MOVIES/ENTERTAINMENT (1.3%)
    9,967   Panavision, Inc.............................................   8.79 to 8.94     03/31/05       9,947,948
    8,904   United Artists Theatre Co...................................  9.69 to 11.50     04/21/06       8,903,589
   13,355   United Artists Theatre Co...................................  9.69 to 11.50     04/21/07      13,341,088
                                                                                                      --------------
                                                                                                          32,192,625
                                                                                                      --------------
            MULTI-SECTOR COMPANIES (1.1%)
    2,205   Mafco Finance Corp. (Revolver)..............................   9.31 to 9.52     04/28/00       2,202,735
   25,442   Mafco Finance Corp..........................................        9.52        04/28/00      25,413,304
                                                                                                      --------------
                                                                                                          27,616,039
                                                                                                      --------------
            NEWSPAPERS (0.2%)
    4,925   21st Century Newspapers, Inc................................        7.81        09/15/05       4,924,557
                                                                                                      --------------
            OFFICE EQUIPMENT/SUPPLIES (1.4%)
   14,962   Global Imaging Systems, Inc.................................        8.63        06/30/06      14,962,201
   19,970   US Office Products Co.......................................        7.89        06/09/06      19,970,170
                                                                                                      --------------
                                                                                                          34,932,371
                                                                                                      --------------
            OILFIELD SERVICES/EQUIPMENT (1.8%)
   20,000   Plains Scurlock Permian, L.P................................        8.47        05/12/04      19,997,600
   15,000   Transmontaigne, Inc.........................................        8.69        06/30/06      15,000,450
   10,000   US Synthetic Corp...........................................   8.81 to 9.02     05/31/05       9,989,679
                                                                                                      --------------
                                                                                                          44,987,729
                                                                                                      --------------
            OTHER CONSUMER SERVICES (0.6%)
    7,800   PCA International, Inc......................................        8.76        08/25/05       7,791,576
    7,882   Volume - Services, Inc......................................        9.31        12/31/06       7,872,395
                                                                                                      --------------
                                                                                                          15,663,971
                                                                                                      --------------
            OTHER METALS/MINERALS (1.2%)
    7,635   CII Carbon, Inc.............................................        8.52        06/25/08       7,625,477
    1,699   U.S. Silica Corp. (Revolver)................................   7.56 to 9.00     06/30/04       1,697,835
   14,966   U.S. Silica Corp............................................        7.93        06/30/06      14,956,589
    5,000   U.S. Silica Corp............................................        8.88        12/31/06       4,999,900
                                                                                                      --------------
                                                                                                          29,279,801
                                                                                                      --------------
            OTHER PHARMACEUTICALS (0.8%)
   19,838   King Pharmaceuticals, Inc...................................        9.24        12/22/06      19,815,543
                                                                                                      --------------
            OTHER SPECIALTY STORES (1.3%)
    4,900   Caribbean Petroleum, LP.....................................        8.81        09/30/05       4,894,855
    5,045   Cumberland Farms, Inc. (Participation Merrill Lynch
              & Co., Inc.) (c)..........................................        9.75        12/31/00       5,045,019
    7,500   Petro Stopping Centers, L.P.................................        8.56        07/23/06       7,492,125

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1999, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
 $ 14,924   The Pantry, Inc.............................................       8.89%        01/31/06  $   14,924,113
                                                                                                      --------------
                                                                                                          32,356,112
                                                                                                      --------------
            PACKAGED FOODS (0.5%)
    9,607   Formax, Inc.................................................  8.19 to 10.00     06/30/05       9,591,799
    2,612   Southern Foods Group, L.P...................................        8.44        03/04/06       2,611,925
                                                                                                      --------------
                                                                                                          12,203,724
                                                                                                      --------------
            PAINTS/COATINGS (0.3%)
    7,500   Metokote Corp...............................................        9.26        11/02/05       7,490,175
                                                                                                      --------------
            PAPER (1.6%)
    7,149   Alabama Pine Pulp Co.,
              Inc. (d)..................................................        9.38        06/30/03       6,791,064
    3,325   Alabama Pine Pulp Co.,
              Inc. (d)..................................................        9.38        06/30/05       1,866,237
    4,429   Alabama Pine Pulp Co.,
              Inc. (d)..................................................       10.75        12/31/08         182,934
    8,524   Alabama River Newsprint Co. (Participation: Toronto Dominion
              Bank) (c).................................................   7.38 to 7.63     12/31/02       8,103,527
    8,872   Bear Island Paper Company, LLC..............................        8.38        12/31/05       8,871,846
    5,655   Crown Paper Co. (Revolver)..................................  8.25 to 10.00     08/22/02       5,655,170
    8,103   Crown Paper Co..............................................  8.81 to 10.50     08/22/03       8,102,432
                                                                                                      --------------
                                                                                                          39,573,210
                                                                                                      --------------
            PRECISION INSTRUMENTS(0.6%)
    4,892   Dynatech Corp...............................................        7.75        03/31/05       4,886,293
    4,892   Dynatech Corp...............................................        8.00        03/31/06       4,886,293
    4,892   Dynatech Corp...............................................        8.25        03/31/07       4,886,293
                                                                                                      --------------
                                                                                                          14,658,879
                                                                                                      --------------
            PRINTING/PUBLISHING (2.3%)
    5,000   American Media Operations, Inc..............................   8.63 to 8.88     04/01/07       4,998,050
   10,656   Cygnus Publishing, Inc......................................        8.24        06/05/05      10,655,504
   17,500   Hollinger International Publishing, Inc.....................       10.25        12/31/04      17,500,000
   10,879   The Sheridan Group, Inc.....................................        8.31        01/30/05      10,878,036
    3,292   Von Hoffman Press, Inc......................................        7.76        05/30/04       3,287,221
   10,690   Von Hoffman Press, Inc......................................        7.76        05/30/05      10,677,671
                                                                                                      --------------
                                                                                                          57,996,482
                                                                                                      --------------
            RECREATIONAL PRODUCTS/TOYS (0.9%)
    7,205   Ritvik Toys, Inc............................................        8.75        02/08/03       7,203,419
    7,205   Ritvik Toys, Inc............................................        9.38        02/08/04       7,203,346
      913   Spalding Holdings Corp......................................        7.79        09/30/03         912,607
    3,494   Spalding Holdings Corp. (Revolver)..........................   7.79 to 9.75     09/30/03       3,493,695
    1,828   Spalding Holdings Corp......................................        8.23        09/30/04       1,827,458

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1999, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
 $  1,828   Spalding Holdings Corp......................................       8.79%        09/30/05  $    1,827,440
    1,052   Spalding Holdings Corp......................................        9.29        03/30/06       1,052,092
                                                                                                      --------------
                                                                                                          23,520,057
                                                                                                      --------------
            RENTAL/LEASING COMPANIES (2.7%)
   12,500   Avis Rent A Car, Inc........................................        8.56        06/30/06      12,496,750
   12,500   Avis Rent A Car, Inc........................................        8.81        06/30/07      12,496,750
   15,000   NationsRent, Inc............................................        8.38        07/20/06      14,999,700
    5,573   Rent-A-Center, Inc..........................................   7.63 to 7.64     01/31/06       5,572,900
    6,816   Rent-A-Center, Inc..........................................   7.88 to 7.89     01/31/07       6,815,912
   14,963   United Rentals, Inc.........................................        7.72        06/30/05      14,961,004
                                                                                                      --------------
                                                                                                          67,343,016
                                                                                                      --------------
            RESTAURANTS (0.3%)
    6,825   Shoney's, Inc...............................................  8.08 to 10.50     04/30/02       6,824,041
                                                                                                      --------------
            RETAIL-SPECIALTY (1.1%)
   12,492   CSK Auto, Inc...............................................        7.38        10/31/03      12,489,876
    8,791   HMV Media Group PLC.........................................        8.26        02/25/06       8,787,684
    6,059   HMV Media Group PLC.........................................        8.58        08/25/06       6,053,044
                                                                                                      --------------
                                                                                                          27,330,604
                                                                                                      --------------
            SEMICONDUCTORS (1.5%)
    9,043   Fairchild Semiconductor Corp................................        8.63        12/15/04       9,043,070
   10,000   Intersil Corp...............................................        9.53        06/30/05       9,988,400
    3,925   Mitel Corp..................................................        7.81        12/26/03       3,920,220
    7,222   Semiconductor Components Industries, LLC....................        9.31        08/04/06       7,214,928
    7,778   Semiconductor Components Industries, LLC....................        9.56        08/04/07       7,769,688
                                                                                                      --------------
                                                                                                          37,936,306
                                                                                                      --------------
            SPECIALTY CHEMICALS (1.9%)
   10,000   Lyondell Petrochemical Co...................................   8.67 to 8.69     06/30/03       9,888,815
   14,925   Lyondell Petrochemical Co...................................        9.36        05/17/06      14,923,060
    6,842   Pioneer America Acqusitions
              Corp......................................................   7.86 to 8.54     12/05/06       6,836,940
    8,100   Pioneer Americas, Inc.......................................   7.88 to 8.66     12/05/06       8,092,032
    8,080   Vining Industries, Inc......................................        8.57        03/31/05       8,071,352
                                                                                                      --------------
                                                                                                          47,812,199
                                                                                                      --------------
            SPECIALTY STEELS (0.8%)
    9,875   ISPAT Inland, L.P...........................................   7.69 to 7.76     07/16/05       9,859,211
    9,875   ISPAT Inland, L.P...........................................   8.19 to 8.26     07/16/06       9,859,211
                                                                                                      --------------
                                                                                                          19,718,422
                                                                                                      --------------
            TELECOMMUNICATION EQUIPMENT (1.6%)
    4,466   Channel Master, Inc.........................................   9.06 to 9.34     10/10/05       4,461,233
   13,000   Pinnacle Towers, Inc........................................        8.52        06/30/07      12,982,840
   22,063   Superior Telecom, Inc.......................................   9.06 to 9.13     11/27/05      21,943,619
                                                                                                      --------------
                                                                                                          39,387,692
                                                                                                      --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1999, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
            TELECOMMUNICATIONS (5.2%)
 $ 10,526   Alaska Communications Systems Holdings, Inc.................       8.50%        11/14/07  $   10,525,579
    9,474   Alaska Communications Systems Holdings, Inc.................        8.75        05/14/08       9,472,926
    7,450   Davel Financing Co., LLC....................................   9.72 to 9.76     06/23/05       7,435,959
   25,000   Global Crossing Holdings,
              Ltd.......................................................        8.26        07/02/07      25,000,000
   15,000   IDT Corp....................................................        8.75        05/10/04      14,971,200
    9,975   Infonet Sevice Corp.........................................        8.26        06/30/06       9,962,033
   25,000   KMC Telecom, Inc............................................        9.31        07/01/07      24,995,250
   10,000   Level 3 Communications, Inc.................................       10.75        01/15/08      10,000,000
    7,528   MJD Communications, Inc.....................................   8.13 to 8.25     03/31/06       7,522,909
    9,850   MJD Communications, Inc.....................................  8.50 to 10.25     03/31/07       9,838,155
                                                                                                      --------------
                                                                                                         129,724,011
                                                                                                      --------------
            TEXTILES (1.0%)
    8,000   Globe Manufacturing, Inc....................................   8.57 to 9.32     07/31/06       7,993,389
    4,532   Joan Fabrics Corp...........................................        8.16        06/30/05       4,532,055
    2,351   Joan Fabrics Corp...........................................        8.66        06/30/06       2,350,715
   10,897   Polymer Group, Inc..........................................   7.88 to 7.94     12/20/05      10,889,226
                                                                                                      --------------
                                                                                                          25,765,385
                                                                                                      --------------
            TRANSPORTATION (1.4%)
    6,310   American Commercial Lines,
              LLC.......................................................        7.56        06/30/06       6,307,547
    8,604   American Commercial Lines,
              LLC.......................................................        7.81        06/30/07       8,600,853
    5,284   MTL, Inc....................................................        7.63        02/28/05       5,284,222
    4,528   MTL, Inc....................................................        7.88        02/28/06       4,529,333
    7,368   North American Van Lines, Inc...............................        8.27        03/31/06       7,360,497
    3,591   Transportacion Ferroviaria Mexicana, S.A. de C.V............        9.72        12/23/02       3,591,036
                                                                                                      --------------
                                                                                                          35,673,488
                                                                                                      --------------
            WIRELESS COMMUNICATIONS (4.9%)
   13,684   Arch Paging, Inc............................................       12.19        06/30/06      13,682,707
   10,000   Nextel Communications, Inc..................................        9.06        03/31/07       9,874,400
   20,000   Nextel Finance Co...........................................        8.31        09/30/06      19,977,600
   15,000   Nextel Partners Operating
              Corp......................................................       10.19        01/29/08      14,836,350
   10,000   Nextel Partners Operating
              Corp......................................................        9.77        07/29/08       9,988,200
   19,938   Omnipoint Communications,
              Inc.......................................................   8.69 to 8.72     02/17/06      19,871,863
   11,000   Powertel PCS, Inc...........................................        8.56        12/31/08      10,988,560
   14,000   Powertel PCS, Inc. (Participation: Goldman Sachs & Co.)
              (c).......................................................   8.38 to 8.56     12/31/08      13,985,300

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1999, CONTINUED

PRINCIPAL
AMOUNT IN                                                                     COUPON        MATURITY
THOUSANDS                                                                      RATE          DATE         VALUE
--------------------------------------------------------------------------------------------------------------------
 $ 10,000   Teligent, Inc...............................................       8.45%        06/30/06  $    9,992,100
                                                                                                      --------------
                                                                                                         123,197,080
                                                                                                      --------------

            TOTAL SENIOR COLLATERALIZED TERM LOANS
            (IDENTIFIED COST $2,397,386,167)........................................................   2,388,163,607
                                                                                                      --------------

            SENIOR NOTES (0.4%)
    1,613   London Fog Industries, Inc. (e).............................       10.00        02/27/03         629,121
    9,563   Supercanal Holdings S.A. (Argentina)........................        9.81        10/12/02       9,561,459
                                                                                                      --------------

            TOTAL SENIOR NOTES
            (IDENTIFIED COST $11,452,484)...........................................................      10,190,580
                                                                                                      --------------

NUMBER OF
  SHARES
----------
            COMMON STOCK (a) (f) (0.0%)
            APPAREL
 129,050    London Fog Industries, Inc. (Restricted)
              (IDENTIFIED COST $2,258,908)..............................                                     --
                                                                                                       --------------

NUMBER OF                                                                                    EXPIRATION
 WARRANTS                                                                                       DATE
----------                                                                                   ----------
            WARRANT (a) (f) (0.0%)
   7,931    London Fog Industries, Inc. (Restricted)
              (IDENTIFIED COST $1,722,237).................................................   02/27/05         --
                                                                                                         --------------

PRINCIPAL
AMOUNT IN                                                                      COUPON       MATURITY
THOUSANDS                                                                       RATE          DATE
----------                                                                ----------------  --------
            SHORT-TERM INVESTMENTS (4.0%)
            COMMERCIAL PAPER (g) (3.6%)
            FINANCE - CONSUMER
 $22,000    American Express Credit Corp................................        5.44        10/01/99       22,000,000
  27,000    American Express Credit Corp. (h)...........................        5.40        10/04/99       26,987,850
  40,000    American Express Credit Corp. (h)...........................        5.28        10/08/99       39,958,933
                                                                                                       --------------

            TOTAL COMMERCIAL PAPER
            (AMORTIZED COST $88,946,783)............................................................       88,946,783
                                                                                                       --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1999, CONTINUED

PRINCIPAL
AMOUNT IN                                                                      COUPON       MATURITY
THOUSANDS                                                                       RATE          DATE         VALUE
---------------------------------------------------------------------------------------------------------------------
            REPURCHASE AGREEMENT (0.4%)
 $11,004    The Bank of New York (dated 09/30/99; proceeds $11,005,055)
              (i)
              (IDENTIFIED COST $11,003,527).............................       5.00%        10/01/99   $   11,003,527
                                                                                                       --------------

            TOTAL SHORT-TERM INVESTMENTS
            (IDENTIFIED COST $99,950,310)...........................................................       99,950,310
                                                                                                       --------------

            TOTAL INVESTMENTS
            (IDENTIFIED COST $2,512,770,106) (j).............................................     99.4%    2,498,304,497

            CASH AND OTHER ASSETS IN EXCESS OF LIABILITIES...................................      0.6        15,654,526
                                                                                               -------   ---------------

            NET ASSETS.......................................................................    100.0%  $ 2,513,959,023
                                                                                               -------   ---------------
                                                                                               -------   ---------------

---------------------

(a) Valued using fair value procedures - total aggregate value is $2,398,354,187.
(b) Floating rate securities. Interest rates shown are those in effect at September 30, 1999.
(c) Participation interests were acquired through the financial institutions indicated parenthetically.
(d)  Payment in kind security.
(e)  Non-income producing security; note in default.
(f)  Non-income producing securities.
(g) Securities were purchased on a discount basis. The interest rates shown have been adjusted to reflect a money market equivalent yield.
(h) All or a portion of these securities are segregated in connection with unfunded loan commitments.
(i) Collateralized by $11,247,330 U.S. Treasury Note 5.375% due 06/30/03 valued at $11,227,999.
(j) The aggregate cost for federal income tax purposes approximates identified cost. The aggregate gross unrealized appreciation is $2,632,462 and the aggregate gross unrealized depreciation is $17,098,071, resulting in net unrealized depreciation of $14,465,609.

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
SEPTEMBER 30, 1999

ASSETS:
Investments in securities, at value
  (identified cost $2,512,770,106)..........................................................  $2,498,304,497
Cash........................................................................................       3,735,088
Receivable for:
    Interest................................................................................      17,078,683
    Shares of beneficial interest sold......................................................       5,126,064
    Investments sold........................................................................         435,434
Prepaid expenses and other assets...........................................................       1,011,737
                                                                                              --------------

     TOTAL ASSETS...........................................................................   2,525,691,503
                                                                                              --------------

LIABILITIES:
Payable for:
    Investment advisory fee.................................................................       1,757,262
    Dividends to shareholders...............................................................       1,220,374
    Administration fee......................................................................         517,047
Accrued expenses and other payables.........................................................         304,585
Deferred loan fees..........................................................................       7,933,212
Commitments and contingencies (Note 7)......................................................        --
                                                                                              --------------

     TOTAL LIABILITIES......................................................................      11,732,480
                                                                                              --------------

     NET ASSETS.............................................................................  $2,513,959,023
                                                                                              ==============

COMPOSITION OF NET ASSETS:
Paid-in-capital.............................................................................  $2,536,180,951
Net unrealized depreciation.................................................................     (14,465,609)
Accumulated undistributed net investment income.............................................         704,520
Accumulated net realized loss...............................................................      (8,460,839)
                                                                                              --------------

     NET ASSETS.............................................................................  $2,513,959,023
                                                                                              ==============

NET ASSET VALUE PER SHARE,
  254,813,996 SHARES OUTSTANDING
  (UNLIMITED SHARES AUTHORIZED OF $.01 PAR VALUE)...........................................           $9.87
                                                                                              ==============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 1999

NET INVESTMENT INCOME:

INCOME
Interest......................................................................................  $183,155,103
Facility, amendment and other loan fees.......................................................     5,258,883
Other income..................................................................................       823,457
                                                                                                ------------

     TOTAL INCOME.............................................................................   189,237,443
                                                                                                ------------

EXPENSES
Investment advisory fee.......................................................................    19,568,322
Administration fee............................................................................     5,740,526
Transfer agent fees and expenses..............................................................     1,008,446
Professional fees.............................................................................       616,632
Registration fees.............................................................................       407,360
Shareholder reports and notices...............................................................       353,753
Facility fees.................................................................................       144,412
Custodian fees................................................................................       115,375
Trustees' fees and expenses...................................................................        16,145
Other.........................................................................................       151,925
                                                                                                ------------

     TOTAL EXPENSES...........................................................................    28,122,896

Less: expense offset..........................................................................       (33,238)
                                                                                                ------------

     NET EXPENSES.............................................................................    28,089,658
                                                                                                ------------

     NET INVESTMENT INCOME....................................................................   161,147,785
                                                                                                ------------

NET REALIZED AND UNREALIZED GAIN (LOSS):
Net realized gain.............................................................................     1,067,708
Net change in unrealized depreciation.........................................................   (13,449,451)
                                                                                                ------------

     NET LOSS.................................................................................   (12,381,743)
                                                                                                ------------

NET INCREASE..................................................................................  $148,766,042
                                                                                                ============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF CHANGES IN NET ASSETS

                                                                         FOR THE YEAR        FOR THE YEAR
                                                                            ENDED               ENDED
                                                                      SEPTEMBER 30, 1999  SEPTEMBER 30, 1998
------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
Net investment income...............................................    $  161,147,785      $  119,953,468
Net realized gain (loss)............................................         1,067,708         (10,227,863)
Net change in unrealized depreciation...............................       (13,449,451)          2,829,220
                                                                        --------------      --------------

     NET INCREASE...................................................       148,766,042         112,554,825

Dividends from net investment income................................      (159,065,743)       (120,722,134)

Net increase from transactions in shares of beneficial interest.....       527,549,296         660,273,515
                                                                        --------------      --------------

     NET INCREASE...................................................       517,249,595         652,106,206

NET ASSETS:
Beginning of period.................................................     1,996,709,428       1,344,603,222
                                                                        --------------      --------------

     END OF PERIOD
    (INCLUDING UNDISTRIBUTED NET INVESTMENT INCOME OF $704,520 AND
    DIVIDENDS IN EXCESS OF NET INVESTMENT INCOME OF $552,409,
    RESPECTIVELY)...................................................    $2,513,959,023      $1,996,709,428
                                                                        ==============      ==============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED SEPTEMBER 30, 1999

INCREASE (DECREASE) IN CASH:

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net investment income......................................................................  $   161,147,785
Adjustments to reconcile net investment income to net cash provided by operating activities:
Increase in receivables and other assets related to operations.............................       (4,819,335)
Increase in payables related to operations.................................................          239,476
Net loan fees received.....................................................................        8,407,380
Amortization of loan fees..................................................................       (5,258,883)
Accretion of discounts.....................................................................         (399,778)
                                                                                             ---------------

     NET CASH PROVIDED BY OPERATING ACTIVITIES.............................................      159,316,645
                                                                                             ---------------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchases of investments...................................................................   (1,547,470,530)
Principal repayments/sales of investments..................................................      904,621,846
Net sales/maturities of short-term investments.............................................      113,054,438
                                                                                             ---------------

     NET CASH USED FOR INVESTING ACTIVITIES................................................     (529,794,246)
                                                                                             ---------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Shares of beneficial interest sold.........................................................      649,548,611
Shares tendered............................................................................     (188,124,450)
Dividends from net investment income (net of reinvested dividends of $69,946,361)..........      (88,658,423)
                                                                                             ---------------

     NET CASH PROVIDED BY FINANCING ACTIVITIES.............................................      372,765,738
                                                                                             ---------------

NET INCREASE IN CASH.......................................................................        2,288,137

CASH BALANCE AT BEGINNING OF YEAR..........................................................        1,446,951
                                                                                             ---------------

CASH BALANCE AT END OF YEAR................................................................  $     3,735,088
                                                                                             ===============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1999

1. ORGANIZATION AND ACCOUNTING POLICIES

Morgan Stanley Dean Witter Prime Income Trust (the "Trust") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust's investment objective is to provide a high level of current income consistent with the preservation of capital. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

The Trust offers and sells its shares to the public on a continuous basis. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

The following is a summary of significant accounting policies:

A. VALUATION OF INVESTMENTS -- (1) The Trustees believe that, at present, there are not sufficient market quotations provided by banks, dealers or pricing services respecting interests in senior collateralized loans ("Senior Loans") to corporations, partnerships and other entities ("Borrower") to enable the Trust to properly value Senior Loans based on available market quotations. Accordingly, until the market for Senior Loans develops, interests in Senior Loans held by the Trust are valued at their fair value in accordance with procedures established in good faith by the Trustees. Under the procedures adopted by the Trustees, interests in Senior Loans are priced using a matrix which takes into account the relationship between current interest rates and interest rates payable on each Senior Loan, as well as the total number of days in each interest period and the period remaining until the next interest rate determination or maturity of the Senior Loan. Adjustments in the matrix-determined price of a Senior Loan will be made in the event of a default on a Senior Loan or a significant change in the creditworthiness of the Borrower. The fair values determined in accordance with these procedures may differ significantly from the market values that would have been used had a ready market for the Senior Loans existed; (2) portfolio securities for which over-the-counter market quotations are readily available are valued at the latest bid price; (3) all other securities and other assets are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trustees; and (4) short-term debt securities having a maturity date of more than sixty days at time of purchase are valued on a mark-to-market basis until

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1999, CONTINUED

sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term debt securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost.

B. ACCOUNTING FOR INVESTMENTS -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined by the identified cost method. Interest income is accrued daily except where collection is not expected. When the Trust buys an interest in a Senior Loan, it may receive a facility fee, which is a fee paid to lenders upon origination of a Senior Loan and/or a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust amortizes the facility fee and accrues the commitment fee over the expected term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest. Fees received in connection with loan amendments are amortized over the expected term of the loan.

C. SENIOR LOANS -- The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agent"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, Senior Loans are not readily marketable and are often subject to restrictions on resale.

Some of the Trust's Senior Loans are "Revolver Loans." For these loans, the Trust commits to provide funding up to the face amount of the loan. The amount drawn down by the borrower may vary during the term of the loan.

D. FEDERAL INCOME TAX STATUS -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

E. DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS -- The Trust records dividends and distributions to its shareholders on the record date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for financial

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1999, CONTINUED

reporting purposes but not for tax purposes are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent they exceed net investment income and net realized capital gains for tax purposes, they are reported as distributions of paid-in-capital.

2. INVESTMENT ADVISORY AGREEMENT

Pursuant to an Investment Advisory Agreement with Morgan Stanley Dean Witter Advisors Inc. (the "Investment Advisor"), the Trust pays an advisory fee, accrued daily and payable monthly, by applying the following annual rates to the net assets of the Trust determined as of the close of each business day: 0.90% to the portion of the daily net assets not exceeding $500 million; 0.85% to the portion of the daily net assets exceeding $500 million but not exceeding $1.5 billion; and 0.825% to the portion of daily net assets exceeding $1.5 billion. Effective May 1, 1999 the Agreement was amended to reduce the annual rate to 0.80% of the portion of daily net assets in excess of $2.5 billion.

Under the terms of the Agreement, in addition to managing the Trust's investments, the Investment Advisor pays the salaries of all personnel, including officers of the Trust, who are employees of the Investment Advisor.

3. ADMINISTRATION AGREEMENT

Pursuant to an Administration Agreement with Morgan Stanley Dean Witter Services Company Inc. (the "Administrator"), an affiliate of the Investment Advisor, the Trust pays an administration fee, calculated daily and payable monthly, by applying the annual rate of 0.25% to the Trust's daily net assets.

Under the terms of the Administration Agreement, the Administrator maintains certain of the Trust's books and records and furnishes, at its own expense, office space, facilities, equipment, clerical, bookkeeping and certain legal services and pays the salaries of all personnel, including officers of the Trust who are employees of the Administrator. The Administrator also bears the cost of telephone services, heat, light, power and other utilities provided to the Trust.

4. SECURITY TRANSACTIONS AND TRANSACTIONS WITH AFFILIATES

The cost of purchases and proceeds from sales/principal repayments of portfolio securities, excluding short-term investments, for the year ended September 30, 1999 aggregated $1,547,470,530 and $905,057,280, respectively.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1999, CONTINUED

Shares of the Trust are distributed by Morgan Stanley Dean Witter Distributors Inc. (the "Distributor"), an affiliate of the Investment Advisor and Administrator. Pursuant to a Distribution Agreement between the Trust, the Investment Advisor and the Distributor, the Investment Advisor compensates the Distributor at an annual rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Advisor will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. Any early withdrawal charge to defray distribution expenses will be charged to the shareholder in connection with shares held for four years or less which are accepted by the Trust for repurchase pursuant to tender offers. For the year ended September 30, 1999, the Investment Advisor has informed the Trust that it received approximately $2,651,000 in early withdrawal charges.

Morgan Stanley Dean Witter Trust FSB, an affiliate of the Investment Advisor and Administrator, is the Trust's transfer agent. At September 30, 1999, the Trust had transfer agent fees and expenses payable of approximately $8,300.

The Trust has an unfunded noncontributory defined benefit pension plan covering all independent Trustees of the Trust who will have served as independent Trustees for at least five years at the time of retirement. Benefits under this plan are based on years of service and compensation during the last five years of service. Aggregate pension costs for the year ended September 30, 1999 included in Trustees' fees and expenses in the Statement of Operations amounted to $5,742. At September 30, 1999, the Trust had an accrued pension liability of $52,116 which is included in accrued expenses in the Statement of Assets and Liabilities.

5. FEDERAL INCOME TAX STATUS

At September 30, 1999, the Trust had a net capital loss carryover of approximately $7,723,000 of which $62,000 will be available through September 30, 2004 and $7,661,000 will be available through September 30, 2007 to offset future capital gains to the extent provided by regulations.

As of September 30, 1999, the Trust had temporary book/tax differences primarily attributable to dividends payable and tax adjustments on revolver loans held by the Trust and permanent book/tax differences attributable to revolver loans sold by the Trust. To reflect reclassifications arising from the permanent differences, accumulated undistributed net investment income was charged $825,113 and accumulated net realized loss was credited $825,113.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1999, CONTINUED

6. SHARES OF BENEFICIAL INTEREST

Transactions in shares of beneficial interest were as follows:

                                                                SHARES          AMOUNT
                                                              -----------   --------------
Balance, September 30, 1997.................................  135,154,983   $1,348,358,142
Shares sold.................................................   73,974,045      735,805,027
Shares issued to shareholders for reinvestment of
 dividends..................................................    5,468,432       54,381,913
Shares tendered (four quarterly tender offers)..............  (13,071,383)    (129,913,425)
                                                              -----------   --------------
Balance, September 30, 1998.................................  201,526,077    2,008,631,657
Shares sold.................................................   65,236,515      645,727,385
Shares issued to shareholders for reinvestment of
 dividends..................................................    7,070,460       69,946,361
Shares tendered (four quarterly tender offers)..............  (19,019,056)    (188,124,450)
                                                              -----------   --------------
Balance, September 30, 1999.................................  254,813,996   $2,536,180,953
                                                              ===========   ==============

On October 20, 1999, the Trustees approved a tender offer to purchase up to 12 million shares of beneficial interest to commence on November 17, 1999.

7. COMMITMENTS AND CONTINGENCIES

As of September 30, 1999, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                               UNFUNDED
BORROWER                                                      COMMITMENT
--------                                                      -----------
Arena Brands, Inc...........................................  $ 1,045,000
Bridge Information Systems, Inc.............................      222,222
Chancellor Media Corp.......................................    4,261,250
Corning Consumer Products Co................................      676,364
Crown Paper Co..............................................    2,056,500
Jet Plastica Industries, Inc................................    2,702,703
Mafco Finance Corp..........................................    3,246,923
Spalding Holdings Corp......................................    2,388,235
Spectrasite Communications, Inc. (Revolver).................      714,286
Spectrasite Communications, Inc. (Term Loan)................    4,285,714
Teligent, Inc. (Multi-Draw).................................    6,666,667
Teligent, Inc. (Revolver)...................................    3,333,333
Tenneco Automotive..........................................   10,000,000
U.S. Silica Co. (Working Capital)...........................    1,302,000
                                                              -----------
                                                              $42,901,197
                                                              ===========

The total value of securities segregated for unfunded loan commitments was $49,954,433.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL HIGHLIGHTS

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                                           FOR THE YEAR ENDED SEPTEMBER 30,
                            ----------------------------------------------------------------------------------------------
                               1999        1998        1997       1996      1995      1994      1993      1992      1991
--------------------------------------------------------------------------------------------------------------------------
SELECTED PER SHARE DATA:

Net asset value, beginning
 of period................. $     9.91  $     9.95  $     9.94  $   9.99    $10.00  $   9.91  $   9.99  $  10.00  $  10.00
                            ----------  ----------  ----------  --------    ------  --------  --------  --------  --------

Income (loss) from
 investment operations:
   Net investment income...       0.70        0.71        0.75      0.74      0.82      0.62      0.55      0.62      0.84
   Net realized and
   unrealized gain
   (loss)..................      (0.05)      (0.03)     --         (0.04)     0.01      0.09     (0.08)    (0.01)    --
                            ----------  ----------  ----------  --------    ------  --------  --------  --------  --------

Total income from
 investment operations.....       0.65        0.68        0.75      0.70      0.83      0.71      0.47      0.61      0.84
                            ----------  ----------  ----------  --------    ------  --------  --------  --------  --------

Less dividends and
 distributions from:
   Net investment income...      (0.69)      (0.72)      (0.74)    (0.75)    (0.81)    (0.62)    (0.55)    (0.62)    (0.84)
   Net realized gain.......     --          --          --         --        (0.03)    --        --        --        --
                            ----------  ----------  ----------  --------    ------  --------  --------  --------  --------

Total dividends and
 distributions.............      (0.69)      (0.72)      (0.74)    (0.75)    (0.84)    (0.62)    (0.55)    (0.62)    (0.84)
                            ----------  ----------  ----------  --------    ------  --------  --------  --------  --------

Net asset value, end of
 period.................... $     9.87  $     9.91  $     9.95  $   9.94    $ 9.99  $  10.00  $   9.91  $   9.99  $  10.00
                            ==========  ==========  ==========  ========    ======  ========  ========  ========  ========

TOTAL RETURN+..............       6.72%       7.14%       7.78%     7.25%     8.57%     7.32%     4.85%     6.23%     8.77%

RATIOS TO AVERAGE NET
ASSETS:
Expenses...................       1.22%       1.29%       1.40%     1.46%     1.52%     1.60%     1.45%     1.47%     1.52%

Net investment income......       7.02%       7.17%       7.53%     7.50%     8.11%     6.14%     5.53%     6.14%     8.23%

SUPPLEMENTAL DATA:
Net assets, end of period,
 in thousands.............. $2,513,959  $1,996,709  $1,344,603  $939,471  $521,361  $305,034  $311,479  $413,497  $479,941

Portfolio turnover rate....         44%         68%         86%       72%      102%      147%       92%       46%       42%

                               FOR THE PERIOD
                             NOVEMBER 30, 1989*
                                   THROUGH
                             SEPTEMBER 30, 1990
---------------------------  -------------------
SELECTED PER SHARE DATA:
Net asset value, beginning
 of period.................    $         10.00
                               ---------------
Income (loss) from
 investment operations:
   Net investment income...               0.74
   Net realized and
   unrealized gain
   (loss)..................              (0.01)
                               ---------------
Total income from
 investment operations.....               0.73
                               ---------------
Less dividends and
 distributions from:
   Net investment income...              (0.73)
   Net realized gain.......         --
                               ---------------
Total dividends and
 distributions.............              (0.73)
                               ---------------
Net asset value, end of
 period....................    $         10.00
                               ===============
TOTAL RETURN+..............               7.57%(1)
RATIOS TO AVERAGE NET
ASSETS:
Expenses...................               1.48%(2)
Net investment income......               8.95%(2)
SUPPLEMENTAL DATA:
Net assets, end of period,
 in thousands..............           $328,189
Portfolio turnover rate....                 35%(1)

---------------------

 *   Commencement of operations.
 + Does not reflect the deduction of sales charge. Calculated based on the net asset value as of the last business day of the period. Dividends and distributions are assumed to be reinvested at the prices obtained under the Trust's dividend reinvestment plan.
(1)  Not annualized.
(2)  Annualized.

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
REPORT OF INDEPENDENT ACCOUNTANTS

TO THE SHAREHOLDERS AND TRUSTEES
OF MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations, of changes in net assets and of cash flows and the financial highlights present fairly, in all material respects, the financial position of Morgan Stanley Dean Witter Prime Income Trust (the "Trust") at September 30, 1999, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the nine years in the period then ended and for the period November 30, 1989 (commencement of operations) through September 30, 1990, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 1999 by correspondence with the custodian and, with respect to senior collateralized loans, the selling participants and agent banks, provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
1177 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10036
NOVEMBER 15, 1999

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998

PRINCIPAL
AMOUNT IN                                                                               COUPON      MATURITY
THOUSANDS                                                                                RATE         DATE        VALUE
----------------------------------------------------------------------------------------------------------------------------
            SENIOR COLLATERIZED TERM LOANS (a)(b) (88.4%)
            ACCIDENT & HEALTH INSURANCE (0.2%)
$  2,500    BRW Acquisition Inc...................................................      8.19%       07/10/06  $    2,500,475
   2,500    BRW Acquisition Inc...................................................       8.44       07/10/07       2,500,475
                                                                                                              --------------
                                                                                                                   5,000,950
                                                                                                              --------------
            AEROSPACE (1.1%)
  11,250    Fairchild Holding Corp................................................  8.63 to 8.69    06/18/04      11,251,744
   9,800    Tri-Star Aerospace Co.................................................       7.75       09/30/03       9,802,744
                                                                                                              --------------
                                                                                                                  21,054,488
                                                                                                              --------------
            AIR FREIGHT/DELIVERY SERVICES (1.2%)
   8,480    Atlas Freighter Leasing II, Inc.......................................       7.91       05/29/04       8,482,936
   5,063    Evergreen International Aviation, Inc.................................       8.69       05/31/02       5,062,703
   9,649    First Security Bank, National Association as Owner Trustee............       8.69       05/07/03       9,651,107
                                                                                                              --------------
                                                                                                                  23,196,746
                                                                                                              --------------
            AIRCRAFT & AEROSPACE (1.8%)
   8,619    Erickson Air-Crane Co., L.L.C.........................................  9.13 to 10.50   12/31/04       8,619,440
  14,963    Nortek Aviation Support Inc...........................................  8.75 to 8.81    07/01/05      14,965,448
  11,796    Western Sky Industries Inc............................................       8.04       07/31/03      11,797,780
                                                                                                              --------------
                                                                                                                  35,382,668
                                                                                                              --------------
            APPAREL (0.1%)
   1,613    London Fog Industries, Inc. (c).......................................      10.00       02/27/03       1,613,132
                                                                                                              --------------
            AUTO PARTS (0.9%)
  18,000    Federal Mogul Corp....................................................  7.82 to 7.88    12/31/05      18,001,674
                                                                                                              --------------
            AUTO PARTS - ORIGINAL EQUIPMENT (1.8%)
  10,000    Accuride Corp.........................................................       7.69       01/21/06      10,001,200
  10,000    American Axle & Manufacturing, Inc....................................       8.19       04/30/06      10,001,700
  15,501    AP Automotive Systems, Inc............................................  8.50 to 8.69    12/19/05      15,506,510
                                                                                                              --------------
                                                                                                                  35,509,410
                                                                                                              --------------
            AUTOMOTIVE AFTERMARKET (0.6%)
  12,564    CSK Auto, Inc.........................................................  7.44 to 9.25    10/31/03      12,567,139
                                                                                                              --------------
            BREWERS (0.9%)
   3,317    The Stroh Brewery Co..................................................       8.56       06/30/01       3,317,868
   2,505    The Stroh Brewery Co. (Revolver)......................................       8.63       06/30/01       2,505,076
  12,508    The Stroh Brewery Co..................................................       9.06       06/30/03      12,512,477
                                                                                                              --------------
                                                                                                                  18,335,421
                                                                                                              --------------
            BROADCASTING (0.6%)
  12,391    Latin Communications, Inc.............................................      13.25       02/28/04      12,391,305
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                              COUPON       MATURITY
THOUSANDS                                                                               RATE         DATE         VALUE
----------------------------------------------------------------------------------------------------------------------------
            BROADCAST MEDIA (3.3%)
$ 10,000    Black Entertainment Television Inc....................................      7.69%       06/30/06  $   10,002,800
  19,950    Capstar Media Broadcasting Partners...................................       8.13       05/31/05      19,951,397
   6,400    Chancellor Media Corp.................................................       6.25       06/30/05       6,400,551
   1,288    Chancellor Media Corp. (Revolver).....................................  6.25 to 8.50    06/30/05       1,288,156
  20,000    Sinclair Broadcast Group..............................................  7.16 to 7.20    09/15/05      20,000,399
   7,500    Spartan Communications, Inc...........................................       8.95       06/30/05       7,500,000
                                                                                                              --------------
                                                                                                                  65,143,303
                                                                                                              --------------
            BUILDING MATERIALS (0.8%)
   6,000    Dayton Superior Corp..................................................       8.44       09/29/05       6,002,520
   9,943    Falcon Building Products, Inc.........................................       8.38       06/30/05       9,943,155
                                                                                                              --------------
                                                                                                                  15,945,675
                                                                                                              --------------
            BUSINESS PUBLISHING (0.9%)
  18,981    Advanstar Communications, Inc.........................................       7.88       04/30/05      18,981,569
                                                                                                              --------------
            BUSINESS SERVICES (1.8%)
   5,000    Bridge Information Systems............................................       8.44       05/29/03       5,000,150
  15,000    Bridge Information Systems............................................       8.69       05/29/05      15,000,351
  15,000    United Rentals Inc....................................................       7.56       06/30/05      15,001,200
                                                                                                              --------------
                                                                                                                  35,001,701
                                                                                                              --------------
            CABLE TELEVISION (1.7%)
   5,895    Cable Systems International,
              Inc.................................................................       8.69       12/31/02       5,895,059
   9,975    Charter Communications Entertainment I, L.P...........................  8.38 to 10.00   12/31/04       9,975,200
   8,499    Falcon Cable Communications...........................................  7.31 to 7.70    12/31/07       8,501,888
   9,564    Supercanal Holdings S.A. (Argentina) (c)..............................      10.13       10/12/02       9,567,962
                                                                                                              --------------
                                                                                                                  33,940,109
                                                                                                              --------------
            CHEMICALS - DIVERSIFIED (0.5%)
   3,846    Lyondell Petrochemical Co.............................................       7.53       06/30/99       3,817,731
   6,154    Lyondell Petrochemical Co.............................................       7.69       06/30/00       6,109,477
                                                                                                              --------------
                                                                                                                   9,927,208
                                                                                                              --------------
            COAL MINING (1.7%)
   6,487    Alliance Coal Corp....................................................       8.57       12/31/02       6,487,302
  13,385    P&L Coal Holdings Corp................................................  7.88 to 8.13    06/30/06      13,391,486
  14,963    Quaker Coal Company Inc...............................................       8.84       06/30/06      14,971,178
                                                                                                              --------------
                                                                                                                  34,849,966
                                                                                                              --------------
            COMMUNICATIONS - EQUIPMENT & SOFTWARE (1.3%)
   5,001    Channel Master, Inc...................................................       8.69       10/10/05       5,000,349
   4,964    Dynatech Corp.........................................................   7.81 to 9.75   03/31/05       4,964,680

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                              COUPON       MATURITY
THOUSANDS                                                                               RATE         DATE         VALUE
----------------------------------------------------------------------------------------------------------------------------
$  4,964    Dynatech Corp.........................................................  8.06 to 10.00%  03/31/06  $    4,964,680
   4,964    Dynatech Corp.........................................................  8.31 to 10.25   03/31/07       4,964,680
   5,965    Telex Communications, Inc.............................................       8.69       11/06/04       5,967,413
                                                                                                              --------------
                                                                                                                  25,861,802
                                                                                                              --------------
            COMPUTERS - SERVICES (0.7%)
  14,851    DecisionOne Corp......................................................  8.32 to 8.82    08/07/04      14,858,113
                                                                                                              --------------
            CONSUMER SPECIALITIES (1.2%)
   8,391    Amscan Holdings, Inc..................................................   7.69 to 7.88   12/31/04       8,394,751
   6,710    Renters Choice Inc....................................................       8.13       01/31/06       6,710,157
   8,201    Renters Choice Inc....................................................       8.38       01/31/07       8,201,122
                                                                                                              --------------
                                                                                                                  23,306,030
                                                                                                              --------------
            CONSUMER SUNDRIES (1.6%)
   6,602    Chattem, Inc..........................................................       8.88       02/14/04       6,602,395
     308    Corning Consumer Products Co..........................................  7.28 to 7.38    04/09/05         309,126
  16,000    Corning Consumer Products Co..........................................       7.53       10/09/06      16,001,920
   9,212    The Boyds Collection, Ltd.............................................  7.75 to 7.94    04/21/06       9,212,844
                                                                                                              --------------
                                                                                                                  32,126,285
                                                                                                              --------------
            CONTAINERS/PACKAGING (0.9%)
   5,432    Graham Packaging Co...................................................       8.13       01/31/06       5,432,455
   7,394    Graham Packaging Co...................................................  8.38 to 8.56    01/31/07       7,394,410
   4,786    MPC Packaging Corp....................................................       8.06       05/30/04       4,786,687
                                                                                                              --------------
                                                                                                                  17,613,552
                                                                                                              --------------
            CONVENIENCE STORES (0.6%)
   4,950    Caribbean Petroleum, L.P..............................................       8.63       09/30/05       4,950,149
   7,009    Cumberland Farms, Inc. (Participation Merrill Lynch &
              Co., Inc.) (d)......................................................       9.00       12/31/98       7,009,096
                                                                                                              --------------
                                                                                                                  11,959,245
                                                                                                              --------------
            DEPARTMENT STORES (0.6%)
  12,500    Tuesday Morning Corp..................................................       8.68       12/29/04      12,500,750
                                                                                                              --------------
            DIVERSIFIED MANUFACTURING (0.4%)
   4,020    Werner Holding Co., Inc...............................................       8.25       11/30/04       4,025,654
   4,913    Werner Holding Co., Inc...............................................       8.50       11/30/05       4,920,146
                                                                                                              --------------
                                                                                                                   8,945,800
                                                                                                              --------------
            DRUG STORE CHAIN (0.6%)
   9,950    Duane Reade, Inc......................................................       8.38       02/13/05       9,950,697
   1,250    Duane Reade, Inc......................................................       8.38       02/15/06       1,250,113
                                                                                                              --------------
                                                                                                                  11,200,810
                                                                                                              --------------
            EDUCATION (0.5%)
   9,352    Childrens Discovery Centers of America................................      10.63       06/30/05       9,351,563
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                              COUPON       MATURITY
THOUSANDS                                                                               RATE         DATE         VALUE
----------------------------------------------------------------------------------------------------------------------------
            ELECTRIC UTILITIES (0.7%)
$ 15,000    AES Edelap Funding Co.................................................      8.13%       06/29/99  $   15,000,900
                                                                                                              --------------
            FINANCE (3.5%)
  13,000    Blackstone Capital Company II, L.L.C..................................       9.06       05/31/99      13,001,820
  36,750    Mafco Holdings, Inc...................................................       9.22       04/28/00      36,757,718
   7,403    Mafco Finance Corp. (Revolver)........................................  8.88 to 11.00   04/28/00       7,402,996
  13,000    Wasserstein/C & A Holdings, L.L.C.....................................       9.00       05/31/99      13,005,200
                                                                                                              --------------
                                                                                                                  70,167,734
                                                                                                              --------------
            FOOD DISTRIBUTORS (0.6%)
  12,500    Leon's Bakery, Inc....................................................       8.63       06/03/05      12,506,375
                                                                                                              --------------
            FOOD SERVICES (0.5%)
   6,588    Volume - Services, Inc................................................       8.75       12/31/02       6,590,440
   3,294    Volume - Services, Inc................................................       9.25       12/31/03       3,295,004
                                                                                                              --------------
                                                                                                                   9,885,444
                                                                                                              --------------
            FOODS & BEVERAGES (1.9%)
   7,467    Eagle Family Foods, Inc...............................................       7.57       12/31/05       7,468,604
   8,472    Favorite Brands International,
              Inc.................................................................       8.50       05/19/05       8,475,140
   9,975    Formax Inc............................................................       8.44       06/30/05       9,975,299
  11,080    Specialty Foods Corp..................................................       9.50       01/31/00      11,080,978
                                                                                                              --------------
                                                                                                                  37,000,021
                                                                                                              --------------
            FUNERAL SERVICES (1.0%)
   4,889    Prime Succession, Inc.................................................  8.44 to 8.50    08/01/03       4,891,517
   4,889    Prime Succession, Inc. (Participation: Goldman Sachs & Co.) (d).......  8.44 to 8.50    08/01/03       4,891,517
   9,734    Rose Hills Co.........................................................  8.44 to 8.56    12/01/03       9,740,857
                                                                                                              --------------
                                                                                                                  19,523,891
                                                                                                              --------------
            GAS - TRUCK STOP (0.3%)
   6,457    Petro Stopping Centers, L.P...........................................       8.31       09/30/03       6,457,943
                                                                                                              --------------
            GLASS - PRODUCTS (0.2%)
   2,500    Safelite Glass Corp...................................................       7.35       12/23/04       2,500,225
   2,500    Safelite Glass Corp...................................................       7.60       12/23/05       2,500,225
                                                                                                              --------------
                                                                                                                   5,000,450
                                                                                                              --------------
            HEALTH CARE DIVERSIFIED (1.3%)
  17,500    Integrated Health Service, Inc........................................       7.44       12/31/04      17,506,300
   4,000    Magellan Health Services, Inc.........................................       8.09       02/12/05       4,000,560

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                              COUPON       MATURITY
THOUSANDS                                                                               RATE         DATE         VALUE
----------------------------------------------------------------------------------------------------------------------------
$  4,000    Magellan Health Services, Inc.........................................      8.34%       02/12/06  $    4,000,560
                                                                                                              --------------
                                                                                                                  25,507,420
                                                                                                              --------------
            HOSPITAL/NURSING MANAGEMENT (3.6%)
   7,123    Community Health Systems,
              Inc.................................................................       8.38       12/31/03       7,123,501
   7,123    Community Health Systems,
              Inc.................................................................       8.88       12/31/04       7,123,501
   5,342    Community Health Systems,
              Inc.................................................................       9.13       12/31/05       5,342,626
   4,455    GEAC/Multicare Co., Inc...............................................  8.22 to 8.41    09/30/04       4,456,096
   1,481    GEAC/Multicare Co., Inc...............................................       8.69       06/01/05       1,481,813
   5,459    Genesis Health Ventures, Inc..........................................  8.31 to 8.44    09/30/04       5,459,650
   5,445    Genesis Health Ventures, Inc..........................................  8.56 to 8.69    06/01/05       5,445,904
   5,353    Paracelsus Healthcare Corp............................................       7.84       03/31/03       5,353,762
   8,000    Paracelsus Healthcare Corp............................................       8.09       03/31/04       8,000,640
  21,167    Ventas Bridge Loan....................................................       8.34       10/30/99      21,168,572
                                                                                                              --------------
                                                                                                                  70,956,065
                                                                                                              --------------
            HOTELS/RESORTS (4.2%)
  20,000    Florida Panthers Holdings, Inc........................................       8.75       12/15/98      20,006,400
  10,500    Meristar Hospitality Operating Partners...............................       7.69       01/31/04      10,502,625
   3,529    Patriot American Hospitality
              Inc.................................................................       7.99       03/31/99       3,530,859
   3,971    Patriot American Hospitality
              Inc.................................................................       7.99       03/31/00       3,972,216
  14,994    Patriot American Hospitality
              Inc.................................................................  8.24 to 9.25    03/31/03      14,999,595
   2,892    Premier Parks Inc.....................................................       8.00       03/31/06       2,892,470
   8,608    Six Flag Theme Parks, Inc.............................................       8.50       11/30/04       8,607,990
  20,000    Starwood Hotels & Resorts Worldwide, Inc..............................       8.34       02/23/03      20,002,800
                                                                                                              --------------
                                                                                                                  84,514,955
                                                                                                              --------------
            HOUSEHOLD APPLIANCES (0.7%)
  14,925    Coinmach Corp.........................................................       8.06       06/30/05      14,926,194
                                                                                                              --------------
            HOUSEHOLD FURNISHINGS & APPLIANCES (1.1%)
  13,941    Pillowtex Corp........................................................  7.82 to 7.94    12/31/04      13,943,693
   3,019    Sealy Mattress Co.....................................................       8.25       12/15/04       3,020,964
   2,175    Sealy Mattress Co.....................................................       8.50       12/15/05       2,175,633
   2,779    Sealy Mattress Co.....................................................       8.75       12/15/06       2,780,094
                                                                                                              --------------
                                                                                                                  21,920,384
                                                                                                              --------------
            INSURANCE BROKERS/SERVICES (0.4%)
   7,363    Acordia, Inc..........................................................       8.13       12/31/04       7,363,221
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                              COUPON       MATURITY
THOUSANDS                                                                               RATE         DATE         VALUE
----------------------------------------------------------------------------------------------------------------------------
            MANUFACTURER CONSUMER & INDUSTRIAL PRODUCTS (0.7%)
$ 15,000    Hexcel Corp...........................................................      7.63%       09/14/05  $   15,000,900
                                                                                                              --------------
            MANUFACTURING (2.0%)
   5,672    Alliance Gaming Corp..................................................  8.44 to 8.56    01/31/05       5,677,777
   2,263    Alliance Gaming Corp..................................................  8.75 to 8.81    07/31/05       2,265,157
   7,564    Arena Brands, Inc.....................................................  8.88 to 9.38    06/01/02       7,567,617
     601    Arena Brands, Inc (Revolver)..........................................  8.88 to 10.75   06/01/02         601,202
   6,647    Chatham Technologies, Inc.............................................       8.13       08/18/03       6,647,372
   7,939    Chatham Technologies, Inc.............................................       8.63       08/18/05       7,939,152
   9,895    Desa International, Inc...............................................  8.31 to 8.38    11/26/04       9,901,465
                                                                                                              --------------
                                                                                                                  40,599,742
                                                                                                              --------------
            MANUFACTURING - APPAREL (1.1%)
  15,000    Sun Apparel, Inc......................................................       8.13       09/30/04      15,001,050
   6,111    The William Carter Co.................................................  8.16 to 8.25    10/30/03       6,113,507
                                                                                                              --------------
                                                                                                                  21,114,557
                                                                                                              --------------
            MANUFACTURING - DIVERSIFIED INDUSTRIES (1.9%)
   8,042    Adience, Inc. and Refraco Holdings, Ltd...............................       8.56       04/15/05       8,042,036
   1,990    Adience, Inc. and Refraco Holdings, Ltd...............................       8.81       07/30/05       1,990,159
  10,857    Adience, Inc. and Refraco Holdings, Ltd...............................       9.31       10/15/05      10,858,446
   6,930    Doskocil Manufacturing Co.............................................       8.13       09/30/04       6,930,208
   3,700    Eagle-Picher Industries, Inc..........................................       8.16       08/31/05       3,700,444
   5,550    Eagle-Picher Industries, Inc..........................................       8.41       08/31/06       5,550,666
                                                                                                              --------------
                                                                                                                  37,071,959
                                                                                                              --------------
            MEDICAL ELECTRONICS (0.5%)
   2,455    Medical Specialties Group, Inc........................................  8.88 to 11.00   06/30/01       2,454,617
   7,136    Medical Specialties Group, Inc........................................  9.63 to 11.75   06/30/04       7,136,577
                                                                                                              --------------
                                                                                                                   9,591,194
                                                                                                              --------------
            MEDICAL SPECIALTIES (1.0%)
   3,044    Alaris Medical Systems, Inc...........................................       8.19       11/01/03       3,044,145
   3,044    Alaris Medical Systems, Inc...........................................       8.19       11/01/04       3,044,145
   4,782    Alaris Medical Systems, Inc...........................................  8.06 to 8.19    05/01/05       4,783,241
   2,942    Dade International, Inc...............................................  7.69 to 7.75    12/31/02       2,942,502
   2,942    Dade International, Inc...............................................  7.69 to 7.75    12/31/03       2,942,608
   2,643    Dade International, Inc...............................................       7.69       12/31/04       2,644,038
                                                                                                              --------------
                                                                                                                  19,400,679
                                                                                                              --------------
            MEDICAL/NURSING SERVICES (2.3%)
   1,985    Alliance Imaging, Inc.................................................  8.04 to 8.25    12/18/03       1,986,057
   4,963    Alliance Imaging, Inc.................................................       8.07       06/18/04       4,964,932
   8,412    Alliance Imaging, Inc.................................................       9.75       12/18/04  8,411,765

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                              COUPON       MATURITY
THOUSANDS                                                                               RATE         DATE         VALUE
----------------------------------------------------------------------------------------------------------------------------
$  3,741    FHC Health System Inc.................................................      8.09%       04/30/05  $    3,741,186
   3,741    FHC Health System Inc.................................................       8.34       04/30/06       3,741,186
   9,818    Interim Healthcare, Inc...............................................       8.44       02/29/04       9,818,594
   3,670    Interim Healthcare, Inc...............................................       8.69       02/28/05       3,670,040
   9,900    SMT Health Services, Inc..............................................  8.13 to 8.31    08/31/03       9,900,687
                                                                                                              --------------
                                                                                                                  46,234,447
                                                                                                              --------------
            MOTOR VEHICLE (0.2%)
   4,250    Asbury Automotive Texas Holdings......................................       9.44       03/31/05       4,250,085
                                                                                                              --------------
            MOVIES/ENTERTAINMENT (1.9%)
   7,500    MGM Studios, Inc......................................................       8.19       03/31/06       7,502,775
  10,000    Panavision Inc........................................................  8.13 to 8.25    03/31/05      10,004,140
   2,353    Regal Cinemas Inc.....................................................       7.88       05/27/06       2,354,024
   2,647    Regal Cinemas Inc.....................................................       8.13       05/27/07       2,648,250
   6,000    United Artists Theatre Co.............................................  8.31 to 8.38    04/21/06       6,007,052
   9,000    United Artists Theatre Co.............................................  8.56 to 8.63    04/21/07       9,010,577
                                                                                                              --------------
                                                                                                                  37,526,818
                                                                                                              --------------
            NEWSPAPERS (0.2%)
   4,975    21st Century Newspapers, Inc..........................................       7.88       09/15/05       4,975,149
                                                                                                              --------------
            OFFICE EQUIPMENT & SUPPLIES (1.0%)
  20,000    US Office Products Co.................................................       8.19       06/09/06      20,001,400
                                                                                                              --------------
            OIL RELATED (1.3%)
  15,000    Plains All American Inc...............................................       8.69       06/30/05      15,002,700
  10,000    US Synthetic Corp.....................................................       8.53       05/31/05      10,024,810
                                                                                                              --------------
                                                                                                                  25,027,510
                                                                                                              --------------
            OTHER METALS/MINERALS (1.2%)
   8,978    Calciner Industries Inc...............................................  8.76 to 8.83    06/25/08       8,988,441
  15,000    U.S. Silica Corp......................................................       8.13       06/30/06      15,000,750
                                                                                                              --------------
                                                                                                                  23,989,191
                                                                                                              --------------
            PACKAGED FOODS (0.2%)
   3,492    Southern Foods Group, L.P.............................................  8.44 to 8.63    03/04/06       3,492,684
                                                                                                              --------------
            PAPER (2.2%)
  12,405    Alabama Pine Pulp Co., Inc. (e).......................................      10.25       12/31/02      10,544,581
   9,262    Alabama River Newsprint Co. (Participation: Toronto Dominion
              Bank) (d)...........................................................  7.38 to 7.63    12/31/02       8,675,748
   9,925    Bear Island Paper Co., L.L.C..........................................       8.59       12/31/05       9,929,367
   2,828    Crown Paper Co. (Revolver)............................................  8.25 to 8.38    08/22/02       2,829,908
   1,285    Crown Paper Co. (Revolver)............................................  8.25 to 10.00   08/22/02       1,285,995
   9,715    Crown Paper Co........................................................  9.00 to 9.13    08/22/03       9,722,893
                                                                                                              --------------
                                                                                                                  42,988,492
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                              COUPON       MATURITY
THOUSANDS                                                                               RATE         DATE         VALUE
----------------------------------------------------------------------------------------------------------------------------
            PHARMACEUTICALS (0.2%)
$  4,988    Roberts Pharmaceuticals Corp..........................................      7.81%       06/30/03  $    4,987,899
                                                                                                              --------------
            PHOTOGRAPHY - IMAGING (0.4%)
   8,000    PCA International Inc.................................................  8.41 to 8.44    08/25/05       8,002,240
                                                                                                              --------------
            PLASTICS (0.8%)
   7,649    Jet Plastica Industries, Inc..........................................  8.00 to 8.19    12/31/02       7,648,947
   9,005    Jet Plastica Industries, Inc..........................................       8.50       12/31/04       9,005,676
                                                                                                              --------------
                                                                                                                  16,654,623
                                                                                                              --------------
            PRINTED CIRCUIT BOARDS (0.8%)
   9,000    Details, Inc..........................................................       8.04       04/22/05       9,001,080
   2,989    Viasystems Group, Inc.................................................       8.35       03/31/04       2,990,721
   2,466    Viasystems Group, Inc.................................................       8.69       06/30/04       2,466,624
   1,500    Viasystems Group, Inc.................................................       9.19       06/30/05       1,500,405
                                                                                                              --------------
                                                                                                                  15,958,830
                                                                                                              --------------
            PUBLISHING (3.5%)
  10,931    Cygnus Publishing, Inc................................................       8.44       06/05/05      10,936,060
   8,880    HMV Media Group PLC...................................................       8.34       02/25/06       8,884,174
   6,120    HMV Media Group PLC...................................................       8.84       08/25/06       6,122,815
   9,975    The Sheridan Group, Inc...............................................       8.69       01/30/05       9,975,599
   3,327    Von Hoffman Press, Inc................................................       7.56       05/30/04       3,327,052
  10,801    Von Hoffman Press, Inc................................................       7.56       05/30/05      10,801,757
  20,000    Ziff Davis Inc........................................................       7.44       03/31/06      20,006,000
                                                                                                              --------------
                                                                                                                  70,053,457
                                                                                                              --------------
            RAILROADS (0.2%)
   4,000    Transportacion Ferroviaria Mexicana, S.A. de C.V......................       9.69       12/23/02       4,000,160
                                                                                                              --------------
            RECREATIONAL PRODUCTS/TOYS (0.7%)
   7,210    Ritvik Toys, Inc......................................................       9.19       02/08/03       7,211,443
   7,210    Ritvik Toys, Inc......................................................       9.69       02/08/04       7,211,298
                                                                                                              --------------
                                                                                                                  14,422,741
                                                                                                              --------------
            RESTAURANTS (0.5%)
   9,238    Shoney's, Inc.........................................................  8.85 to 10.75   04/30/02       9,240,915
                                                                                                              --------------
            SCIENTIFIC INSTRUMENTS (0.3%)
   3,192    Fisher Scientific International,
              Inc.................................................................       8.19       01/21/05       3,192,013
   2,209    Fisher Scientific International,
              Inc.................................................................       8.44       10/21/05       2,208,873
                                                                                                              --------------
                                                                                                                   5,400,886
                                                                                                              --------------
            SEMICONDUCTORS (1.0%)
  17,028    Fairchild Semiconductor Corp..........................................  8.07 to 8.19    03/11/03      17,028,692
   3,965    Mitel Corp............................................................       7.75       12/26/03       3,966,996
                                                                                                              --------------
                                                                                                                  20,995,688
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                              COUPON       MATURITY
THOUSANDS                                                                               RATE         DATE         VALUE
----------------------------------------------------------------------------------------------------------------------------
            SOFT DRINKS (0.9%)
$  8,581    Snapple/Mistic Beverages, Inc.........................................      8.63%       06/01/04  $    8,585,035
   8,581    Snapple/Mistic Beverages, Inc.........................................       8.88       06/01/05       8,585,485
                                                                                                              --------------
                                                                                                                  17,170,520
                                                                                                              --------------
            SPECIALTY CHEMICALS (1.6%)
   3,850    Huntsman Speciality Chemicals Corp....................................       7.81       03/15/04       3,850,308
   3,850    Huntsman Speciality Chemicals Corp....................................       8.06       03/15/05       3,850,308
   6,913    Pioneer America Acquitions Corp.......................................  7.82 to 8.25    12/05/06       6,923,820
   8,200    Pioneer Americas, Inc.................................................  8.63 to 8.82    12/05/06       8,206,437
   8,160    Vining Industries Inc.................................................  8.25 to 8.32    03/31/05       8,161,322
                                                                                                              --------------
                                                                                                                  30,992,195
                                                                                                              --------------
            SPECIALTY STEEL (1.0%)
   9,975    ISPAT Inland L.P......................................................       7.63       07/16/05       9,975,299
   9,975    ISPAT Inland L.P......................................................       8.13       07/16/06       9,975,299
                                                                                                              --------------
                                                                                                                  19,950,598
                                                                                                              --------------
            SPORTING GOODS (0.7%)
     913    E & S Holdings Corp...................................................       8.08       09/30/03         912,835
   2,875    E & S Holdings Corp. (Revolver).......................................  8.02 to 10.00   09/30/03       2,875,513
   1,828    E & S Holdings Corp...................................................  8.58 to 10.50   09/30/04       1,827,933
   1,828    E & S Holdings Corp...................................................  9.08 to 11.00   09/30/05       1,827,933
   1,052    E & S Holdings Corp...................................................       9.58       09/30/06       1,052,397
     723    Worldwide Sports & Recreation, Inc....................................       8.31       04/26/00         722,455
   4,903    Worldwide Sports & Recreation, Inc....................................       8.81       04/26/01       4,903,706
                                                                                                              --------------
                                                                                                                  14,122,772
                                                                                                              --------------
            SUPERMARKETS (0.4%)
   3,110    Star Markets Company, Inc.............................................       8.69       12/31/01       3,110,811
   2,329    Star Markets Company, Inc.............................................       9.19       12/31/02       2,330,163
   2,064    Star Markets Company, Inc.............................................       9.19       12/31/03       2,064,926
                                                                                                              --------------
                                                                                                                   7,505,900
                                                                                                              --------------
            TELECOMMUNICATIONS (0.2%)
     994    MJD Communications, Inc...............................................       8.06       03/31/06         993,746
   3,980    MJD Communications, Inc...............................................  8.31 to 10.25   03/31/07       3,980,313
                                                                                                              --------------
                                                                                                                   4,974,059
                                                                                                              --------------
            TELEPHONE - LONG DISTANCE (0.5%)
   9,925    Access Communications & S.J. Investments, Inc.........................  8.50 to 10.50   12/31/04       9,927,000
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                              COUPON       MATURITY
THOUSANDS                                                                               RATE         DATE         VALUE
----------------------------------------------------------------------------------------------------------------------------
            TEXTILES (1.1%)
$  8,000    Globe Manufacturing Inc...............................................  8.44 to 8.50%   07/31/06  $    8,005,993
   4,566    Joan Fabrics Corp.....................................................       8.38       06/30/05       4,566,436
   2,372    Joan Fabrics Corp.....................................................       8.88       06/30/06       2,372,543
   6,972    Polymer Group, Inc....................................................       8.10       12/20/05       6,972,558
                                                                                                              --------------
                                                                                                                  21,917,530
                                                                                                              --------------
            TRANSPORTATION - SHIPPING (1.1%)
   6,342    American Commercial Lines LLC.........................................       8.19       06/30/06       6,342,010
   8,641    American Commercial Lines LLC.........................................       8.44       06/30/07       8,641,364
   7,463    North American Van Lines, Inc.........................................       8.07       03/31/06       7,462,575
                                                                                                              --------------
                                                                                                                  22,445,949
                                                                                                              --------------
            TRUCKING (0.5%)
   5,371    MTL Inc...............................................................  7.56 to 7.63    08/28/05       5,371,537
   4,604    MTL Inc...............................................................  7.81 to 7.88    02/28/06       4,604,174
                                                                                                              --------------
                                                                                                                   9,975,711
                                                                                                              --------------
            WHOLESALE DISTRIBUTOR (1.3%)
  14,613    American Marketing Industries, Inc....................................       9.19       11/29/02      14,619,386
   3,940    American Marketing Industries, Inc....................................  9.19 to 9.25    11/30/03       3,941,307
   2,736    American Marketing Industries, Inc....................................  9.19 to 9.25    11/30/04       2,737,083
   4,229    American Marketing Industries, Inc....................................  9.19 to 9.25    11/30/05       4,230,057
                                                                                                              --------------
                                                                                                                  25,527,833
                                                                                                              --------------
            WIRE & CABLE (0.6%)
  12,899    International Wire Group, Inc.........................................  7.50 to 9.50    09/30/03      12,903,313
                                                                                                              --------------
            WIRELESS COMMUNICATION (4.1%)
  13,684    Arch Paging Inc.......................................................       9.00       06/30/06      13,684,760
  17,500    CCPR Services Inc.....................................................       8.19       06/30/06      17,505,425
   6,821    Mobilemedia Communications Corp.......................................       8.19       06/30/02       6,822,164
   1,341    Mobilemedia Communications Corp. (Revolver)...........................       8.19       06/30/02       1,341,074
   1,846    Mobilemedia Communications Corp.......................................       8.69       06/30/03       1,846,102
  20,000    Nextel Finance Co.....................................................       8.38       09/30/06      20,001,600
  11,001    Powertel PCS, Inc.....................................................       8.31       12/31/08      11,000,879

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

PRINCIPAL
AMOUNT IN                                                                              COUPON       MATURITY
THOUSANDS                                                                               RATE         DATE         VALUE
----------------------------------------------------------------------------------------------------------------------------
$ 10,000    Sprint Spectrum L.P...................................................  8.38 to 9.05%   12/31/00  $   10,002,857
                                                                                                              --------------
                                                                                                                  82,204,861
                                                                                                              --------------

            TOTAL SENIOR COLLATERIZED TERM LOANS
            (IDENTIFIED COST $1,764,957,912)................................................................   1,765,897,898
                                                                                                              --------------

NUMBER OF
 SHARES
---------
           COMMON STOCK (a)(f) (0.1%)
           APPAREL
 129,050   London Fog Industries, Inc. (Restricted)
             (IDENTIFIED COST $2,258,908)................................................................       1,929,001
                                                                                                           --------------

NUMBER OF
WARRANTS
---------
   7,931

NUMBER OF                                                                                          EXPIRATION
WARRANTS                                                                                              DATE
---------                                                                                          ----------
           WARRANT (a)(f) (0.0%)
           APPAREL
   7,931   London Fog Industries, Inc.
             (IDENTIFIED COST $1,722,237)........................................................   02/27/05           96,000
                                                                                                               --------------

PRINCIPAL
AMOUNT IN                                                                               COUPON      MATURITY
THOUSANDS                                                                                RATE         DATE
---------                                                                            -------------  --------
            SHORT-TERM INVESTMENTS (10.7%)
            COMMERCIAL PAPER (g) (9.2%)
            AUTOMOTIVE - FINANCE (3.9%)
$ 23,000    Ford Motor Credit Co...................................................      5.55%      10/01/98      23,000,000
  21,000    Ford Motor Credit Co...................................................      5.30       10/06/98      20,984,542
  22,000    Ford Motor Credit Co. (h)..............................................      5.51       10/16/98      21,949,492
  12,000    General Motors Acceptance Corp.........................................      5.56       10/02/98      11,998,146
                                                                                                              --------------
                                                                                                                  77,932,180
                                                                                                              --------------
            ENERGY (2.7%)
  54,000    Texaco, Inc. (h).......................................................      5.50       10/19/98      53,851,500
                                                                                                              --------------
            FINANCE - COMMERCIAL (0.8%)
  16,000    C I T Group Holdings Inc...............................................      5.40       10/05/98      15,990,400
                                                                                                              --------------

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS SEPTEMBER 30, 1998, CONTINUED

                                                                                        COUPON      MATURITY
PRINCIPAL
AMOUNT IN
THOUSANDS                                                                                RATE        DATE         VALUE
----------------------------------------------------------------------------------------------------------------------------
            MAJOR CHEMICALS (1.8%)
$ 10,000    Dupont (E.I.) De Nemours & Co..........................................      5.30%      10/07/98  $    9,991,167
  26,000    Dupont (E.I.) De Nemours & Co..........................................      5.51       10/09/98      25,968,164
                                                                                                              --------------
                                                                                                                  35,959,331
                                                                                                              --------------

            TOTAL COMMERCIAL PAPER
            (AMORTIZED COST $183,733,411)...................................................................     183,733,411
                                                                                                              --------------

            REPURCHASE AGREEMENT (1.5%)
  29,271    The Bank of New York (dated 09/30/98; proceeds $29,275,403) (i)
              (IDENTIFIED COST $29,271,337)........................................      5.00       10/01/98      29,271,337
                                                                                                              --------------

            TOTAL SHORT-TERM INVESTMENTS
            (IDENTIFIED COST $213,004,748)..................................................................     213,004,748
                                                                                                              --------------

          TOTAL INVESTMENTS
          (IDENTIFIED COST $1,981,943,805) (j)....................................................   99.2%    1,980,927,647

          CASH AND OTHER ASSETS IN EXCESS OF LIABILITIES..........................................    0.8        15,781,781
                                                                                                    -----   ---------------

          NET ASSETS..............................................................................  100.0%  $ 1,996,709,428
                                                                                                    -----   ---------------
                                                                                                    -----   ---------------

---------------------

(a) Valued using fair value procedures - total aggregate value is $1,767,922,899.
(b) Floating rate securities. Interest rates shown are those in effect at September 30, 1998.
(c)  Senior notes.
(d) Participation interests were acquired through the financial institutions indicated parenthetically.
(e)  Non-income producing security; loan in default.
(f)  Non-income producing securities.
(g) Securities were purchased on a discount basis. The interest rates shown have been adjusted to reflect a money market equivalent yield.
(h) All of these securities are segregated in connection with unfunded loan commitments.
(i) Collateralized by $26,807,417 U.S. Treasury Note 5.625% due 05/15/08 valued at $29,856,764.
(j) The aggregate cost for federal income tax purposes approximates identified cost. The aggregate gross unrealized appreciation is $1,215,873 and the aggregate gross unrealized depreciation is $2,232,031, resulting in net unrealized depreciation of $1,016,158.

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
SEPTEMBER 30, 1998

ASSETS:
Investments in securities, at value
  (identified cost $1,981,943,805)..........................................................  $1,980,927,647
Cash........................................................................................       1,446,951
Receivable for:
    Interest................................................................................      13,059,776
    Shares of beneficial interest sold......................................................       8,947,291
Prepaid expenses and other assets...........................................................         211,311
                                                                                              --------------

     TOTAL ASSETS...........................................................................   2,004,592,976
                                                                                              --------------

LIABILITIES:
Payable for:
    Investment advisory fee.................................................................       1,396,769
    Dividends to shareholders...............................................................         759,415
    Administration fee......................................................................         407,696
Accrued expenses and other payables.........................................................         534,953
Deferred loan fees..........................................................................       4,784,715
Commitments and contingencies (Note 7)......................................................        --
                                                                                              --------------

     TOTAL LIABILITIES......................................................................       7,883,548
                                                                                              --------------

     NET ASSETS.............................................................................  $1,996,709,428
                                                                                              ==============

COMPOSITION OF NET ASSETS:
Paid-in-capital.............................................................................  $2,008,631,657
Net unrealized depreciation.................................................................      (1,016,158)
Dividends in excess of net investment income................................................        (552,409)
Accumulated net realized loss...............................................................     (10,353,662)
                                                                                              --------------

     NET ASSETS.............................................................................  $1,996,709,428
                                                                                              ==============

NET ASSET VALUE PER SHARE,
  201,526,077 SHARES OUTSTANDING
  (UNLIMITED SHARES AUTHORIZED OF $.01 PAR VALUE)...........................................           $9.91
                                                                                              ==============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 1998

NET INVESTMENT INCOME:

INCOME
Interest......................................................................................  $136,371,569
Facility, amendment and other loan fees.......................................................     4,748,863
Other income..................................................................................       464,840
                                                                                                ------------

     TOTAL INCOME.............................................................................   141,585,272
                                                                                                ------------

EXPENSES
Investment advisory fee.......................................................................    14,434,352
Administration fee............................................................................     4,183,528
Transfer agent fees and expenses..............................................................       803,950
Professional fees.............................................................................       771,174
Facility fees.................................................................................       443,003
Registration fees.............................................................................       410,136
Shareholder reports and notices...............................................................       289,200
Custodian fees................................................................................       100,267
Trustees' fees and expenses...................................................................        19,434
Other.........................................................................................       176,760
                                                                                                ------------

     TOTAL EXPENSES...........................................................................    21,631,804
                                                                                                ------------

     NET INVESTMENT INCOME....................................................................   119,953,468
                                                                                                ------------

NET REALIZED AND UNREALIZED GAIN (LOSS):
Net realized loss.............................................................................   (10,227,863)
Net change in unrealized depreciation.........................................................     2,829,220
                                                                                                ------------

     NET LOSS.................................................................................    (7,398,643)
                                                                                                ------------

NET INCREASE..................................................................................  $112,554,825
                                                                                                ============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF CHANGES IN NET ASSETS

                                                                   FOR THE YEAR           FOR THE YEAR
                                                                       ENDED                  ENDED
                                                                SEPTEMBER 30, 1998     SEPTEMBER 30, 1997
----------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN NET ASSETS:

OPERATIONS:
Net investment income.......................................      $  119,953,468         $   86,249,515
Net realized gain (loss)....................................         (10,227,863)             3,073,930
Net change in unrealized depreciation.......................           2,829,220             (3,410,252)
                                                                  --------------         --------------

     NET INCREASE...........................................         112,554,825             85,913,193

Dividends from net investment income........................        (120,722,134)           (84,598,513)

Net increase from transactions in shares of beneficial
  interest..................................................         660,273,515            403,817,997
                                                                  --------------         --------------

     NET INCREASE...........................................         652,106,206            405,132,677

NET ASSETS:
Beginning of period.........................................       1,344,603,222            939,470,545
                                                                  --------------         --------------

     END OF PERIOD
    (INCLUDING DIVIDENDS IN EXCESS OF NET INVESTMENT INCOME
    OF $552,409 AND UNDISTRIBUTED NET INVESTMENT INCOME OF
    $526,876, RESPECTIVELY).................................      $1,996,709,428         $1,344,603,222
                                                                  ==============         ==============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL STATEMENTS, CONTINUED

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED SEPTEMBER 30, 1998

INCREASE (DECREASE) IN CASH:

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net investment income..................................  $   119,953,468
Adjustments to reconcile net investment income to net
cash provided by operating activities:
Increase in receivables and other assets related to
 operations............................................       (5,071,990)
Increase in payables related to operations.............          754,088
Net loan fees received.................................        5,158,117
Amortization of loan fees..............................       (4,748,863)
Accretion of discounts.................................          779,503
                                                         ---------------

     NET CASH PROVIDED BY OPERATING ACTIVITIES.........      116,824,323
                                                         ---------------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchases of investments...............................   (1,615,617,814)
Principal repayments/sales of investments..............      981,437,783
Net purchases of short-term investments................      (27,417,522)
                                                         ---------------

     NET CASH USED FOR INVESTING ACTIVITIES............     (661,597,553)
                                                         ---------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Shares of beneficial interest sold.....................      731,134,981
Shares tendered........................................     (130,137,075)
Dividends from net investment income (net of reinvested
 dividends of $54,381,913).............................      (66,805,964)
                                                         ---------------

     NET CASH PROVIDED BY FINANCING ACTIVITIES.........      534,191,942
                                                         ---------------

NET DECREASE IN CASH...................................      (10,581,288)

CASH BALANCE AT BEGINNING OF YEAR......................       12,028,239
                                                         ---------------

CASH BALANCE AT END OF YEAR............................  $     1,446,951
                                                         ===============

                       SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1998

1. ORGANIZATION AND ACCOUNTING POLICIES

Morgan Stanley Dean Witter Prime Income Trust (the "Trust"), formerly Prime Income Trust, is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust's investment objective is to provide a high level of current income consistent with the preservation of capital. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

The Trust offers and sells its shares to the public on a continuous basis. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

The following is a summary of significant accounting policies:

A. VALUATION OF INVESTMENTS -- (1) The Trustees believe that, at present, there are not sufficient market quotations provided by banks, dealers or pricing services respecting interests in senior collateralized loans ("Senior Loans") to corporations, partnerships and other entities ("Borrower") to enable the Trust to properly value Senior Loans based on available market quotations. Accordingly, until the market for Senior Loans develops, interests in Senior Loans held by the Trust are valued at their fair value in accordance with procedures established in good faith by the Trustees. Under the procedures, adopted by the Trustees, interests in Senior Loans are priced using a matrix which takes into account the relationship between current interest rates and interest rates payable on each Senior Loan, as well as the total number of days in each interest period and the period remaining until the next interest rate determination or maturity of the Senior Loan. Adjustments in the matrix-determined price of a Senior Loan will be made in the event of a default on a Senior Loan or a significant change in the creditworthiness of the Borrower. The fair values determined in accordance with these procedures may differ significantly from the market values that would have been used had a ready market for the Senior Loans existed; (2) portfolio securities for which over-the-counter market quotations are readily available are valued at the latest bid price; (3) all other securities and other assets are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trustees; and (4) short-term debt securities having a maturity date of more than sixty days at time of purchase are valued on a mark-to-market basis until

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1998, CONTINUED

sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term debt securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost.

B. ACCOUNTING FOR INVESTMENTS -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined by the identified cost method. Interest income is accrued daily except where collection is not expected. When the Trust buys an interest in a Senior Loan, it may receive a facility fee, which is a fee paid to lenders upon origination of a Senior Loan and/or a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust amortizes the facility fee and accrues the commitment fee over the expected term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest. Fees received in connection with loan amendments are amortized over the expected term of the loan.

C. SENIOR LOANS -- The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agent"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, Senior Loans are not readily marketable and are often subject to restrictions on resale.

Some of the Trust's Senior Loans are "Revolver Loans." For these loans, the Trust commits to provide funding up to the face amount of the loan. The amount drawn down by the borrower may vary during the term of the loan.

D. FEDERAL INCOME TAX STATUS -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

E. DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS -- The Trust records dividends and distributions to its shareholders on the record date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1998, CONTINUED

distributions which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent they exceed net investment income and net realized capital gains for tax purposes, they are reported as distributions of paid-in-capital.

2. INVESTMENT ADVISORY AGREEMENT

Pursuant to an Investment Advisory Agreement with Morgan Stanley Dean Witter Advisors Inc. (the "Investment Advisor"), formerly Dean Witter InterCapital Inc., the Trust pays an advisory fee, accrued daily and payable monthly, by applying the following annual rates to the net assets of the Trust determined as of the close of each business day: 0.90% to the portion of the daily net assets not exceeding $500 million and 0.85% to the portion of the daily net assets exceeding $500 million. Effective May 1, 1998, the Agreement was amended to reduce the annual fee to 0.825% of the portion of daily net assets exceeding $1.5 billion.

Under the terms of the Agreement, in addition to managing the Trust's investments, the Investment Advisor pays the salaries of all personnel, including officers of the Trust, who are employees of the Investment Advisor.

3. ADMINISTRATION AGREEMENT

Pursuant to an Administration Agreement with Morgan Stanley Dean Witter Services Company Inc. (the "Administrator"), an affiliate of the Investment Advisor, the Trust pays an administration fee, calculated daily and payable monthly, by applying the annual rate of 0.25% to the Trust's daily net assets.

Under the terms of the Administration Agreement, the Administrator maintains certain of the Trust's books and records and furnishes, at its own expense, office space, facilities, equipment, clerical, bookkeeping and certain legal services and pays the salaries of all personnel, including officers of the Trust who are employees of the Administrator. The Administrator also bears the cost of telephone services, heat, light, power and other utilities provided to the Trust.

4. SECURITY TRANSACTIONS AND TRANSACTIONS WITH AFFILIATES

The cost of purchases and proceeds from sales/principal repayments of portfolio securities, excluding short-term investments, for the year ended September 30, 1998 aggregated $1,615,617,814 and $981,192,947, respectively.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1998, CONTINUED

Shares of the Trust are distributed by Morgan Stanley Dean Witter Distributors Inc. (the "Distributor"), an affiliate of the Investment Advisor and Administrator. Pursuant to a Distribution Agreement between the Trust, the Investment Advisor and the Distributor, the Investment Advisor compensates the Distributor at an annual rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Advisor will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. Any early withdrawal charge to defray distribution expenses will be charged to the shareholder in connection with shares held for four years or less which are accepted by the Trust for repurchase pursuant to tender offers. For the year ended September 30, 1998, the Investment Advisor has informed the Trust that it received approximately $2,085,000 in early withdrawal charges.

Morgan Stanley Dean Witter Trust FSB, an affiliate of the Investment Advisor and Administrator, is the Trust's transfer agent. At September 30, 1998, the Trust had transfer agent fees and expenses payable of approximately $7,200.

The Trust has an unfunded noncontributory defined benefit pension plan covering all independent Trustees of the Trust who will have served as independent Trustees for at least five years at the time of retirement. Benefits under this plan are based on years of service and compensation during the last five years of service. Aggregate pension costs for the year ended September 30, 1998 included in Trustees' fees and expenses in the Statement of Operations amounted to $5,577. At September 30, 1998, the Trust had an accrued pension liability of $50,637 which is included in accrued expenses in the Statement of Assets and Liabilities.

5. FEDERAL INCOME TAX STATUS

During the year ended September 30, 1998, the Trust utilized approximately $49,000 of its net capital loss carryover. At September 30, 1998, the Trust had a net capital loss carryover of approximately $62,000 available through September 30, 2004 to offset future capital gains to the extent provided by regulations. Capital losses incurred after October 31 ("post-October" losses) within the taxable year are deemed to arise on the first business day of the Trust's next taxable year. The Trust incurred and will elect to defer net capital losses of approximately $10,246,000 during fiscal 1998.

As of September 30, 1998, the Trust had temporary book/tax differences primarily attributable to post-October losses and permanent book/tax differences attributable to tax adjustments on revolver

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 1998, CONTINUED

loans sold by the Trust. To reflect reclassifications arising from the permanent differences, dividends in excess of net investment income was charged and accumulated net realized loss was credited $310,619.

6. SHARES OF BENEFICIAL INTEREST

Transactions in shares of beneficial interest were as follows:

                                                                     SHARES         AMOUNT
                                                                   -----------  --------------
Balance, September 30, 1996......................................   94,535,310  $  944,540,145
Shares sold......................................................   45,281,310     450,176,134
Shares issued to shareholders for reinvestment of dividends......    3,988,872      39,655,716
Shares tendered (four quarterly tender offers)...................   (8,650,509)    (86,013,853)
                                                                   -----------  --------------
Balance, September 30, 1997......................................  135,154,983   1,348,358,142
Shares sold......................................................   73,974,045     735,805,027
Shares issued to shareholders for reinvestment of dividends......    5,468,432      54,381,913
Shares tendered (four quarterly tender offers)...................  (13,071,383)   (129,913,425)
                                                                   -----------  --------------
Balance, September 30, 1998......................................  201,526,077  $2,008,631,657
                                                                   ===========  ==============

On October 28, 1998, the Trustees approved a tender offer to purchase up to 10 million shares of beneficial interest to commence on November 18, 1998.

7. COMMITMENTS AND CONTINGENCIES

As of September 30, 1998, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                                      UNFUNDED
BORROWER                                                             COMMITMENT
--------                                                           --------------
Alliance Imaging, Inc............................................  $   4,588,235
Arena Brands, Inc................................................      1,482,167
Chancellor Media Corp............................................      4,312,000
Corning Consumer Products Inc....................................        690,909
Crown Paper Co...................................................      3,598,874
Dade International, Inc..........................................        645,289
E & S Holdings Corp..............................................      3,007,059
Fairchild Holding Corp...........................................      3,750,000
Graham Packaging Co..............................................      3,857,143
Jet Plastica Industries, Inc.....................................      1,945,946
Mafco Finance Corp...............................................      8,347,500
MJD Communications, Inc..........................................      9,006,333
Specialty Foods Corp.............................................      6,392,694
Supercanal Holdings S.A..........................................      8,651,408
Teligent Inc.....................................................     10,000,000
The Stroh Brewery Co.............................................      1,245,000
U.S. Silica Co. (Acquistion).....................................      1,500,000
U.S. Silica Co. (Working Capital)................................      1,500,000
                                                                   -------------
                                                                   $  74,520,557
                                                                   =============

The total value of securities segregated for unfunded loan commitments were $75,800,992.

MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
FINANCIAL HIGHLIGHTS

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                                                                                                 FOR THE PERIOD
                                                    FOR THE YEAR ENDED SEPTEMBER 30,                           NOVEMBER 30, 1989*
                           -----------------------------------------------------------------------------------      THROUGH
                              1998       1997      1996       1995      1994      1993       1992      1991    SEPTEMBER 30, 1990
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:

Net asset value,
 beginning of period...... $     9.95 $     9.94 $   9.99  $   10.00  $   9.91  $   9.99  $   10.00  $  10.00        $   10.00
                           ---------- ---------- --------  ---------  --------  --------  ---------  --------        ---------

Net investment income.....       0.71       0.75     0.74       0.82      0.62      0.55       0.62      0.84             0.74
Net realized and
 unrealized gain (loss)...     (0.03)     --       (0.04)       0.01      0.09    (0.08)     (0.01)     --              (0.01)
                           ---------- ---------- --------  ---------  --------  --------  ---------  --------        ---------

Total from investment
 operations...............       0.68       0.75     0.70       0.83      0.71      0.47       0.61      0.84             0.73
                           ---------- ---------- --------  ---------  --------  --------  ---------  --------        ---------

Less dividends and
 distributions from:
   Net investment
   income.................     (0.72)     (0.74)   (0.75)     (0.81)    (0.62)    (0.55)     (0.62)    (0.84)           (0.73)
   Net realized gain......     --         --        --        (0.03)     --        --        --         --           --
                           ---------- ---------- --------  ---------  --------  --------  ---------  --------        ---------

Total dividends and
 distributions............     (0.72)     (0.74)   (0.75)     (0.84)    (0.62)    (0.55)     (0.62)    (0.84)           (0.73)
                           ---------- ---------- --------  ---------  --------  --------  ---------  --------        ---------

Net asset value, end of
 period................... $     9.91 $     9.95 $   9.94  $    9.99  $  10.00  $   9.91  $    9.99  $  10.00        $   10.00
                           ========== ========== ========  =========  ========  ========  =========  ========        =========

TOTAL INVESTMENT RETURN+..      7.14%      7.78%    7.25%      8.57%     7.32%     4.85%      6.23%     8.77%            7.57%(1)

RATIOS TO AVERAGE NET
ASSETS:
Expenses..................      1.29%      1.40%    1.46%      1.52%     1.60%     1.45%      1.47%     1.52%            1.48%(2)

Net investment income.....      7.17%      7.53%    7.50%      8.11%     6.14%     5.53%      6.14%     8.23%            8.95%(2)

SUPPLEMENTAL DATA:
Net assets, end of period,
 in thousands............. $1,996,709 $1,344,603 $939,471   $521,361  $305,034  $311,479   $413,497  $479,941         $328,189

Portfolio turnover rate...        68%        86%      72%       102%      147%       92%        46%       42%              35%(1)

---------------------

 *   Commencement of operations.
 + Does not reflect the deduction of sales charge. Calculated based on the net asset value as of the last business day of the period. Dividends and distributions are assumed to be reinvested at the prices obtained under the Trust's dividend reinvestment plan.
(1)  Not annualized.
(2)  Annualized.

                          SEE NOTES TO FINANCIAL STATEMENTS

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
MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST
REPORT OF INDEPENDENT ACCOUNTANTS

TO THE SHAREHOLDERS AND TRUSTEES
OF MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST

In our opinion, the accompanying statement of assets and liabilities, including the portfolio of investments, and the related statements of operations, of changes in net assets and of cash flows and the financial highlights present fairly, in all material respects, the financial position of Morgan Stanley Dean Witter Prime Income Trust (the "Trust"), formerly Prime Income Trust, at September 30, 1998, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the eight years in the period then ended and for the period November 30, 1989 (commencement of operations) through September 30, 1990, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 1998 by correspondence with the custodian and, with respect to senior collateralized loans, the selling participants and agent banks, provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
1177 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10036
NOVEMBER 2, 1998

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